EXHIBIT 2.1












                            AGREEMENT

                              AMONG

                     HERCULES INCORPORATED,

                       MALLINCKRODT INC.,

                      ROCHE HOLDINGS, INC.

                               AND

                GIVAUDAN-ROURE (INTERNATIONAL) SA



                  DATED AS OF FEBRUARY 4, 1997

                        TABLE OF CONTENTS
                        -----------------

                                                             Page


RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

1.   DEFINITIONS AND INTERPRETATION. . . . . . . . . . . . . .  4
     1.1    Capitalized Terms. . . . . . . . . . . . . . . . .  4
            1.1.1   1934 Act . . . . . . . . . . . . . . . . .  5
            1.1.2   1995 Financial Statements. . . . . . . . .  5
            1.1.3   Accountants. . . . . . . . . . . . . . . .  5
            1.1.4   Accountants' Net Determination . . . . . .  5
            1.1.5   Accountants' Report. . . . . . . . . . . .  5
            1.1.6   Adjusted Aggregate Value . . . . . . . . .  5
            1.1.7   Adjustment Time. . . . . . . . . . . . . .  6
            1.1.8   Affiliate. . . . . . . . . . . . . . . . .  6
            1.1.9   Agreement. . . . . . . . . . . . . . . . .  6
            1.1.10  Adjustment Arbitrator. . . . . . . . . . .  6
            1.1.11  Benefit Arrangement. . . . . . . . . . . .  6
            1.1.12  Business . . . . . . . . . . . . . . . . .  6
            1.1.13  Business Personnel . . . . . . . . . . . .  6
            1.1.14  Closing. . . . . . . . . . . . . . . . . .  6
            1.1.15  Closing Date . . . . . . . . . . . . . . .  6
            1.1.16  Closing Deadline . . . . . . . . . . . . .  6
            1.1.17  Code . . . . . . . . . . . . . . . . . . .  7
            1.1.18  Companies. . . . . . . . . . . . . . . . .  7
            1.1.19  Company Tax Return . . . . . . . . . . . .  7
            1.1.20  Contribution Agreement . . . . . . . . . .  7
            1.1.21  Cost of Arbitration. . . . . . . . . . . .  7
            1.1.22  Current Assets . . . . . . . . . . . . . .  7
            1.1.23  Current Liabilities. . . . . . . . . . . .  7
            1.1.24  D&F Transaction Agreements . . . . . . . .  8
            1.1.25  Damages. . . . . . . . . . . . . . . . . .  8
            1.1.26  Designated Buyers. . . . . . . . . . . . .  8
            1.1.27  Designated Transaction Agreements. . . . .  9
            1.1.28  Disclosure Schedule. . . . . . . . . . . .  9
            1.1.29  Disputing Party. . . . . . . . . . . . . .  9
            1.1.30  Disputing Party's Proposal . . . . . . . .  9
            1.1.31  Environment. . . . . . . . . . . . . . . .  9
            1.1.32  Environmental Breach . . . . . . . . . . .  9
            1.1.33  Environmental Indemnification Threshold. .  9
            1.1.34  Environmental Requirements . . . . . . . .  9
            1.1.35  ERISA Affiliate. . . . . . . . . . . . . . 10
            1.1.36  Estimated Adjusted Aggregate Value . . . . 10
            1.1.37  Estimated Long-Term Liabilities
                    Adjustment . . . . . . . . . . . . . . . . 11
            1.1.38  Estimated Tastemaker B.V. Value. . . . . . 11
            1.1.39  Estimated Working Capital Adjustment . . . 11
            1.1.40  F&F. . . . . . . . . . . . . . . . . . . . 11
            1.1.41  F&F Transaction Agreement. . . . . . . . . 11
            1.1.42  FCPA . . . . . . . . . . . . . . . . . . . 11
            1.1.43  Final Net Determination. . . . . . . . . . 12
            1.1.44  Financial Statements . . . . . . . . . . . 12
            1.1.45  Fries Withdrawal . . . . . . . . . . . . . 12
            1.1.46  Fries Withdrawal Closing . . . . . . . . . 12
            1.1.47  Fries Withdrawal Documents . . . . . . . . 12
            1.1.48  GAAP . . . . . . . . . . . . . . . . . . . 12
            1.1.49  Governmental Authority . . . . . . . . . . 12
            1.1.50  HCI. . . . . . . . . . . . . . . . . . . . 12
            1.1.51  HFI. . . . . . . . . . . . . . . . . . . . 12
            1.1.52  HNBV . . . . . . . . . . . . . . . . . . . 12
            1.1.53  Hazardous Substances . . . . . . . . . . . 13
            1.1.54  Hercules Transaction Agreement . . . . . . 14
            1.1.55  Indemnification Threshold. . . . . . . . . 14
            1.1.56  Indemnified Party. . . . . . . . . . . . . 14
            1.1.57  Indemnifying Party . . . . . . . . . . . . 14
            1.1.58  Intellectual Property. . . . . . . . . . . 14
            1.1.59  Interim Financial Statements . . . . . . . 14
            1.1.60  International Plan . . . . . . . . . . . . 14
            1.1.61  Licenses . . . . . . . . . . . . . . . . . 14
            1.1.62  Long-Term Liabilities. . . . . . . . . . . 14
            1.1.63  Long-Term Liabilities Adjustment . . . . . 15
            1.1.64  Long-Term Liabilities Baseline . . . . . . 15
            1.1.65  Multiemployer Plan . . . . . . . . . . . . 16
            1.1.66  Net Working Capital. . . . . . . . . . . . 16
            1.1.67  Newco. . . . . . . . . . . . . . . . . . . 16
            1.1.68  Newco Preferred Stock. . . . . . . . . . . 16
            1.1.69  Owners . . . . . . . . . . . . . . . . . . 16
            1.1.70  Owners' Knowledge. . . . . . . . . . . . . 16
            1.1.71  Owners' Maximum Liability. . . . . . . . . 16
            1.1.72  Partners' Representatives. . . . . . . . . 17
            1.1.73  Partnership Agreement. . . . . . . . . . . 17
            1.1.74  PBGC . . . . . . . . . . . . . . . . . . . 17
             . . . . . . . . . . . . . . . . . . . . . . . . . 17
            1.1.75  PBO. . . . . . . . . . . . . . . . . . . . 17
            1.1.76  PBO. . . . . . . . . . . . . . . . . . . . 17
            1.1.77  Pinnacle . . . . . . . . . . . . . . . . . 17
            1.1.78  Plan . . . . . . . . . . . . . . . . . . . 17
            1.1.79  Pre-Closing Tax Period . . . . . . . . . . 17
            1.1.80  Short Period . . . . . . . . . . . . . . . 17
            1.1.81  Specified Officers . . . . . . . . . . . . 17
            1.1.82  SPHN . . . . . . . . . . . . . . . . . . . 18
            1.1.83  Tastemaker B.V. Current Assets . . . . . . 18
            1.1.84  Tastemaker B.V. Current Liabilities. . . . 19
            1.1.85  Tastemaker B.V. Long-Term Liabilities. . . 19
            1.1.86  Tastemaker B.V. Long-Term Liabilities
                    Adjustment . . . . . . . . . . . . . . . . 19
            1.1.87  Tastemaker B.V. Long-Term Liabilities
                    Baseline . . . . . . . . . . . . . . . . . 20
            1.1.88  Tastemaker B.V. Subsidiary . . . . . . . . 20
            1.1.89  Tastemaker B.V. Working Capital. . . . . . 20
            1.1.90  Tastemaker B.V. Working Capital
                    Adjustment . . . . . . . . . . . . . . . . 21
            1.1.91  Tastemaker B.V. Working Capital
                    Baseline . . . . . . . . . . . . . . . . . 21
            1.1.92  Tastemaker B.V. Value. . . . . . . . . . . 21
            1.1.93  Tastemaker Combined and Consolidated
                    Value. . . . . . . . . . . . . . . . . . . 22
            1.1.94  Tastemaker Debt. . . . . . . . . . . . . . 22
            1.1.95  Tastemaker Subsidiaries. . . . . . . . . . 22
            1.1.96  Tax. . . . . . . . . . . . . . . . . . . . 22
            1.1.97  Tax Annex. . . . . . . . . . . . . . . . . 23
            1.1.98  Tax Loss . . . . . . . . . . . . . . . . . 23
            1.1.99  TFI. . . . . . . . . . . . . . . . . . . . 23
            1.1.100 Transaction Documents. . . . . . . . . . . 23
            1.1.101 Transition Team Protocol . . . . . . . . . 23
            1.1.102 VUT. . . . . . . . . . . . . . . . . . . . 23
            1.1.103 Working Capital Adjustment . . . . . . . . 23
            1.1.104 Working Capital Baseline . . . . . . . . . 24
     1.2    Accounting Terms . . . . . . . . . . . . . . . . . 24
     1.3    Construction . . . . . . . . . . . . . . . . . . . 24
     1.4    Captions and Headings. . . . . . . . . . . . . . . 24
     1.5    No Party Deemed Drafter. . . . . . . . . . . . . . 24
     1.6    Reformation. . . . . . . . . . . . . . . . . . . . 25
     1.7    Currency . . . . . . . . . . . . . . . . . . . . . 25
     1.8    Materiality. . . . . . . . . . . . . . . . . . . . 25

2.   THE DESIGNATED TRANSACTIONS, F&F TRANSACTION, HERCULES
     TRANSACTION AND MALLINCKRODT TRANSACTION. . . . . . . . . 26
     2.1    Designated Transactions. . . . . . . . . . . . . . 26
     2.2    F&F Transaction. . . . . . . . . . . . . . . . . . 27
     2.3    Hercules Transaction . . . . . . . . . . . . . . . 28
     2.4    Mallinckrodt Transaction . . . . . . . . . . . . . 28
     2.5    Consideration. . . . . . . . . . . . . . . . . . . 29
     2.6    Determination of Adjusted Aggregate Value and
            Tastemaker B.V. Value. . . . . . . . . . . . . . . 29
            2.6.1   Adjusted Aggregate Value . . . . . . . . . 29
            2.6.2   Tastemaker B.V. Value. . . . . . . . . . . 34
     2.7    Closing Aggregate Value Adjustment . . . . . . . . 36
     2.8    Closing. . . . . . . . . . . . . . . . . . . . . . 38

3.   REPRESENTATIONS AND WARRANTIES OF THE OWNERS. . . . . . . 39
     3.1 Organization, Standing and Power; Authority of Tastemaker for the Designated Transaction
            Agreements . . . . . . . . . . . . . . . . . . . . 39
     3.2    Ownership of Tastemaker B.V., Tastemaker
            Subsidiaries and Tastemaker B.V. Subsidiary and
            Pinnacle . . . . . . . . . . . . . . . . . . . . . 40
     3.3    Consents and Approvals; No Violation . . . . . . . 43
     3.4    Financial Statements . . . . . . . . . . . . . . . 46
     3.5    Liabilities. . . . . . . . . . . . . . . . . . . . 46
     3.6    Books and Records. . . . . . . . . . . . . . . . . 47
     3.7    Accounts Receivable. . . . . . . . . . . . . . . . 47
     3.8    Inventory. . . . . . . . . . . . . . . . . . . . . 47
     3.9    Absence of Certain Changes or Events . . . . . . . 48
     3.10   No Existing Violation, Default, Etc. . . . . . . . 51
     3.11   Licenses and Permits . . . . . . . . . . . . . . . 53
     3.12   Environmental Matters. . . . . . . . . . . . . . . 53
     3.13   Tax Matters. . . . . . . . . . . . . . . . . . . . 57
     3.14   Orders, Litigation, Etc. . . . . . . . . . . . . . 58
     3.15   Labor Matters. . . . . . . . . . . . . . . . . . . 59
     3.16   Contracts. . . . . . . . . . . . . . . . . . . . . 60
     3.17   Employee Benefits. . . . . . . . . . . . . . . . . 62
     3.18   Intellectual Property. . . . . . . . . . . . . . . 69
     3.19   Properties . . . . . . . . . . . . . . . . . . . . 72
     3.20   Insurance Coverage . . . . . . . . . . . . . . . . 74
     3.21   Company Brokers. . . . . . . . . . . . . . . . . . 75
     3.22   Withdrawal Consents and Approvals; No Violation. . 75

4.   REPRESENTATIONS AND WARRANTIES OF THE INTERESTED
     PERSONS . . . . . . . . . . . . . . . . . . . . . . . . . 79
     4.1    Organization, Standing and Power . . . . . . . . . 79
     4.2    Authority. . . . . . . . . . . . . . . . . . . . . 79
     4.3    Consents and Approvals; No Violation . . . . . . . 80
     4.4    Brokers. . . . . . . . . . . . . . . . . . . . . . 82
     4.5    Withdrawal Consents and Approvals; No Violation. . 82

5.   COVENANTS OF THE OWNERS . . . . . . . . . . . . . . . . . 85
     5.1    Access to Properties and Records . . . . . . . . . 85
     5.2    Operations . . . . . . . . . . . . . . . . . . . . 85
     5.3    Financial Statements . . . . . . . . . . . . . . . 86
     5.4    Fees . . . . . . . . . . . . . . . . . . . . . . . 87
     5.5    Non-Solicitation of Employees. . . . . . . . . . . 87
     5.6    Confidentiality. . . . . . . . . . . . . . . . . . 88
     5.7    Accounts; Safe Deposit Boxes; Powers of
            Attorney; Officers and Directors . . . . . . . . . 88
     5.8    Access . . . . . . . . . . . . . . . . . . . . . . 89
     5.9    Resignations . . . . . . . . . . . . . . . . . . . 89
     5.10   Tastemaker B.V. Partnership Election . . . . . . . 89
     5.11   Third Party Infringement . . . . . . . . . . . . . 90
     5.12   Third Party Defaults . . . . . . . . . . . . . . . 90
     5.13   Resignations . . . . . . . . . . . . . . . . . . . 90
     5.14   Severance and Stay Incentives. . . . . . . . . . . 90
     5.15   Tax Waiver Notification. . . . . . . . . . . . . . 91

6.   COVENANTS OF THE INTERESTED PERSONS . . . . . . . . . . . 91
     6.1    Compliance with Transition Team Protocol . . . . . 91
     6.2    Fees . . . . . . . . . . . . . . . . . . . . . . . 91
     6.3    Record Retention and Access. . . . . . . . . . . . 92
     6.4    Confidentiality. . . . . . . . . . . . . . . . . . 92
     6.5    Responsibility for D&F Transaction Agreements. . . 93
     6.6    Laidlaw Landfill Site. . . . . . . . . . . . . . . 94
     6.7    Designated Transaction Approvals . . . . . . . . . 94
     7.1    Satisfaction of Conditions . . . . . . . . . . . . 94
     7.2    Governmental Consents. . . . . . . . . . . . . . . 95
     7.3    Public Announcements . . . . . . . . . . . . . . . 96
     7.4    Further Assurances . . . . . . . . . . . . . . . . 97
     7.5    Tax Annex. . . . . . . . . . . . . . . . . . . . . 97
     7.6    Tastemaker B.V. Pension. . . . . . . . . . . . . . 97
     7.7    Tastemaker Debt. . . . . . . . . . . . . . . . . . 97

8.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS:
     INDEMNITY FOR DAMAGES . . . . . . . . . . . . . . . . . . 99
     8.1    Survival . . . . . . . . . . . . . . . . . . . . . 99
     8.2    Indemnity by the Interested Persons. . . . . . . .100
     8.3    Indemnity by the Owners. . . . . . . . . . . . . .101
     8.4    Indemnity by Hercules. . . . . . . . . . . . . . .103
     8.5    Indemnity by Mallinckrodt. . . . . . . . . . . . .103
     8.6    Limitations on the Owners' Indemnification
            Obligations. . . . . . . . . . . . . . . . . . . .104
     8.7    Limitations of Remedies. . . . . . . . . . . . . .108
     8.8    Indemnification Procedures . . . . . . . . . . . .109
            8.8.1   Notice of Claims . . . . . . . . . . . . .109
            8.8.2   Failure to Respond to Notice . . . . . . .110
            8.8.3   Notice of Dispute. . . . . . . . . . . . .111
            8.8.4   Third Party Claims . . . . . . . . . . . .112
                    8.8.4.1   Participation by Indemnified
                         Party . . . . . . . . . . . . . . . .113
                    8.8.4.2   Full Release . . . . . . . . . .113
                    8.8.4.3   Refusal to Settle. . . . . . . .114
            8.8.5   Claims Made in Written Notice. . . . . . .115
            8.8.6   Control in Cases of Environmental
                    Breach . . . . . . . . . . . . . . . . . .115
     8.9    Tax Annex is Controlling . . . . . . . . . . . . .116
     8.10   Registration Indemnity . . . . . . . . . . . . . .117
     8.11   Mitigation of Damages. . . . . . . . . . . . . . .118
     8.12   Reliance Upon Agreement. . . . . . . . . . . . . .118

9.   RESOLUTION OF DISPUTES. . . . . . . . . . . . . . . . . .119
     9.1    Conclusive and Exclusive . . . . . . . . . . . . .119
     9.2    Resolution Panel . . . . . . . . . . . . . . . . .121
     9.3    Position Statements. . . . . . . . . . . . . . . .122
     9.4    Negotiations . . . . . . . . . . . . . . . . . . .123
     9.5    Resolution Panel Decision. . . . . . . . . . . . .123
     9.6    Forum and Waivers. . . . . . . . . . . . . . . . .123

10.  CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . .124
     10.1   Conditions to Obligations of the Interested
            Persons. . . . . . . . . . . . . . . . . . . . . .124
            10.1.1  Accuracy of Representations and
                    Warranties . . . . . . . . . . . . . . . .124
            10.1.2  Performance of Agreements. . . . . . . . .125
            10.1.3  Officers' Certificate. . . . . . . . . . .125
            10.1.4  Applicable Law; Governmental Approvals;
                    Filings. . . . . . . . . . . . . . . . . .125
            10.1.5  Litigation; Governmental Action. . . . . .126
            10.1.6  Material Change. . . . . . . . . . . . . .126
            10.1.7  Transaction Agreement Conditions . . . . .126
            10.1.8  Works Council Act. . . . . . . . . . . . .127
            10.1.9  Designated Transactions Closing. . . . . .127
            10.1.10 Specified Third Party Consents . . . . . .127
            10.1.11 Withdrawal Approvals; Litigation . . . . .127
     10.2   Conditions to Obligations of the Owners. . . . . .128
            10.2.1  Accuracy of Representations and
                    Warranties . . . . . . . . . . . . . . . .128
            10.2.2  Performance of Agreements. . . . . . . . .129
            10.2.3  Officer's Certificate. . . . . . . . . . .129
            10.2.4  Applicable Law; Governmental Approvals;
                    Filings. . . . . . . . . . . . . . . . . .129
            10.2.5  Litigation; Governmental Action. . . . . .130
            10.2.6  Transaction Agreement Conditions . . . . .130
            10.2.7  Designated Transaction Closing . . . . . .131
            10.2.8  Withdrawal Approval; Litigation. . . . . .131
     10.3   Extension of the Closing Date. . . . . . . . . . .132

11.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . .133
     11.1   Termination and Cancellation . . . . . . . . . . .133
     11.2   Effect of Termination. . . . . . . . . . . . . . .135
     11.3   Notices. . . . . . . . . . . . . . . . . . . . . .135
            11.3.1  Hercules Notice Address. . . . . . . . . .136
            11.3.2  Mallinckrodt Notice Address. . . . . . . .136
            11.3.3  Roche Notice Address . . . . . . . . . . .137
            11.3.4  GRI Notice Address . . . . . . . . . . . .137
     11.4   Assignment . . . . . . . . . . . . . . . . . . . .138
     11.5   Waiver . . . . . . . . . . . . . . . . . . . . . .138
     11.6   Amendments . . . . . . . . . . . . . . . . . . . .139
     11.7   Limitations on Rights of Third Parties . . . . . .139
     11.8   Counterparts . . . . . . . . . . . . . . . . . . .139
     11.9   Governing Law. . . . . . . . . . . . . . . . . . .139
     11.10  Entire Agreement . . . . . . . . . . . . . . . . .139

                       Table of Appendices
                       -------------------

APPENDIX A -   Tastemaker Subsidiaries and Tastemaker B.V.
               Subsidiary
APPENDIX B -   Form of Designated Transaction Agreements
APPENDIX C -   Disclosure Schedule
APPENDIX D -   Tax Annex
APPENDIX E -   Transition Team Protocol
APPENDIX F -   Foreign Approvals
APPENDIX G -   Withdrawal Approvals
APPENDIX H -   Confidentiality Letter
APPENDIX I -   Purchase Price for Assets under Designated
               Transaction Agreements
APPENDIX J -   Required Consents
APPENDIX K -   Governmental Approvals
APPENDIX L -   Plans and Plan Assets



     THE TABLE OF APPENDICES SET FORTH ABOVE BRIEFLY IDENTIFIES THE CONTENTS OF ALL APPENDICES TO THE AGREEMENT DATED AS OF FEBRUARY 4, 1997 AMONG MALLINCKRODT INC., HERCULES INCORPORATED, ROCHE HOLDINGS, INC. AND GIVAUDAN-ROURE (INTERNATIONAL) SA (THE "AGREEMENT"). WITH THE EXCEPTION OF APPENDIX D WHICH IS INCLUDED WITH THIS FILING, ALL OF THE APPENDICES LISTED IN THE TABLE OF APPENDICES ARE OMITTED, AND MALLINCKRODT INC. AGREES TO FURNISH SUPPLEMENTALLY A COPY OF ANY OMITTED APPENDIX TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.


                            AGREEMENT
                            ---------


     This Agreement (the "AGREEMENT"), dated as of February 4, 1997, is made and entered into by and among HERCULES INCORPORATED, a Delaware corporation ("HERCULES"), MALLINCKRODT INC., a New York corporation ("MALLINCKRODT"), GIVAUDAN-ROURE (INTERNATIONAL) SA, a Swiss corporation ("GRI"), and ROCHE HOLDINGS, INC., a Delaware corporation ("ROCHE" and, together with GRI, the "INTERESTED PERSONS" and each individually an "INTERESTED PERSON").
                            RECITALS
                            --------
     A. Tastemaker, a general partnership organized and existing under the laws of the State of Delaware ("TASTEMAKER"), and Tastemaker B.V., a limited liability entity organized and existing under the laws of The Netherlands ("TASTEMAKER B.V."), together are engaged globally, both directly and indirectly through their respective subsidiaries, in the development, manufacture and sale of ingredients and compounds used primarily to provide flavor or taste in food and beverage products (the "BUSINESS").
     B. Tastemaker is owned forty percent (40%) by Hercules Flavor, Inc., a Delaware corporation and wholly owned subsidiary of Hercules ("HFI"), ten percent (10%) by Hercules Credit, Inc., a Delaware corporation and wholly owned subsidiary of Hercules ("HCI"), and fifty percent (50%) by Fries & Fries, Inc., a Delaware corporation and wholly owned subsidiary of Mallinckrodt ("F&F").
     C. Tastemaker B.V. is owned one percent (1%) by Tastemaker, forty-nine and one-half percent (49.5%) by F&F and forty-nine and one-half percent (49.5%) by Hercules Nederland B.V., a limited liability entity organized and existing under the laws of The Netherlands and wholly owned subsidiary of Hercules ("HNBV").
     D. Tastemaker Finance, Inc. ("TFI"), a Delaware corporation, and each other Tastemaker Subsidiary listed on APPENDIX A are, except as otherwise set forth in such Appendix, wholly owned, directly or indirectly, by Tastemaker. Each Tastemaker B.V. Subsidiary listed on APPENDIX A is, except as otherwise set forth in such Appendix, wholly owned by Tastemaker B.V.
     E. Roche or one of its subsidiaries intends to organize Givaudan-Roure (United States) Inc., a Delaware wholly owned subsidiary ("NEWCO"), which will be, prior to the consummation of the transactions contemplated by the Contribution Agreement (as hereinafter defined), capitalized with 100% of the issued and outstanding common stock of Givaudan-Roure Corporation, Inc., a New Jersey corporation and a wholly owned subsidiary of Roche.
     F. GRI or certain Affiliates of Roche and GRI, as the case may be, (GRI, together with such Affiliates, the "DESIGNATED BUYERS") and Tastemaker intend to enter into a series of Purchase and Sale Agreements in substantially the form of APPENDIX B attached hereto (the "DESIGNATED TRANSACTION AGREEMENTS"), subject and pursuant to which and prior to the consummation of the transactions contemplated by the F&F Transaction Agreement (as hereinafter defined), the Hercules Transaction Agreement (as hereinafter defined) and the Contribution Agreement (as hereinafter defined), Tastemaker shall transfer to the Designated Buyers, and the Designated Buyers shall acquire (i) certain of Tastemaker's foreign subsidiaries (specified in APPENDIX I attached hereto), in exchange for the aggregate payment by the Designated Buyers of cash in the amount specified, along with the method to be used to calculate the individual payments making up such aggregate payment, and (ii) TFI and Tastemaker's one percent (1%) interest in Tastemaker B.V. for the amounts specified next to their respective names, all as set forth in APPENDIX I attached hereto.
     G. Concurrently with the execution of this Agreement and the Hercules Transaction Agreement (as hereinafter defined), F&F and GRI have entered into a Purchase and Sale Agreement dated as of the date hereof (the "F&F TRANSACTION AGREEMENT"), subject and pursuant to which and subsequent to the consummation of the transactions contemplated by the Designated Transaction Agreements, F&F has agreed to transfer to GRI, and GRI has agreed to acquire, F&F's forty-nine and one-half percent (49.5%) interest in Tastemaker B.V. in exchange for the payment by GRI to F&F of cash in the amount specified in the F&F Transaction Agreement.
     H. Concurrently with the execution of this Agreement and the F&F Transaction Agreement, the Interested Persons, Hercules and HNBV have entered into a PURCHASE AND SALE AGREEMENT dated as of the date hereof (the "HERCULES TRANSACTION AGREEMENT"), subject and pursuant to which and subject and pursuant to the terms and conditions of this Agreement, subsequent to the consummation of the transactions contemplated by the Designated Transaction Agreements, Hercules and HNBV have agreed that HNBV shall transfer to GRI, and Roche and GRI have agreed that GRI shall acquire, HNBV's interest in Tastemaker B.V. through the acquisition by GRI of HNBV's forty-nine and one-half percent (49.5%) interest in Tastemaker B.V. for cash in the amount specified in the Hercules Transaction Agreement.
     I. Subsequent to the consummation of the transactions contemplated by the Designated Transaction Agreements, the F&F Transaction Agreement and the Hercules Transaction Agreement, Mallinckrodt desires to contribute to Newco Mallinckrodt's interest in F&F in a share contribution which Mallinckrodt and Roche intend will qualify as a tax-free contribution under
Section 351 of the Code (as hereinafter defined), subject and pursuant to the terms and conditions of this Agreement and the Contribution Agreement dated as of the date hereof among Mallinckrodt, Newco and the Interested Persons (the "CONTRIBUTION AGREEMENT") which shall be entered into concurrently herewith.
     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
1.   DEFINITIONS AND INTERPRETATION
     ------------------------------
     1.1  Capitalized Terms.  The following capitalized terms,

          -----------------
when used in this Agreement and not otherwise defined, shall have the following indicated meanings:
          1.1.1     1934 Act shall mean the United States
                    --------
     Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          1.1.2     1995 Financial Statements shall mean the
                    -------------------------
     December 31, 1995 audited combined consolidated financial statements of Tastemaker and Tastemaker B.V.
          1.1.3     Accountants shall have the meaning ascribed
                    -----------
     to such term in Section 2.6.1 of this Agreement.
          1.1.4     Accountants' Net Determination shall have the
                    ------------------------------
     meaning ascribed to such term in Section 2.6.1 hereof.
          1.1.5     Accountants' Report shall have the meaning
                    -------------------
     ascribed to such term in Section 2.6.1 of this Agreement.
          1.1.6     Adjusted Aggregate Value shall mean an amount
                    ------------------------
     equal to the Tastemaker Combined and Consolidated Value, less the PBO Adjustment, and (A) either (i) increased by the Working Capital Adjustment, if the Net Working Capital as of the Adjustment Time exceeds the Working Capital Baseline or
     (ii) decreased by the Working Capital Adjustment, if the Working Capital Baseline exceeds the Net Working Capital as of the Adjustment Time, and (B) either (i) decreased by the Long-Term Liabilities Adjustment if the Long-Term Liabilities as of the Adjustment Time exceed the Long-Term Liabilities Baseline, or (ii) increased by the Long-Term Liabilities Adjustment if the Long-Term Liabilities Baseline exceeds the Long-Term Liabilities as of the Adjustment Time.
          1.1.7     Adjustment Time shall mean the close of
                    ---------------
     business on the business day immediately preceding the
     Closing Date.
          1.1.8     Affiliate shall mean, with respect to any
                    ---------
     entity, an entity controlling, controlled by or under common control with such entity, with control being defined as the power to direct the management of an entity through direct or indirect ownership.
          1.1.9     Agreement shall mean this Agreement, the
                    --------
     Disclosure Schedule and all schedules, annexes, exhibits and appendices hereto.
          1.1.10    Adjustment Arbitrator shall have the meaning
                    ---------------------
     ascribed to such term in Section 2.6.1 of this Agreement.
          1.1.11    Benefit Arrangement shall have the meaning
                    -------------------
     ascribed to such term in Section 3.17 of this Agreement.
          1.1.12    Business shall have the meaning ascribed to

                    --------
     such term in Recital A above.
          1.1.13    Business Personnel shall have the meaning
                    ------------------
     ascribed to such term in Section 3.15 of this Agreement.
          1.1.14    Closing shall have the meaning ascribed to
                    -------
     such term in Section 2.8 hereof.
          1.1.15    Closing Date shall mean the date upon which
                    ------------
     the transactions contemplated by the Transaction Documents and the D&F Transaction Agreements are consummated.
          1.1.16    Closing Deadline shall mean July 31, 1997;
                    ----------------
     PROVIDED, HOWEVER that if the condition set forth in Section
     10.1.4 or Section 10.2.4 is not satisfied or, to the extent permitted by law, waived in writing on or before July 31, 1997, the Closing Deadline shall be August 31, 1997.
          1.1.17    Code shall mean the Internal Revenue Code of
                    ----
     1986, as amended.
          1.1.18    Companies shall mean the collective reference
                    ---------
     to Tastemaker, Tastemaker B.V., the Tastemaker Subsidiaries and the Tastemaker B.V. Subsidiary, and "COMPANY" shall mean any one of the Companies.
          1.1.19    Company Tax Return shall have the meaning
                    ------------------
     ascribed to such term in the Tax Annex.
          1.1.20    Contribution Agreement shall have the meaning
                    ----------------------
     ascribed to such term in Recital I above.
          1.1.21    Cost of Arbitration shall have the meaning
                    -------------------
     ascribed to such term in Section 2.6.1 hereof.
          1.1.22    Current Assets shall mean, as of any time,
                    --------------
     all items, excluding deferred taxes and the current portion, if any, of the Investment Assets (as defined in the Partnership Agreement), which would be classified as a current asset under the heading "CURRENT ASSETS" on a combined consolidated balance sheet of Tastemaker and Tastemaker B.V. determined and prepared in accordance with GAAP applied on a basis consistent with the practices and methodologies used in preparing the December 31, 1995 audited combined consolidated balance sheet of Tastemaker and Tastemaker B.V.
          1.1.23    Current Liabilities shall mean, as of any
                    -------------------
     time, all items, excluding deferred taxes, the Tastemaker Debt and any Tax that is the liability or obligation of Tastemaker, which would be classified as a current liability under the heading "CURRENT LIABILITIES" on a combined consolidated balance sheet of Tastemaker and Tastemaker B.V. determined and prepared in accordance with GAAP applied on a basis consistent with the practices and methodologies used in preparing the December 31, 1995 audited combined consolidated balance sheet of Tastemaker and Tastemaker B.V.; provided, that when determining whether any Tax is included as a Current Liability for purposes of calculating the Adjusted Aggregate Value, the principles of Treasury Regulations Section 1.1502-76(b), applied in the manner set forth in the Tax Annex, shall govern.
          1.1.24    D&F Transaction Agreements shall mean the
                    --------------------------
     collective reference to the F&F Transaction Agreement and the Designated Transaction Agreements.
          1.1.25    Damages shall mean any claim, cost, loss,
                    -------
     liability, fine, penalty, interest, payment, expense and/or damage (including reasonable attorneys' and accountants' fees and expenses) resulting from or arising out of any fact, event or circumstance with respect to which a party to this Agreement is obligated to provide indemnification pursuant to Article 8 hereof.
          1.1.26    Designated Buyers shall have the meaning
                    -----------------
     ascribed to such term in Recital F of this Agreement.
          1.1.27    Designated Transaction Agreements shall have
                    ---------------------------------
     the meaning ascribed to such term in Recital F of this
     Agreement.
          1.1.28    Disclosure Schedule shall mean the Disclosure
                    -------------------
     Schedule dated as of the date hereof, a copy of which Disclosure Schedule is attached hereto as APPENDIX C.
          1.1.29    Disputing Party shall have the meaning
                    ---------------
     ascribed to each term in Section 2.6 of this Agreement.
          1.1.30    Disputing Party's Proposal shall have the
                    --------------------------
     meaning ascribed to such term in Section 2.6 of this
     Agreement.
          1.1.31    Environment shall mean the ocean, natural
                    -----------
     resources (including flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, land surface, subsurface strata or the ambient air.
          1.1.32    Environmental Breach shall have the meaning
                    --------------------
     ascribed to such term in Section 8.6(b) of this Agreement.
          1.1.33    Environmental Indemnification Threshold shall
                    ---------------------------------------
     have the meaning ascribed to such term in Section 8.6(b) of this Agreement.
          1.1.34    Environmental Requirements shall mean all
                    --------------------------
     federal, state, local and foreign laws, rules, regulations, orders, decrees, judgments, permits and licenses in effect on the Closing Date, relating primarily to health, safety or the Environment or the generation, handling, disposal, transportation, release or threatened release of Hazardous Substances, including those set forth in or promulgated pursuant to the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended ("FWPCA"), the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., as amended ("SDWA"), the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended ("CAA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended ("RCRA"), the Toxic Substances Control Act, 15 U.S.C.
     Section 2601 et seq., as amended ("TSCA"), the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., as amended ("OSHA"), the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, as amended ("CERCLA"), the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Section 11001 ("EPCRA"),
     and the substantive equivalent of the foregoing in any state, local or foreign jurisdiction.
          1.1.35    ERISA Affiliate shall have the meaning
                    ---------------
     ascribed to such term in Section 3.17 of this Agreement.
          1.1.36    Estimated Adjusted Aggregate Value shall mean
                    ----------------------------------
     an amount equal to the Tastemaker Combined and Consolidated Value, less the PBO Adjustment, and (A) either (i) increased by the Estimated Working Capital Adjustment, if the Net Working Capital as of the Adjustment Time as estimated by the Owners exceeds the Working Capital Baseline, or
     (ii) decreased by the Estimated Working Capital Adjustment, if the Working Capital Baseline exceeds the Net Working Capital as of the Adjustment Time as estimated by the Owners, and (B) either (i) decreased by the Estimated Long-Term Liabilities Adjustment if the Long-Term Liabilities as of the Adjustment Time as estimated by the Owners exceed the Long-Term Liabilities Baseline, or (ii) increased by the Estimated Long-Term Liabilities Adjustment if the Long-Term Liabilities Baseline exceeds the Long-Term Liabilities as of the Adjustment Time as estimated by the Owners.
          1.1.37    Estimated Long-Term Liabilities Adjustment
                    ------------------------------------------
     shall mean the Long-Term Liabilities Adjustment determined based upon the Owners' estimate of the balance of Long-Term Liabilities as of the Adjustment Time and delivered to each of the Interested Persons by the Owners pursuant to Section
     2.6 below.
          1.1.38    Estimated Tastemaker B.V. Value shall mean
                    -------------------------------
     the Owners' estimate of the Tastemaker B.V. Value delivered to the Interested Persons pursuant to Section 2.6.2 hereof.
          1.1.39    Estimated Working Capital Adjustment shall
                    ------------------------------------
     mean the Working Capital Adjustment determined based upon the Owners' estimate of the balances of Current Assets and Current Liabilities as of the Adjustment Time and delivered to each of the Interested Persons by the Owners pursuant to
     Section 2.6 below.
          1.1.40    F&F shall have the meaning ascribed to such
                    ---
     term in Recital B above.
          1.1.41    F&F Transaction Agreement shall have the
                    -------------------------
     meaning ascribed to such term in Recital G above.
          1.1.42    FCPA shall have the meaning ascribed to such
                    ----
     term in Section 3.10 of this Agreement.
          1.1.43    Final Net Determination shall have the
                    -----------------------
     meaning ascribed to such term in Section 2.6.1 hereof.
          1.1.44    Financial Statements shall have the meaning
                    --------------------
     ascribed to such term in Section 3.5 of this Agreement.
          1.1.45    Fries Withdrawal shall have the meaning
                    ----------------
     ascribed to the term "FRIES WITHDRAWAL" in the Partnership
     Agreement.
          1.1.46    Fries Withdrawal Closing shall have the
                    ------------------------
     meaning ascribed to the term "WITHDRAWAL CLOSING" in the Partnership Agreement.
          1.1.47    Fries Withdrawal Documents shall have the
                    --------------------------
     meaning ascribed to the term "FRIES WITHDRAWAL DOCUMENTS" in the Partnership Agreement.
          1.1.48    GAAP shall mean generally accepted accounting
                    ----
     principles as in effect in the United States of America at the time of the preparation of the financial statements with respect to which such term is used.
          1.1.49    Governmental Authority shall mean any
                    ----------------------
     domestic (federal, state or local) or foreign government or governmental agency, department, commission, authority, court, tribunal or adjudicative body.
          1.1.50    HCI shall have the meaning ascribed to such
                    ---
     term in Recital B above.
          1.1.51    HFI shall have the meaning ascribed to such
                    ---
     term in Recital B above.
          1.1.52    HNBV shall have the meaning ascribed to such
                    ----
     term in Recital C above.
          1.1.53    Hazardous Substances shall mean any materials
                    --------------------
     defined as pollutants, contaminants, or hazardous or toxic materials, substances or waste in any way by, and only to the extent regulated by, any Environmental Requirements as of the Closing Date, including without limitation: (i) any "HAZARDOUS SUBSTANCE" or "POLLUTANT OR CONTAMINANT," as defined in Sections 101(14), (33) of CERCLA or the regulations designated pursuant to Section 102 of CERCLA, 42 U.S.C. Section 9602 and found at 40 C.F.R. Part 302, and as regulated by CERCLA, and any element, compound, mixture, solution, or substance designated pursuant to Section 102 of CERCLA and as regulated by CERCLA, (ii) any substance designated pursuant to Section 311(b)(2)(A) of FWPCA and as regulated by FWPCA, (iii) any hazardous waste having the characteristics identified under or listed pursuant to
     Section 3001 of RCRA, 42 U.S.C. Sections 6901, 6921, (iv) any substance containing petroleum, as defined in Section 9001(8) of RCRA, 42 U.S.C. Section 6991(8) or 40 C.F.R. Part 280, its derivatives, byproducts and hydrocarbons and as regulated by RCRA, (v) any toxic pollutant listed under
     Section 307(a) of the FWPCA, 33 U.S.C. Section 1317(a) and as regulated by FWPCA, (vi) any hazardous air pollutant listed under Section 112 of the Clean Air Act, 42 U.S.C. Sections 7401, 7412, as amended and as regulated by the Clean Air Act, (vii) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of TCSA, 15 U.S.C. Sections 2601, 2606, as amended and as regulated by TSCA, or (viii) any other hazardous or toxic materials, contaminants, substances or wastes regulated by applicable Environmental Requirements.
          1.1.54    Hercules Transaction Agreement shall have the
                    ------------------------------
     meaning ascribed to such term in Recital H above.
          1.1.55    Indemnification Threshold shall mean an
                    -------------------------
     amount equal to one percent (1%) of the Tastemaker Combined and Consolidated Value.
          1.1.56    Indemnified Party shall have the meaning
                    -----------------
     ascribed to such term in Section 8.8 of this Agreement.
          1.1.57    Indemnifying Party shall have the meaning
                    ------------------
     ascribed to such term in Section 8.8 of this Agreement.
          1.1.58    Intellectual Property shall have the meaning
                    ---------------------
     ascribed to such term in Section 3.18 of this Agreement.
          1.1.59    Interim Financial Statements shall have the
                    ----------------------------
     meaning ascribed to such term in Section 3.4 of this
     Agreement.
          1.1.60    International Plan shall have the meaning
                    ------------------
     ascribed to such term in Section 3.17 of this Agreement.
          1.1.61    Licenses shall have the meaning ascribed to
                    --------
     such term in Section 3.11 of this Agreement.
          1.1.62    Long-Term Liabilities shall mean, at any
                    ---------------------
     time, the liabilities of the Companies (other than Current Liabilities, the long-term component of pension liabilities, deferred taxes, the Tastemaker Debt and any Tax that is a liability or obligation of Tastemaker) which would be classified as a liability under the heading "TOTAL LIABILITIES" on a combined consolidated balance sheet of Tastemaker and Tastemaker B.V. determined and prepared in accordance with GAAP applied on a basis consistent with the practices and methodologies used in preparing the December 31, 1995 audited combined consolidated balance sheet of Tastemaker and Tastemaker B.V.
          1.1.63    Long-Term Liabilities Adjustment shall mean,
                    --------------------------------
     at any time, an amount equal to either (i) if the Long-Term Liabilities at such time exceed the Long-Term Liabilities Baseline, the amount by which the Long-Term Liabilities at such time exceed the Long-Term Liabilities Baseline or (ii) if the Long-Term Liabilities Baseline exceeds the Long-Term Liabilities at such time, the amount by which the Long-Term Liabilities Baseline exceeds the Long-Term Liabilities at such time; provided, however, that if the Long-Term Liabilities at such time equal the Long-Term Liabilities Baseline, the Long-Term Liabilities Adjustment shall be zero.
          1.1.64    Long-Term Liabilities Baseline shall mean the
                    ------------------------------
     total liabilities of the Companies (other than Current Liabilities, the long-term component of pension liabilities, deferred taxes, the Tastemaker Debt and any Tax that is the liability or obligation of Tastemaker) which were classified as a liability under the heading "TOTAL LIABILITIES" on the June 28, 1996 unaudited combined consolidated balance sheet of Tastemaker and Tastemaker B.V. and their respective subsidiaries, which was an amount equal to Thirty Eight Million Four Hundred Fifty Thousand Twenty-Four Dollars ($38,450,024.00) less any Tax on such balance sheet that is the liability or obligation of Tastemaker.
          1.1.65    Multiemployer Plan shall have the meaning
                    ------------------
     ascribed to such term in Section 3.17 of this Agreement.
          1.1.66    Net Working Capital shall mean, at any time,
                    -------------------
     an amount equal to the difference between (i) the amount of Current Assets at such time, and (ii) the amount of Current Liabilities at such time.
          1.1.67    Newco shall have the meaning ascribed to such
                    -----
term in Recital E above.
          1.1.68    Newco Preferred Stock shall mean the
                    ---------------------
     preferred shares, $1,000 stated value per share, of Newco with the rights, powers, preferences and other terms as set forth in APPENDIX A of the Contribution Agreement.
          1.1.69    Owners shall mean the collective reference to
                    ------
     Hercules and Mallinckrodt, and "OWNER" shall mean either of Hercules or Mallinckrodt, as the context requires.
          1.1.70    Owners' Knowledge shall mean the actual
                    -----------------
     knowledge of the Specified Officers, and all facts which a particular Specified Officer reasonably should have known in light of such Specified Officer's actual responsibilities and duties at the Companies.
          1.1.71    Owners' Maximum Liability shall mean an
                    -------------------------
     amount equal to twenty percent (20%) of the Tastemaker Combined and Consolidated Value.
          1.1.72    Partners' Representatives shall mean R.K.
                    -------------------------
     Elliot, R.J.A. Fraser, M.G. Nichols and T.D. Meier.
          1.1.73    Partnership Agreement shall mean the Amended
                    ---------------------
     and Restated U.S. Partnership Agreement dated February 4, 1997 among F&F, HFI and HCI and relating to Tastemaker.
          1.1.74    PBGC shall have the meaning ascribed to such
                    ----
     term in Section 3.17 of this Agreement.
          1.1.75    PBO Adjustment shall have the meaning
                    --------------
     ascribed to such term in Section 2.7 of this Agreement.
          1.1.76    PBO Plan shall have the meaning ascribed to
                    --------
     such term in Section 2.7 of this Agreement.
          1.1.77    Pinnacle shall have the meaning ascribed to
                    --------
     such term in Section 3.1 of this Agreement.
          1.1.78    Plan shall have the meaning ascribed to such
                    ----
term in Section 3.17 of this Agreement.
          1.1.79    Pre-Closing Tax Period shall have the meaning
                    ----------------------
     ascribed to such term in the Tax Annex.
          1.1.80    Short Period shall have the meaning ascribed
                    ------------
     to such term in the Tax Annex.
          1.1.81    Specified Officers shall mean Michael E.
                    ------------------
     Davis (President and Chief Executive Officer), Leslie L. Blau (Vice President and General Manager, Asia Pacific), Anthony J. Dennis, Ph.D. (Vice President, Research and Development), Karen W. Duros (Vice President, General Counsel and Secretary), John P. Murta (Vice President and Chief Financial Officer), Tadanao Naganuma (General Manager, Japan), Robert C. Pellegrino (Vice President and General Manager, Americas), Edward A. Steiger (Vice President, Human Resources), R. Stephen Sumption (Vice President and General Manager, Consolidated Flavor Systems), Michael A. Taylor (Vice President and General Manager, Citrus Specialties), Pieter van de Watering (Vice President and General Manager, Europe), R.K. Elliot (Tastemaker Partners' Representative), R.J.A. Fraser (Tastemaker Partners' Representative), M.G. Nichols (Tastemaker Partners' Representative), T.D. Meier (Tastemaker Partners' Representative), Angel Heras Elvira (Managing Director, Tastemaker S.A.), Steven G. Haussler (Treasurer, Tastemaker Canada, Inc., Tastemaker, Inc. and Cocoa Trading and Transport Company, and Assistant Treasurer, Tastemaker Trading Sales Corporation), Mauricio Graber (General Manager, Tastemaker S.A. de C.V.), John R. Sheahan (Director, Tastemaker Holdings Limited and Tastemaker Limited (U.K.)), Phillip F. Dressel (President and Chairman of the Board, Tastemaker, Inc. and Cocoa Trading and Transport Company), Jeffrey M. Kemp (Assistant Treasurer, Tastemaker Trading Sales Corporation), Daniel R. Larsen (Assistant Treasurer, Tastemaker Trading Sales Corporation), and Lewis L. Croft (Director, Tastemaker Pty. Ltd. and Tastemaker Limited (New Zealand)).
          1.1.82    SPHN shall have the meaning ascribed to such
                    ----
     term in Section 7.6 hereof.
          1.1.83    Tastemaker B.V. Current Assets shall mean, as
                    ------------------------------
     of any time, all items, excluding deferred taxes, which would be classified as a current asset under the heading "CURRENT ASSETS" on a consolidated balance sheet of Tastemaker B.V. determined and prepared in accordance with the customary accounting practices, procedures and policies of Tastemaker B.V. used in connection with its regularly prepared internal financial statements.
          1.1.84    Tastemaker B.V. Current Liabilities shall
                    -----------------------------------
     mean, as of any time, all items, excluding deferred taxes, which would be classified as a current liability under the heading "CURRENT LIABILITIES" on a consolidated balance sheet of Tastemaker B.V. determined and prepared in accordance with the customary accounting practices, procedures and policies of Tastemaker B.V. used in connection with its regularly prepared internal financial statements.
          1.1.85    Tastemaker B.V. Long-Term Liabilities shall
                    -------------------------------------
     mean, at any time, the liabilities of Tastemaker B.V. (other than the Tastemaker B.V. Current Liabilities, the long-term component of pension liabilities and deferred taxes) which would be classified as a liability under the heading "TOTAL LIABILITIES" on a consolidated balance sheet of Tastemaker B.V. determined and prepared in accordance with the customary accounting practices, procedures and policies of Tastemaker B.V. used in connection with its regularly prepared internal financial statements.
          1.1.86    Tastemaker B.V. Long-Term Liabilities
                    -------------------------------------
     Adjustment shall mean, at any time, an amount equal to either (i) if the Tastemaker B.V. Long-Term Liabilities at such time exceed the Tastemaker B.V. Long-Term Liabilities Baseline, the amount by which the Tastemaker B.V. Long-Term Liabilities at such time exceeds the Tastemaker B.V. Long-Term Liabilities Baseline or (ii) if the Tastemaker B.V. Long-Term Liabilities Baseline exceeds the Tastemaker B.V. Long-Term Liabilities at such time, the amount by which the Tastemaker B.V. Long-Term Liabilities Baseline exceeds the Tastemaker B.V. Long-Term Liabilities at such time; provided, however, that if the Tastemaker B.V. Long-Term Liabilities at such time equal the Tastemaker B.V. Long-Term Liabilities Baseline, the Tastemaker B.V. Long-Term Liabilities Adjustment shall be zero.
          1.1.87    Tastemaker B.V. Long-Term Liabilities
                    -------------------------------------
     Baseline shall mean the total liabilities of Tastemaker B.V.
     --------
     (other than the Tastemaker B.V. Current Liabilities, the long term component of pension liabilities and deferred taxes) which were be classified as a liability under the heading "TOTAL LIABILITIES" on the June 28, 1996 unaudited consolidated balance sheet of Tastemaker B.V., which was an amount equal to Five Million Eight Hundred Sixty Thousand Dollars ($5,860,000.00).
          1.1.88    Tastemaker B.V. Subsidiary shall mean
                    --------------------------
     Tastemaker S.A., a limited liability company organized and existing under the laws of Spain.
          1.1.89    Tastemaker B.V. Working Capital shall mean,
                    -------------------------------
     at any time, an amount equal to the difference between (i) the amount of Tastemaker B.V. Current Assets at such time, and (ii) the amount of Tastemaker B.V. Current Liabilities at such time.
          1.1.90    Tastemaker B.V. Working Capital Adjustment
                    ------------------------------------------
     shall mean, at any time, an amount equal to either (i) if the Tastemaker B.V. Working Capital at such time exceeds the Tastemaker B.V. Working Capital Baseline, the amount by which the Tastemaker B.V. Working Capital at such time exceeds the Tastemaker B.V. Working Capital Baseline, or
     (ii) if the Tastemaker B.V. Working Capital Baseline exceeds the Tastemaker B.V. Working Capital at such time, the amount by which the Tastemaker B.V. Working Capital Baseline exceeds the Tastemaker B.V. Working Capital at such time; provided, however, that if the Tastemaker B.V. Working Capital at such time equals the Tastemaker B.V. Working Capital Baseline the Tastemaker B.V. Working Capital Adjustment shall be zero.
          1.1.91    Tastemaker B.V. Working Capital Baseline
                    ----------------------------------------
     shall mean the Tastemaker B.V. Working Capital on the June 28, 1996 unaudited consolidated balance sheet of Tastemaker B.V., which was an amount equal to Nine Million Two Hundred Twenty-One Thousand One Hundred Ninety-Two Dollars ($9,221,192.00).
          1.1.92    Tastemaker B.V. Value shall mean an amount
                    ---------------------
     equal to $150,000,000 and (A) either (i) increased by the Tastemaker B.V. Working Capital Adjustment, if the Tastemaker B.V. Working Capital as of the Adjustment Time exceeds the Tastemaker B.V. Working Capital Baseline or (ii) decreased by the Tastemaker B.V. Working Capital Adjustment, if the Tastemaker B.V. Working Capital Baseline exceeds the Tastemaker B.V. Working Capital as of the Adjustment Time, and (B) either (i) decreased by the Tastemaker B.V. Long-Term Liabilities Adjustment if the Tastemaker B.V. Long-Term Liabilities as of the Adjustment Time exceed the Tastemaker B.V. Long-Term Liabilities Baseline, or (ii) increased by the Tastemaker B.V. Long-Term Liabilities Adjustment if the Tastemaker B.V. Long-Term Liabilities Baseline exceeds the Tastemaker B.V. Long-Term Liabilities as of the Adjustment Time.
          1.1.93    Tastemaker Combined and Consolidated Value
                    ------------------------------------------
     shall mean an amount equal to One Billion One Hundred Ninety Million Dollars ($1,190,000,000.00).
          1.1.94    Tastemaker Debt shall mean the amount of
                    ---------------
     principal and accrued but unpaid interest, fees and other costs outstanding under the $600,000,000 Credit Agreement dated January 24, 1997.
          1.1.95    Tastemaker Subsidiaries shall mean the
                    -----------------------
     collective reference to those entities set forth on APPENDIX A hereto, other than Tastemaker B.V. and the Tastemaker B.V. Subsidiary, and "TASTEMAKER SUBSIDIARY" shall mean any one of the Tastemaker Subsidiaries.
          1.1.96    Tax shall have the meaning ascribed to such
                    ---
     term in the Tax Annex.
          1.1.97    Tax Annex shall mean and refer to those
                    ---------
     covenants, procedures, controls and other provisions set forth on APPENDIX D attached hereto.
          1.1.98    Tax Loss shall have the meaning ascribed to
                    --------
     such term in the Tax Annex.
          1.1.99    TFI shall have the meaning ascribed to such
                    ---
     term in Recital D of this Agreement.
          1.1.100   Transaction Documents shall mean the
                    ---------------------
     collective reference to this Agreement, the Hercules Transaction Agreement and the Contribution Agreement.
          1.1.101   Transition Team Protocol shall mean and refer
                    ------------------------
     to those provisions set forth in APPENDIX E attached hereto, as referred to in Sections 5.1, 5.3, 5.8 and 6.1 below.
          1.1.102   VUT shall have the meaning ascribed to such
                    ---
     term in Section 2.7 of this Agreement.
          1.1.103   Working Capital Adjustment shall mean, at any
                    --------------------------
     time, an amount equal to either (i) if the Net Working Capital at such time exceeds the Working Capital Baseline, the amount by which the Net Working Capital at such time exceeds the Working Capital Baseline, or (ii) if the Working Capital Baseline exceeds the Net Working Capital at such time, the amount by which the Working Capital Baseline exceeds the Net Working Capital at such time; provided, however, that if the Net Working Capital at such time equals the Working Capital Baseline the Working Capital Adjustment shall be zero.
          1.1.104   Working Capital Baseline shall mean the Net
                    ------------------------
     Working Capital of the Companies on the June 28, 1996 unaudited combined consolidated balance sheet of Tastemaker and Tastemaker B.V., which was an amount equal to Seventy-Seven Million Seven Hundred Six Thousand Nine Hundred Thirteen Dollars ($77,706,913.00) less any Tax on such balance sheet that is a liability or obligation of Tastemaker.
     1.2  Accounting Terms.  Accounting terms used in this
          ----------------
Agreement and not otherwise defined shall have the meanings ascribed thereto under GAAP.
     1.3  Construction.  Unless the context clearly indicates to
          ------------
the contrary, words singular or plural in number shall be deemed to include the other and pronouns having a neuter, masculine or feminine gender shall be deemed to include and refer to any and all genders. Whenever the terms "herein," "hereunder," or words of like import are used in this Agreement, the intended reference is to the entire Agreement and not to the clause, sentence, section or subsection in which such word appears.
     1.4  Captions and Headings.  The captions and headings in
          ---------------------
this Agreement are inserted for convenience of reference only and shall not be considered a part of, or affect the construction or interpretation of, any provision of this Agreement.
     1.5  No Party Deemed Drafter.  This Agreement represents the
          -----------------------
culmination of extensive and arms length negotiations among the parties. No party shall be deemed the drafter of this Agreement, and this Agreement shall not be construed for or against any party by reason of a particular party being deemed the drafter.
     1.6  Reformation.   Should any term or condition of this
          -----------
Agreement be determined by a court of competent jurisdiction to be unenforceable for any reason, including, without limitation, violation of statute or public policy, such provision shall, if possible, be reformed by the parties hereto or, if the parties cannot agree, by the appropriate court of competent jurisdiction to comply with applicable legal requirements in a manner that is as close in its intent and effect to the original provision as possible or, if such reformation cannot be accomplished, shall be stricken without affecting the validity of any other term or condition of this Agreement.
     1.7  Currency. All references in this Agreement to "DOLLARS"
          --------
or "$" shall be deemed to mean and refer to United States
dollars.
     1.8  Materiality.   Whenever the terms "material" or
          -----------
"material adverse effect" are used in Articles 3 and 5 and
Section 10.1 of this Agreement, such terms shall be interpreted and construed as meaning "material" to the business, assets, condition (financial or otherwise) or results of operations of the Companies, taken as a whole, or referencing a "material adverse effect" on the business, assets, condition (financial or otherwise) or results of operations of the Companies, taken as a whole; provided, however, that any such effect caused by or resulting from (i) any change in generally accepted accounting principles, (ii) the announcement or pendency of the transactions contemplated by the Transaction Documents or the D&F Transaction Agreements, (iii) fluctuations in the relative values of domestic and/or foreign currencies, or (iv) any change in economic conditions generally shall not be considered when determining whether a material adverse effect has occurred. Whenever the terms "material" or "material adverse effect" are used in Articles 4 and 6 and Section 10.2 of this Agreement, such terms shall be interpreted and construed as meaning "material" to the business, assets, condition (financial or otherwise) or as a result of operations of the Interested Persons and their consolidated subsidiaries, taken as a whole, or referencing a "material adverse effect" on the business, assets, condition (financial or otherwise) or as a result of operations of the Interested Persons and their consolidated subsidiaries, taken as a whole; provided, however, that any such effect caused by or resulting from (i) any change in generally accepted accounting principles, (ii) the announcement or pendency of the transactions contemplated by the Transaction Documents or the D&F Transaction Agreements, (iii) fluctuations in the relative values of domestic and/or foreign currencies, or (iv) any change in economic conditions generally shall not be considered when determining whether a material adverse effect has occurred.
2.   THE DESIGNATED TRANSACTIONS, F&F TRANSACTION, HERCULES
     ------------------------------------------------------
     TRANSACTION AND MALLINCKRODT TRANSACTION
     ----------------------------------------
     2.1  Designated Transactions.  Subject and pursuant to the
          -----------------------
terms and conditions of the Designated Transaction Agreements, Tastemaker shall transfer to the Designated Buyers the assets specified in the Designated Transaction Agreements in exchange for the consideration payable to Tastemaker, as provided in APPENDIX I hereto. Tastemaker shall be solely responsible for all covenants, representations, warranties, liabilities and obligations of Tastemaker under the Designated Transaction Agreements, and neither Mallinckrodt nor Hercules shall have any responsibilities, liabilities or obligations under the Designated Transaction Agreements. Each of Roche, GRI, Hercules and Mallinckrodt acknowledges and agrees that in entering into, and consummating the transactions contemplated by, and after the consummation of the transactions contemplated by, the Designated Transaction Agreements, the Interested Persons, on behalf of themselves and the Designated Buyers, and the Owners, on behalf of themselves and F&F and Tastemaker, are relying upon, and are entitled to rely upon, the representations, warranties and covenants of Roche, GRI, Hercules and Mallinckrodt set forth in this Agreement.
     2.2  F&F Transaction.  Subject and pursuant to the terms and
          ---------------
conditions of the F&F Transaction Agreement, F&F shall transfer to GRI, and GRI shall acquire, F&F's forty-nine and one-half percent (49.5%) interest in Tastemaker B.V. in exchange for the consideration payable to F&F by GRI as provided in the F&F Transaction Agreement. Except as expressly provided in Section
5.5 of the Contribution Agreement, F&F shall be solely responsible for all covenants, representations, warranties, liabilities and obligations of F&F under the F&F Transaction Agreement, and neither Mallinckrodt nor Hercules shall have any responsibilities, liabilities or obligations under the F&F Transaction Agreement. Each of Roche, GRI, Hercules and Mallinckrodt acknowledges and agrees that in entering into, and consummating the transactions contemplated by, and after the consummation of the transactions contemplated by, the F&F Transaction Agreement, GRI and Mallinckrodt, on behalf of itself and F&F, are relying upon, and are entitled to rely upon, the representations, warranties and covenants of Roche, GRI, Hercules and Mallinckrodt set forth in this Agreement.
     2.3  Hercules Transaction.  Subject and pursuant to the
          --------------------
terms and conditions of this Agreement and the Hercules Transaction Agreement, Hercules shall cause HNBV to transfer to GRI, and GRI shall acquire, HNBV's forty-nine and one-half percent (49.5%) interest in Tastemaker B.V. in exchange for the consideration payable to HNBV by GRI as provided in the Hercules Transaction Agreement. Concurrently with the execution of this Agreement, Hercules, GRI and Roche shall execute and deliver, and Hercules shall cause HNBV to execute and deliver, the Hercules Transaction Agreement. Hercules and HNBV shall be solely responsible for all covenants, representations, warranties, liabilities and obligations of Hercules and HNBV under the Hercules Transaction Agreement, and Mallinckrodt shall have no responsibilities, liabilities or obligations under the Hercules Transaction Agreement.
     2.4  Mallinckrodt Transaction.  Subject and pursuant to the
          ------------------------
terms and conditions of this Agreement and the Contribution Agreement, Mallinckrodt shall contribute to Newco one hundred percent (100%) of the issued and outstanding capital stock of F&F and shall receive Newco Preferred Stock and (if applicable) cash as provided in the Contribution Agreement. Concurrently with the execution of this Agreement, Mallinckrodt and the Interested Persons shall execute and deliver, and the Interested Persons shall cause Newco to execute and deliver, the Contribution Agreement. Mallinckrodt shall be solely responsible for all covenants, representations, warranties, liabilities and obligations of Mallinckrodt under the Contribution Agreement, and Hercules shall have no responsibilities, liabilities or obligations under the Contribution Agreement.
     2.5  Consideration.  On the Closing Date, the Interested
          -------------
Persons shall make, and shall cause the Designated Buyers and Newco to make, payments and deliveries to Tastemaker, Tastemaker B.V., F&F, HNBV and Mallinckrodt, in accordance with the Designated Transaction Agreements, the F&F Transaction Agreement, the Hercules Transaction Agreement and the Contribution Agreement.
     2.6  Determination of Adjusted Aggregate Value and
          ---------------------------------------------
Tastemaker B.V. Value.  The Adjusted Aggregate Value and the
---------------------
Tastemaker B.V. Value shall be determined in accordance with Sections 2.6.1 and 2.6.2 below.
          2.6.1     Adjusted Aggregate Value.  Five (5) business
                    ------------------------
days prior to the Closing Date, the Owners shall cause to be prepared and delivered to each of the Interested Persons the Owners' good-faith estimate of the amounts of Current Assets, Current Liabilities and Long-Term Liabilities as of the Adjustment Time, together with the Owners' calculation of the Estimated Working Capital Adjustment and the Estimated Long-Term Liabilities Adjustment as of the Adjustment Time based upon such estimates, which shall be used for purposes of determining the Estimated Adjusted Aggregate Value as of the Adjustment Time. Promptly after the Closing Date, the Interested Persons shall engage Coopers & Lybrand L.L.P. (the "ACCOUNTANTS") to conduct an audit of the Current Assets, the Current Liabilities and the Long-Term Liabilities as of the Adjustment Time, and the Interested Persons shall use their best efforts to cause the Accountants to complete such audit and deliver to each of the Interested Persons and the Owners within sixty (60) days after the Closing Date the Accountants' determination of Current Assets, Current Liabilities and Long-Term Liabilities as of the Adjustment Time, and the Working Capital Adjustment and Long-Term Liabilities Adjustment as of the Adjustment Time collectively (the "ACCOUNTANTS' NET DETERMINATION"), together with the certification of the Accountants that the balances of Current Assets, Current Liabilities and Long-Term Liabilities were determined in accordance with the terms of this Agreement (the "ACCOUNTANTS' REPORT"). The fees and expenses of the Accountants in preparing the Accountants' Report shall be paid one-half by the Owners and one-half by the Interested Persons. The Interested Persons and the Owners shall have a period of sixty
(60) days following receipt of the Accountants' Report to review the books and records of the Companies for purposes of determining whether they agree with the Accountants' Report and the determination of the Working Capital Adjustment, the Long-Term Liabilities Adjustment, Current Assets, Current Liabilities and Long-Term Liabilities set forth therein, and the Interested Persons shall give the Owners and their respective representatives access to the books and records of the Companies for such purpose. If any party disagrees with either the Working Capital Adjustment or the Long-Term Liabilities Adjustment determined based upon the Accountants' Report, such party (whether one or more than one, each a "DISPUTING PARTY") shall, at or before the end of such sixty (60) day period, give to all other parties a written notice which shall set forth a detailed explanation of such Disputing Party's disagreement with the determination of the Working Capital Adjustment or the Long-Term Liabilities Adjustment set forth in the Accountants' Reports (or the amounts of Current Assets, Current Liabilities or Long-Term Liabilities used in the determination thereof), as well as an amount for each disputed item and a proposal based on such amounts for an amount that the Disputing Party believes to be more accurate than the Accountants' Net Determination (a "DISPUTING PARTY'S PROPOSAL"). If both of the Owners or both of the Interested Persons dispute the Accountants' Report, the Owners or the Interested Persons, as the case may be, may (but shall not be obligated to) submit a joint notice of dispute. If no party gives such notice within said sixty (60) day period, the Working Capital Adjustment and the Long-Term Liabilities Adjustment determined by the Accountants and set forth in the Accountants' Report shall be deemed correct and conclusive for purposes of determining the Adjusted Aggregate Value. If any party timely disputes the Accountants' determination of either the Working Capital Adjustment or the Long-Term Liabilities Adjustment (or the amounts of Current Assets, Current Liabilities or Long-Term Liabilities used in the determination thereof), the parties shall negotiate in good faith in an attempt to agree upon a resolution of such dispute for a period of thirty (30) days from the end of such sixty (60) day review period. If, notwithstanding the good faith efforts of the parties, the parties are unable to reach agreement upon the Working Capital Adjustment and the Long-Term Liabilities Adjustment, the items in the Accountants' Report that are in dispute (and only the disputed items) will be referred for final binding resolution to the United States national office of KPMG Peat Marwick LLP or, if KPMG Peat Markwick LLP is unwilling or unable, due to conflicts, to serve in such capacity, one of the six (6) largest United States certified public accounting firms which shall be mutually agreed upon by the parties hereto (or such other internationally recognized accounting firm as is agreed upon by the parties) and which shall exclude those firms that provide or have provided accounting services to any of the parties (the "ADJUSTMENT ARBITRATOR"). The items in dispute shall be determined by the Adjustment Arbitrator in accordance with the terms and provisions of this Agreement, and the parties agree to use their best efforts to cause the Adjustment Arbitrator to render its decision within sixty (60) days after the dispute has been referred to the Adjustment Arbitrator for resolution. The determination of the Adjustment Arbitrator shall be final and binding for purposes of determining the amount of Current Assets, Current Liabilities and Long-Term Liabilities as of the Adjustment Time, and the resulting Working Capital Adjustment and Long-Term Liabilities Adjustment as of the Closing Date (collectively, the "FINAL NET DETERMINATION"), and all parties shall be bound thereby and judgment upon such resolution may be entered in any court having requisite jurisdiction. The responsibility to pay the total fees and expenses of the Adjustment Arbitrator for the entire arbitration process described above as computed after the completion or termination of the arbitration (the "COST OF ARBITRATION") shall be allocated as follows:
          (i) To compute each party's allocation of the Cost
     of Arbitration, each party's variance from the Final
     Net Determination (each a "DETERMINATION VARIANCE")
     shall be equal to the Final Net Determination minus (x)
     for each Disputing Party, the Accountants' Net Determination, adjusted by the net sum of the adjustments set forth in such Disputing Party's
     Proposal, and (y) for each party that is not a
     Disputing Party, the Accountants' Net Determination.
          (ii) Each party shall be allocated responsibility to pay the part of the Cost of Arbitration equal to the Cost of Arbitration multiplied by the absolute value of such party's Determination Variance divided by the sum of the absolute values of the Determination Variances of all parties.
          (iii) With respect to any fees and expenses of the Adjustment Arbitrator required to be paid prior to the determination of the Final Net Determination, the Owners and the Interested Persons shall bear the payments of such fees and expenses equally; provided that after the Cost of Arbitration has been finally determined, the parties hereto shall make such payments to each other as may be necessary to give effect to the allocation of the Cost of Arbitration determined as set forth in clause (ii).
The parties intend and agree that the procedures set forth in this Section 2.6.1 shall be the sole and exclusive procedures for resolving all disputes concerning the Working Capital Adjustment and the Long-Term Liabilities Adjustment as of the Closing Date. Within ten (10) days after the date upon which the Working Capital Adjustment and the Long-Term Liabilities Adjustment are finally determined (whether by agreement of the parties, dispute resolution or as a result of the failure to timely provide a notice required by this Section), the consideration paid or delivered pursuant to the Contribution Agreement on the Closing Date shall be adjusted as provided in the Contribution Agreement.
          2.6.2     Tastemaker B.V. Value.  Five (5) business
                    ---------------------
days prior to the Closing Date, the Owners shall cause to be prepared and delivered to each of the Interested Persons the Owners' good faith estimate of the Tastemaker B.V. Current Assets, Tastemaker B.V. Current Liabilities and Tastemaker B.V. Long-Term Liabilities as of the Adjustment Time, together with the Owners' calculation of the Estimated Tastemaker B.V. Value based upon such estimates, which shall be used for purposes of determining the Estimated Tastemaker B.V. Value on the Closing Date. Within thirty (30) days after the Closing Date, the Interested Persons shall prepare and deliver to the Owners the balance sheet of Tastemaker B.V. as of the Adjustment Time, together with the Interested Persons' calculation of the Tastemaker B.V. Working Capital Adjustment and the Tastemaker B.V. Long-Term Liabilities Adjustment, and the resulting Tastemaker B.V. Value. The Owners shall have a period of thirty
(30) days following receipt of such information to review the books and records of Tastemaker B.V. for purposes of determining whether they agree with the Interested Persons determination of the Tastemaker B.V. Working Capital Adjustment and the Tastemaker B.V. Long-Term Liabilities Adjustment, and the Tastemaker B.V. Value calculated based thereon. If either of the Owners disagrees with the Tastemaker B.V. Working Capital Adjustment or the Tastemaker B.V. Long-Term Liabilities Adjustment as determined by the Interested Persons, such Owner shall, at or before the end of such thirty (30) day review period, give to the Interested Persons written notice which shall set forth a detailed explanation of such Owner's disagreement with the Interested Persons determination of the Tastemaker B.V. Working Capital Adjustment or the Tastemaker B.V. Long-Term Liabilities Adjustment. If either of the Owners timely disputes the Interested Persons determination of either the Tastemaker B.V. Working Capital Adjustment or the Tastemaker B.V. Long-Term Liabilities Adjustment, the parties shall negotiate in good faith in an attempt to agree upon a resolution of such dispute for a period of thirty (30) days from the end of such thirty (30) day review period. If notwithstanding the good faith efforts of the parties, the parties are unable to reach agreement upon the Tastemaker B.V. Working Capital Adjustment and the Tastemaker B.V. Long-Term Liabilities Adjustment, such dispute shall be resolved in accordance with Article 9 of this Agreement.
     2.7  Closing Aggregate Value Adjustment.  (a) The Estimated
          ----------------------------------
Adjusted Aggregate Value and the Adjusted Aggregate Value have been reduced by $10,425,000 (the "PBO ADJUSTMENT").
     (b) If the Fries Withdrawal Closing occurs within two days after the Closing Date, on the date of the Fries Withdrawal Closing, Owners shall cause the Companies to transfer (whether by operation of law or otherwise), to the Interested Persons or an Affiliate of the Interested Persons, and at such time the Interested Persons or an Affiliate of the Interested Persons shall accept (whether by operation of law or otherwise), sponsorship of each plan, contract, agreement or statutory program providing for the payment of benefits, within the meaning of Statement No. 87 of the Financial Accounting Standards Board (each a "PBO PLAN" and collectively the "PBO PLANS") and shall assume all obligations of the Companies to provide benefits under such PBO Plans. In consideration of, and at the same time as such transfer and assumption, Owners shall cause the Companies to transfer (whether by operation of law or otherwise), to the Interested Persons or an Affiliate of the Interested Persons any and all assets (including without limitation all right, title and interest in any trust agreement, insurance contract or other instrument) held in connection with, set aside for or specifically dedicated to each PBO Plan ("PLAN ASSETS") (i) the value of which as of December 31, 1996 in the case of each such PBO Plan listed on APPENDIX L (other than the plan covered by or under the heading "Holland (including VUT)" listed on APPENDIX L (the "DUTCH PLAN")) was at least equal to the value of the assets listed in respect of each such PBO Plan on APPENDIX L (other than the Dutch Plan) and (ii) with respect to the Dutch Plan, (A) the value of which shall be, as of the date of transfer to a successor plan established by Tastemaker B.V., at least equal to 23 million Dutch Guilders, (B) increased by the earnings attributable to the investment of such assets and by any contributions by Tastemaker B.V. and its employees to the Dutch Plan in either case during the period from December 31, 1996 to the date of transfer and (C) reduced by the losses attributable to the investment of such assets and by any benefit payments made to or in respect of any employee of any of the Companies covered by the Dutch Plan as of December 31, 1996 who retired or otherwise terminated service after December 31, 1996 and prior to the date of transfer. Interested Persons accept the reduction in the Estimated Adjusted Aggregate Value and the Adjusted Aggregate Value above and the transfer of the Plan Assets to the Interested Persons or an Affiliate of the Interested Persons as provided in this subsection (b), in full settlement of all claims the Interested Persons or their Affiliates may have against the Owners in respect of funding and asset values of any of the PBO Plans, and the Interested Persons shall indemnify and hold harmless the Owners and their respective officers, employees, agents, directors, subsidiaries, affiliates and representatives from and against any and all claims relating to the funding status of, or payment obligations under, each PBO Plan; provided such reductions and such transfer shall in no way release the Owners from their obligations under Section 3.17; and provided further, that the Interested Persons expressly do not assume any liability or obligation of the Owners under or in connection with any PBO Plan other than the obligations of a PBO Plan sponsor.
     2.8  Closing.  Subject to the terms and conditions of the
          -------
D&F Transaction Agreements and the Transaction Documents, the closing of the transactions contemplated by the D&F Transaction Agreements and the Transaction Documents (the "CLOSING") shall occur on March 31, 1997. The Closing shall be held at the offices of Taft, Stettinius & Hollister, 425 Walnut Street, Cincinnati, Ohio. The closing of the transactions contemplated by the Designated Transaction Agreements shall commence at 10:00 a.m. Eastern Standard Time on the Closing Date. The closing of the transactions contemplated by the F&F Transaction Agreement and the Hercules Transaction Agreement shall commence immediately following the completion of the closing of the transactions contemplated by the Designated Transaction Agreements. The closing of the transactions contemplated by the Contribution Agreement shall commence immediately following the completion of the closing of the transactions contemplated by the Designated Transaction Agreements, the F&F Transaction Agreement and the Hercules Transaction Agreement.
3.   REPRESENTATIONS AND WARRANTIES OF THE OWNERS
     --------------------------------------------
     The Owners represent and warrant to the Interested Persons as of the date hereof and, except with respect to any representations and warranties which expressly provide that they are given as of a particular date, as of the Closing Date, as follows:
     3.1  Organization, Standing and Power; Authority of
         -----------------------------------------------
Tastemaker for the Designated Transaction Agreements.  Tastemaker
----------------------------------------------------
is a general partnership duly formed and validly existing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as conducted on the date hereof. Tastemaker B.V. is a limited liability entity duly organized and validly existing under the laws of The Netherlands and has the requisite power and authority to carry on its business as conducted on the date hereof. Except as set forth in
SCHEDULE 3.1 of the Disclosure Schedule, each of the Tastemaker Subsidiaries is duly organized and validly existing under the laws of the jurisdiction in which it is organized as set forth on APPENDIX A hereto and has the requisite power and authority to carry on its business as conducted on the date hereof. The Tastemaker B.V. Subsidiary is duly organized and validly existing under the laws of Spain and has the requisite power and authority to carry on its business as conducted on the date hereof. Pinnacle Flavours & Chemicals Private Limited is a private company limited by shares, duly organized and validly existing under the laws of India ("PINNACLE"). Except as set forth in
SCHEDULE 3.1 of the Disclosure Schedule, each of the Companies is duly qualified to transact business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Companies. Tastemaker has all requisite power and authority to enter into each of the Designated Transaction Agreements and to consummate the transactions contemplated thereby. The execution and delivery of each of the Designated Transaction Agreements prior to the Closing Date by Tastemaker and the consummation by Tastemaker on the Closing Date of the transactions contemplated thereby will have been duly authorized by all necessary action on the part of Tastemaker.
The Designated Transaction Agreements will have been duly executed and delivered by Tastemaker prior to the Closing Date and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will then constitute the valid and binding obligations of Tastemaker, enforceable against Tastemaker in accordance with their respective terms.
     3.2  Ownership of Tastemaker B.V., Tastemaker Subsidiaries
          -----------------------------------------------------
and Tastemaker B.V. Subsidiary and Pinnacle.  Tastemaker B.V. is
-------------------------------------------
owned one percent (1%) by Tastemaker. Tastemaker B.V. is the sole owner of the Tastemaker B.V. Subsidiary and holds a twenty-four percent (24%) minority shareholding in Pinnacle. Pinnacle is an investment accounted for under the equity method on the combined consolidated financial statements of Tastemaker and Tastemaker B.V., and Tastemaker B.V. does not control or direct the day-to-day operations of Pinnacle. A true and complete list of all subsidiaries of any of the Companies, including the ownership of each of the Tastemaker Subsidiaries and the Tastemaker B.V. Subsidiary, accurately described, is on APPENDIX A hereto. There are no options, warrants, calls, rights or agreements (other than the Designated Transaction Agreements and the Partnership Agreement): (i) to which Tastemaker is a party obligating Tastemaker to issue, deliver, sell, repurchase, redeem or otherwise acquire, cause to be issued, delivered, sold, repurchased, redeemed, or otherwise acquired, any partnership interests in Tastemaker or obligating Tastemaker to grant, extend or enter into any such option, warrant, call, right or agreement;
(ii) except as set forth in SCHEDULE 3.2 of the Disclosure Schedule, to which Tastemaker or any of the Tastemaker Subsidiaries is a party obligating Tastemaker or any of the Tastemaker Subsidiaries to issue, deliver, sell, repurchase, redeem or otherwise acquire or cause to be issued, delivered, sold, repurchased, redeemed, or otherwise acquired, additional shares of capital stock of or ownership interests in any of the Tastemaker Subsidiaries or obligating Tastemaker or any of the Tastemaker Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement; (iii) to which Tastemaker or Tastemaker B.V. is a party obligating Tastemaker or Tastemaker B.V. to issue, deliver, sell, repurchase, redeem or otherwise acquire or cause to be issued, delivered, sold, repurchased, redeemed, or otherwise acquired any additional ownership interest in Tastemaker B.V. or obligating Tastemaker or Tastemaker B.V. to enter into any such option, warrant, call, right or agreement; or (iv) to which Tastemaker B.V. or the Tastemaker B.V. Subsidiary is a party obligating Tastemaker B.V. or the Tastemaker B.V. Subsidiary or Pinnacle to issue, deliver, sell, repurchase, redeem or otherwise acquire or cause to be issued, delivered, sold, repurchased, redeemed, or otherwise acquired additional ownership interests in the Tastemaker B.V. Subsidiary or Pinnacle, or obligating Tastemaker B.V. or the Tastemaker B.V. Subsidiary or Pinnacle to grant, extend or enter into any such option, warrant, call, right or agreement. Except as set forth in SCHEDULE 3.2 of the Disclosure Schedule, and except pursuant to the transactions contemplated by the Designated Transaction Agreements and the Partnership Agreement, the interest of Tastemaker in each Tastemaker Subsidiary as set forth in APPENDIX A hereto is owned by Tastemaker free and clear of all security interests, liens, claims, pledges, voting rights, charges and encumbrances of any nature whatsoever. Except as set forth in SCHEDULE 3.2 of the Disclosure Schedule, and except pursuant to the transactions contemplated by the Designated Transaction Agreements, the interest of Tastemaker in Tastemaker B.V. as set forth in APPENDIX A hereto is owned by Tastemaker free and clear of all security interests, liens, claims, pledges, voting rights, charges and other encumbrances of any nature whatsoever. Except pursuant to the transactions contemplated by the Designated Transaction Agreements and except as set forth in
SCHEDULE 3.2 of the Disclosure Schedule, the interest of each Tastemaker Subsidiary in each other Tastemaker Subsidiary as set forth in APPENDIX A hereto is owned by such Tastemaker Subsidiary free and clear of all security interests, liens, claims, pledges, voting rights, charges and other encumbrances of any nature whatsoever. Except pursuant to the transactions contemplated by the Designated Transaction Agreements and except as set forth in
SCHEDULE 3.2 of the Disclosure Schedule, the interest of Tastemaker B.V. in the Tastemaker B.V. Subsidiary as set forth in APPENDIX A hereto and the twenty-four percent (24%) interest of Tastemaker B.V. in Pinnacle is owned by Tastemaker B.V. free and clear of all security interests, liens, claims, pledges, voting rights, charges and other encumbrances of any nature whatsoever.
     3.3  Consents and Approvals; No Violation.  Except as set
          ------------------------------------
forth in SCHEDULE 3.3 of the Disclosure Schedule, the execution and delivery of the Transaction Documents and the D&F Transaction Agreements do not, and the consummation of the transactions contemplated thereby and compliance with the provisions thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material right or benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any of the Companies under: (i) any provision of the charter or organizational documents of any of the Companies, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license by which any of the Companies is bound or any License or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation by which any of the Companies is bound or to which any of their respective properties or assets is subject, other than, in the case of clauses (ii) and (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Companies, and would not impair the ability of the Owners or any of their respective Affiliates to perform their obligations under any of the Transaction Documents or the D&F Transaction Agreements, prevent the consummation by the Owners or any of their respective subsidiaries of any of the transactions contemplated by any of the Transaction Documents or the D&F Transaction Agreements or, other than by reason of any act or omission of the Interested Persons or their respective subsidiaries, materially and adversely affect the rights and benefits of the Interested Persons or any of their respective Affiliates under the Transaction Documents and the D&F Transaction Agreements. No filing, declaration or registration with, or consent, approval, order or authorization of, any Governmental Authority is required by, or with respect to, any of the Companies in connection with the execution and delivery by the Owners, or any of their respective subsidiaries, as the case may be, of the Transaction Documents and the D&F Transaction Agreements or the consummation by the Owners, or any of their respective subsidiaries, as the case may be, of the transactions contemplated by the Transaction Documents and the D&F Transaction Agreements, except: (a) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, (b) for such filings, declarations, registrations, consents, approvals, orders and authorizations as are required from Governmental Authorities in the countries disclosed in APPENDIX F hereto, and such other filings, declarations, registrations, consents, approval, orders and authorizations as may be required under the laws of any other foreign country in which any of the Companies is organized, conducts any business or owns any property or assets, and (c) for such other filings, declarations, registrations, consents, approvals, orders and authorizations, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Companies and would not impair the ability of the Owners or any of their respective Affiliates to perform their obligations under any of the Transaction Documents and the D&F Transaction Agreements, prevent the consummation by the Owners or any of their respective subsidiaries of any of the transactions contemplated by any of the Transaction Documents and the D&F Transaction Agreements or, other than by reason of any act or omission of the Interested Persons or their respective subsidiaries, materially and adversely affect the rights and benefits of the Interested Persons under the Transaction Documents and the D&F Transaction Agreements.
     3.4  Financial Statements.  The December 31, 1995 audited
          --------------------
combined consolidated financial statements of Tastemaker and Tastemaker B.V. (the "1995 FINANCIAL STATEMENTS") have been prepared in accordance with GAAP and fairly present the combined consolidated financial position of Tastemaker and Tastemaker B.V. as at December 31, 1995 and the combined consolidated results of their operations and their combined consolidated cash flows for the year ended December 31, 1995. The June 28, 1996 unaudited combined consolidated balance sheet, income statement and cash flow statement of the Companies previously delivered to each of the Interested Persons (the "INTERIM FINANCIAL STATEMENTS") fairly present the combined consolidated financial position of Tastemaker and Tastemaker B.V. as of June 28, 1996 (subject to reasonable year-end adjustments, adjustments to conform to GAAP and the absence of footnotes) and have been prepared in accordance with the customary accounting practices, procedures and policies of the Companies used in connection with regularly prepared internal financial statements, which practices, procedures and policies are not necessarily consistent in all respects with GAAP or the practices, procedures and policies used in preparing the 1995 Financial Statements. Except as set forth in SCHEDULE 3.4 of the Disclosure Schedule, since the date of the Interim Financial Statements, there has been no material adverse change in the financial condition or operations of the Companies, taken as a whole.
     3.5  Liabilities.  Except as reflected or reserved against
          -----------
in the 1995 Financial Statements or the Interim Financial Statements (collectively, the "FINANCIAL STATEMENTS"), or disclosed in the footnotes thereto, or disclosed in SCHEDULE 3.5 of the Disclosure Schedule, none of the Companies had any liabilities at the respective dates of such Financial Statements, absolute, determined, determinable, contingent or otherwise, that would reasonably be expected to have a material adverse effect on the Companies.
     3.6  Books and Records.  The books and records of the
          -----------------
Companies are complete and accurate in all material respects in accordance with applicable policies of the Companies.
     3.7  Accounts Receivable.  All accounts receivable of the
          -------------------
Companies reflected on the agings of accounts receivable included in SCHEDULE 3.7 of the Disclosure Schedule and all accounts receivable of the Companies recorded on the books of the Companies since the date of such agings arose out of bonafide transactions in the ordinary course of business of the Companies.

All accounts receivable of the Companies included in Current Assets as of the Adjustment Time will have arisen out of bonafide transactions in the ordinary course of business of the Companies and will then be free and clear of all liens securing indebtedness of any person or entity other than the Companies.
     3.8  Inventory.  The inventory of the Companies as reflected
          ---------
in the Interim Financial Statements was stated therein at the lower of average cost or market, in the aggregate, and consisted of items substantially all of which are, except as provided in any inventory reserve, of a quality and quantity useable and saleable in the ordinary course of business of the Companies. Except pursuant to the transactions contemplated by the Partnership Agreement and the Designated Transaction Agreements, all inventory of the Companies is owned free and clear of all liens securing indebtedness of any person or entity other than the Companies. Since the date of the Interim Financial Statements, the Companies have maintained their inventories in the ordinary course of business.
     3.9  Absence of Certain Changes or Events.  Since
          ------------------------------------
December 31, 1995, except as reflected in the Interim Financial Statements or disclosed in SCHEDULE 3.9 of the Disclosure
Schedule: (i) except for any liabilities incurred in the ordinary course of business that would be reflected on a balance sheet of the Companies prepared in accordance with GAAP, consistently applied, none of the Companies has incurred any liability or obligation (indirect, direct, absolute, determined, determinable, contingent or otherwise), that has had or would reasonably be expected to result in a material adverse effect on the Companies; (ii) none of the Companies has entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business and that has had or would reasonably be expected to result in a material adverse effect on the Companies; (iii) none of the Companies has sustained any damage, destruction or other loss or interference with its business, assets or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a material adverse effect on the Companies; and (iv) none of the Companies has had an event, occurrence, development or state of circumstances or facts (including, without limitation, the sale of PFW Aroma Chemicals, previously a subsidiary of Hercules, to Yule Catto & Co. plc) which has had or would reasonably be expected to have a material adverse effect on the Companies. As of the date hereof, none of the Specified Officers has notified any of the Partners' Representatives that he or she intends to resign within one (1) year after the Closing of the transactions contemplated by the Transaction Documents. Since December 31, 1995, except as reflected in the Interim Financial Statements or disclosed in SCHEDULE 3.9 of the Disclosure Schedule, there has, with respect to the Companies, been no: (i) incurrence, assumption or guarantee by the Companies of any material indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; (ii) creation or other incurrence of any lien on any material asset of any of the Companies other than in the ordinary course of business consistent with past practices;
(iii) transaction or commitment made, or any contract or agreement entered into, whether oral or written, by the Companies relating to their assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Companies of any contract or other right, in either case, in excess of $100,000, other than transactions and commitments for the purchase and sale of inventory, transactions and commitments in the ordinary course of business and transactions and commitments pursuant to the Transaction Documents and the D&F Transaction Agreements; (iv) change in any method of accounting or accounting practice by the Companies; (v) (A)(I) collective bargaining agreement entered into with any representative of employees or (II) expiration of any collective bargaining agreement without its renewal and/or a new collective bargaining agreement having been entered into and executed with a representative of employees, or (B) as of the date hereof, (I) written employment agreement providing for annual salary in excess of $100,000 (or a material amendment of any existing such agreement), (II) severance or change in control agreement providing compensation or benefits in excess of $100,000 (or material amendment of any such existing agreement), or (III) enhanced retirement or deferred compensation arrangement entered into, in the case of subclauses (I), (II), and (III) to this clause (B), with any officer or employee or independent contractor of any of the Companies whose annual salary exceeds $100,000; (vi) (A) grant of any stay bonus to any employee of any Company which bonus individually exceeds $50,000 (or amendment of any existing such bonus), (B) implementation of any severance plan, program or policy under which, if any employee covered by such plan, program or policy were terminated, such employee would be entitled in the aggregate to more than $100,000 of benefits; or (C) as of the date hereof, adoption of or change to any stay incentive or severance program covering a group of not less than twelve (12) employees of the Companies; (vii) material change in compensation payable to any employee of any of the Companies whose annual salary is in excess of $100,000 pursuant to any retirement plan, program or policy, other than in the ordinary course of business consistent with past practice; (viii) as of the date hereof, labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Companies, which employees were not subject to a collective bargaining agreement on December 31, 1995, or any lockouts, strikes, slowdowns, work stoppages or, as of the date hereof, to the Owners' Knowledge, threats thereof by or with respect to such employees; (ix) repurchase, redemption or other acquisition by any of the Companies of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Companies; or (x) amendment of any material term of any outstanding security of any Company.
     3.10 No Existing Violation, Default, Etc.  Except as set
          ------------------------------------
forth in SCHEDULE 3.10 of the Disclosure Schedule, none of the Companies is in violation of: (i) its charter or other organizational documents, (ii) any applicable law, ordinance or administrative or governmental rule or regulation (including any such law, ordinance or administrative or governmental rule or regulation applicable to the production processes or sale by the Companies of their respective products) or (iii) any order, decree or judgment of any Governmental Authority having jurisdiction over any of the Companies, except for any violations that would not reasonably be expected to have or to cause a material adverse effect on the Companies. SCHEDULE 3.10 of the Disclosure Schedule includes the policies of the Companies regarding the Foreign Corrupt Practices Act of 1988, as amended (the "FCPA"), including a description of the means by which information regarding such policies is disseminated to employees of the Companies. To the Owners' Knowledge, none of the Companies nor any officer, director, employee or agent of any of the Companies acting on behalf of the Companies has made, directly or indirectly, any payment or promise to pay, or gift or promise to give, or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (i) any foreign official (as such term is defined in the FCPA) for the purpose of influencing any official act or decision of such official or inducing him to use his influence to affect any act or decision of a Governmental Authority or (ii) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use its influence to affect any act or decision of a foreign government or agency or subdivision thereof, in the case of both (i) and (ii) in order to assist any of the Companies to obtain or retain business or direct business to any of the Companies, under circumstances which would subject any of the Companies or their respective Affiliates, officers or directors to liability under the FCPA. Except as set forth in
SCHEDULE 3.10 of the Disclosure Schedule, no event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default exists or, upon the consummation of the transactions contemplated by the Transaction Documents and the D&F Transaction Agreements, will exist on the part of any of the Companies under any loan or credit agreement, note, bond, mortgage, indenture or guarantee of indebtedness for borrowed money or any other material lease, agreement or instrument to which any of the Companies is a party or by which any of the Companies or any of their respective properties, assets or business is bound, except for any such default or event of default which would not reasonably be expected to have a material adverse effect on the Companies.
     3.11 Licenses and Permits.  Except as disclosed in SCHEDULE
          --------------------
3.11 of the Disclosure Schedule, none of the Companies is in violation of or default under any permit, license, franchise or authorization from any Governmental Authority which is necessary in connection with the ownership, lease or operation of its properties or the conduct of its business as owned or leased and conducted on the date hereof (collectively, the "LICENSES"), except to the extent that such violation or default has not had and would not reasonably be expected to have a material adverse effect on the Companies. SCHEDULE 3.11 of the Disclosure Schedule contains a true and complete list of all material Licenses as of the date hereof, together with the name of the Governmental Authority issuing each such License; all such material Licenses are valid and in full force and effect; and to the Owners' Knowledge, no such material License will be revoked, terminated prior to its normal expiration date or not renewed.
     3.12 Environmental Matters.  (a) Except as set forth in
          ---------------------
SCHEDULE 3.12 of the Disclosure Schedule, (i) there is no liability of any of the Companies under any Environmental Requirement in existence on the Closing Date, whether absolute, determined, determinable, contingent or otherwise, and (ii) the properties, assets and operations of the Companies are in compliance with all applicable Environmental Requirements, except, in either case, for any such liability or non-compliance that would not reasonably be expected to have a material adverse effect on the Companies. Since February 1, 1992, no spill, release, threatened release or discharge of Hazardous Substances into the Environment which is required by applicable Environmental Requirements to be reported has occurred at any of the Companies' facilities or, to the Owners' Knowledge, on any real property adjacent thereto, and since February 1, 1992, there has been no corrective action, remediation or clean up required of the Companies by applicable Environmental Requirements as a consequence of any such spill, release, threatened release or discharge. All corrective action, remediation or other clean up activities undertaken by the Companies have been performed, or are being performed, in accordance in all material respects with all applicable Environmental Requirements. Each of the Companies has discharged in all material respects any and all record keeping and reporting requirements applicable to it pursuant to all applicable Environmental Requirements and all such reports and records are complete and correct in all material respects and have been retained by the Companies for the length of time required by any applicable Environmental Requirements setting forth document retention requirements. Except as set forth in
SCHEDULE 3.12 of the Disclosure Schedule, none of the operating sites of the Companies or, to the Owners' Knowledge, any property adjacent thereto, or, to the Owners' Knowledge, any sites used for the disposal of wastes generated by the Companies have been designated as a "SUPERFUND SITE" or are otherwise the subject of an order of removal or remedial action for which the Companies have liability pursuant to the provisions of applicable Environmental Requirements and there are no conditions or circumstances affecting the operating sites for the Companies or any property adjacent thereto which, to the Owners' Knowledge, might reasonably cause them to be designated as a "SUPERFUND SITE" or render them subject to any such order of removal or remedial action for which the Companies will have liability pursuant to the provisions of applicable Environmental Requirements. Except as set forth in SCHEDULE 3.12 of the Disclosure Schedule, no unresolved notice, notification, demand, request for information, citation, summons or order has been issued, no pending complaint has been filed, no unpaid penalty has been assessed and no investigation, action, claim, suit, proceeding or review is pending, or to the Owners' Knowledge, threatened by any Governmental Authority with respect to the Companies and relating to or arising out of any Environmental Requirements that would reasonably be expected to have a material adverse effect on the Companies, and to the Owners' Knowledge there is no basis for sending any such notice or asserting any such claim. Except as set forth in SCHEDULE 3.12 of the Disclosure Schedule, no polychlorinated biphenyls, radioactive material, lead, lead paint, asbestos-containing material, incinerator, sump, surface impoundment, lagoon, landfill, septic, wastewater treatment or other disposal system or underground storage tank (active or inactive) is present at any property owned, leased or operated by the Companies in violation of applicable Environmental Requirements, which violation, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Companies. All permits required by applicable Environmental Requirements and necessary for the operation of the Companies' businesses or the use of the Companies' assets have been obtained or have been applied for within the period of time permitted by law, and in either case are identified in SCHEDULE 3.12 of the Disclosure Schedule, and if already obtained are in effect on the date hereof in accordance with their terms except for those which, if not obtained or not in effect, would not have a material adverse effect on the Companies. Except as set forth in SCHEDULE 3.12 of the Disclosure Schedule, the Companies are in material compliance with the terms of such permits, no action or investigation has been taken, commenced or, to the Owners' Knowledge, threatened by any Governmental Authority or any other persons to revoke or modify such permits or applications or to enforce the terms of or take action for violation of such permits, and, to the Owners' Knowledge, there is no reasonable basis for any such action or investigation. No Specified Officer possesses any evidence which would lead a reasonable person to believe that any permits applied for will not be granted or that permits or permit renewals which have been applied for but have not yet been granted or renewed will, when issued or as a condition of issuance, require material capital expenditures or materially interrupt the operations of the Companies in order to bring any subject facility or apparatus into material compliance with applicable Environmental Requirements. None of the Companies use the portion of the Laidlaw Landfill site in St. Louis, Missouri which is believed to be included on the National Priorities List for the treatment, storage or disposal of any waste or material.
     (b) The Companies do not own, lease or operate and have not within the past four (4) years owned, leased or operated any real property in New Jersey or Connecticut.
     3.13 Tax Matters.  Except as set forth in SCHEDULE 3.13 of
          -----------
the Disclosure Schedule, with respect to Taxes and Company Tax
Returns: (i) all Company Tax Returns required to be filed on or prior to the date hereof have been filed when due in accordance with all applicable laws; (ii) as of the time of filing, or, if subsequently amended as of the date of such amendment, and to the Owners' Knowledge, such Company Tax Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and status of the Companies and any other information required to be shown therein;
(iii) all Taxes shown to be due on such Company Tax Returns have been timely paid, withheld or remitted to the appropriate Governmental Authority or extensions for payment have been duly obtained; (iv) as of the date hereof, none of the Companies (and no member of any affiliated, consolidated, combined or unitary group of which a Company is or has been a member) has waived or granted any extension of any statute of limitations in respect of any Company Tax Returns or Taxes; (v) as of the date hereof, there is no audit, dispute, claim, action, proceeding or investigation pending or, to the Owners' Knowledge, threatened against or with respect to any Company with respect to any Tax, which audit, dispute, claim, action, proceeding or investigation, if determined adversely, would reasonably be expected, in combination with any such audits, disputes, claims, actions, proceedings or investigations, to have a material adverse effect on the Companies; (vi) as of the date hereof, none of the Companies is delinquent in the payment of any Tax, requested any extension of time within which to file any Company Tax Return and has not yet filed such Return, and all deficiencies asserted or assessments made as a result of any audit by a Governmental Authority of a Company Tax Return have been paid in full; and
(vii) there are no requests for rulings or determinations in respect of any Tax pending between any Governmental Authority and any Company.
     3.14 Orders, Litigation, Etc.  Except as listed on SCHEDULE
          ------------------------
3.14 of the Disclosure Schedule, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Authority against any of the Companies or any of their properties, assets or businesses that would reasonably be expected to have a material adverse effect on the Companies. Except as listed on SCHEDULE 3.14 of the Disclosure Schedule, there are no private or governmental actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending against or, to the Owners' Knowledge, threatened against or affecting, any of the Companies or any of their properties, assets or businesses that would reasonably be expected to have a material adverse effect on the Companies. There are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending against or, to the Owners' Knowledge, threatened against or affecting, any of the Companies or any of their properties, assets or businesses relating to the transactions contemplated by the Transaction Documents, the D&F Transaction Agreements or the Fries Withdrawal Documents.
     3.15 Labor Matters.  Except as set forth in SCHEDULE 3.15 of
          -------------
the Disclosure Schedule, none of the Companies has any labor contracts, collective bargaining agreements or material consulting agreements with any persons employed by or otherwise performing services primarily for any of the Companies (collectively, the "BUSINESS PERSONNEL") or any representative of any Business Personnel. Except as listed on SCHEDULE 3.15 of the Disclosure Schedule, since February 1, 1992, none of the Companies has engaged in any unfair labor practice with respect to Business Personnel that is material to the Companies, and there is no unfair labor practice complaint pending against any of the Companies with respect to Business Personnel that is material to the Companies. There is no labor strike, dispute, slowdown or stoppage pending against or, to the Owners' Knowledge, threatened against or affecting, any of the Companies that would reasonably be expected to have a material adverse effect on the Companies, and none of the Companies has experienced any work stoppage or other material labor difficulty involving its employees during the last four (4) years that has had or would reasonably be expected to have a material adverse effect on the Companies. Except as listed on SCHEDULE 3.15 of the Disclosure Schedule, the Companies have been since February 1, 1992, and currently are in material compliance with the requirements of all applicable labor and employment laws, rules and regulations. Except as disclosed on SCHEDULE 3.15 of the Disclosure Schedule, none of the Companies is engaged in negotiations or discussions with any labor or trade union or works council regarding amendment of any collective bargaining agreement or changes to any retirement, welfare or severance plan.
     3.16 Contracts.  SCHEDULE 3.16 of the Disclosure Schedule
          ---------
contains a list as of the date hereof of all contracts (other than purchase orders and sales orders with customers and suppliers of the Companies) to which any of the Companies is a party or by which any of the Companies or its respective properties is bound which (i) provides for the payment or receipt by the Companies of $100,000 or more in any given 12-month period, (ii) prohibits the Companies from engaging in their respective normal businesses in any geographic location or (iii) prohibits the Companies from competing with any person or entity.

The contracts listed on SCHEDULE 3.16 of the Disclosure Schedule also include: (i) as of the date hereof, any lease (whether of real or personal property) providing for payment or receipt by any of the Companies of $100,000 or more in any given 12-month period; (ii) as of the date hereof, any agreement for the purchase of equipment or other capital assets that provides for payments by any of the Companies of $100,000 or more in any given 12-month period; (iii) as of the date hereof, any agreement providing for the sale by any of the Companies of equipment or other capital assets that provides for annual payments to any of the Companies of $100,000 or more in any given 12-month period;
(iv) any partnership, joint venture or other similar agreement or arrangement to which any of the Companies is a party, other than joint product development arrangements with customers; (v) as of the date hereof, any agreement other than the Transaction Documents and the D&F Transaction Agreements relating to the acquisition or disposition of any business by any of the Companies (whether by merger, sale of stock, sale of assets or otherwise); (vi) as of the date hereof, any agreement relating to indebtedness for borrowed money or the deferred purchase price of property to which any of the Companies is a party (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $100,000; and (vii) any agreement or transaction between any of the Companies and any of the Owners, F&F, HNBV, HFI, HCI or any of their respective Affiliates (other than the other Companies) involving a matter in excess of $100,000 or which cannot be terminated by the Interested Persons as of or after the Closing with thirty (30) days or less prior notice without termination payment or penalty. To the Owners' Knowledge, except as otherwise provided in SCHEDULE 3.16 of the Disclosure Schedule and subject to normal expiration or termination as provided in such contracts, each contract disclosed in SCHEDULE 3.16 of the Disclosure Schedule is a valid and binding agreement of the respective Company, and is in full force and effect, except as any of the foregoing may be limited by the bankruptcy or insolvency of any other party thereto or the application by a court of appropriate jurisdiction of any equitable principles. Except as provided in SCHEDULE 3.16 of the Disclosure Schedule, none of the Companies is in default or breach in any material respect under the terms of any contract described on such SCHEDULE 3.16. True and complete copies of all contracts listed on SCHEDULE 3.16 of the Disclosure Schedule have been made available to each of the Interested Persons, except as set forth in SCHEDULE 3.16 of the Disclosure Schedule.
     3.17 Employee Benefits.  SCHEDULE 3.17 of the Disclosure
          -----------------
Schedule contains listings of each Plan (as hereinafter defined).

True and complete copies of all of such Plans (and if applicable related trust agreements) together with the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Plan, have been made available to the Interested Persons. No Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. Each Plan complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable laws and administrative or governmental rules and regulations. No "REPORTABLE EVENT" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Plan (other than with respect to the transactions contemplated by the Transaction Documents, the D&F Transaction Agreements, the Fries Withdrawal and the Fries Withdrawal Documents). As of the date of this Agreement, no Company is a contributing sponsor described in 4043(b)(1) of ERISA. No condition exists which would subject any of the Companies or any of their ERISA Affiliates (as hereinafter defined) to any fine under Section 4071 of ERISA; none of the Companies, nor any of their ERISA Affiliates, has withdrawn from any Plan or Multiemployer Plan (as hereinafter defined) or has taken, or is currently considering taking, any action to do so; and no action has been taken, or is currently being considered, by any of the Companies or any of their ERISA Affiliates to terminate any Plan subject to Title IV of ERISA. None of the Companies nor any ERISA Affiliate of any of them has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA. No condition exists that (i) could constitute grounds for termination by the PBGC of any employee benefit plan that is subject to Title IV of ERISA that is established, maintained or contributed to by any of the Companies or any of their ERISA Affiliates or (ii) presents a material risk of complete or partial withdrawal from any Multiemployer Plan (as hereinafter defined), which could result in any of the Companies or any of the Interested Persons or any ERISA Affiliate of any of them incurring a withdrawal liability within the meaning of
Section 4201 of ERISA. The assets of the Companies are not now, nor will they solely because of the mere passage of time be, subject to any lien imposed under Code Section 412(n) by reason of a failure of any of the Owners or the Companies or any ERISA Affiliate of any of them to make timely installments or other payments required under Code Section 412. No Plan, nor any trust created thereunder, has incurred any "ACCUMULATED FUNDING DEFICIENCY" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived. There are no actions, suits or claims pending or, to the Owners' Knowledge, threatened (other than routine claims for benefits) with respect to any Plan which would reasonably be expected to have a material adverse effect on the Companies. None of the Companies nor any of their ERISA Affiliates has incurred or, to the Owners' Knowledge, would reasonably be expected to incur any liability material to the Companies under or pursuant to Title IV of ERISA or Section 4971 of the Code. No prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred which would reasonably be expected to result in liability material to the Companies. All Plans that are intended to be qualified under
Section 401(a) of the Code have received a favorable determination letter as to such qualification from the Internal Revenue Service, and to the Owners' Knowledge, no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification. To the Owners' Knowledge, there is no reason why any Plan is not so qualified in operation. None of the Companies is a party, contributes or within the past six years has contributed, to a multiemployer plan, as defined in Sections 3(37) and 4001(a)(2) of ERISA. None of the Companies contributes to, or has within the past six years contributed to a single-employer plan within the meaning of
Section 4001(a)(15) which has two or more contributing sponsors, as defined in Section 4001(a)(13), at least two of whom are not under common control, within the meaning of ERISA. The Companies have complied in all material respects with the health care continuation requirements of Part 6 of Title I of ERISA to the extent applicable. Except as disclosed on SCHEDULE 3.17 of the Disclosure Schedule, the execution and delivery of the Transaction Documents and the D&F Transaction Agreements do not, and the consummation of the transactions contemplated thereby and compliance with the provisions thereof will not, result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by any of the Companies to any Plan, Benefit Arrangement (as defined below), International Plan (as defined below) or to any employee of any of the Companies. SCHEDULE 3.17 of the Disclosure Schedule contains listings of each Benefit Arrangement (as hereinafter defined) existing as of the date hereof. True and complete copies or descriptions of each Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto have been made available to the Interested Persons. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations and has been maintained in good standing with applicable regulatory authorities. All contributions and payments accrued under each Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date to the extent then due or, to the extent required by GAAP, reflected as a Current Liability as determined in the calculations related to the Adjusted Aggregate Value. As used in this Agreement: (i) "PLAN" means an "EMPLOYEE BENEFIT PLAN," as defined in Section 3(3) of ERISA, (other than a Multiemployer Plan) which (i) is subject to any provision of ERISA, (ii) is established, administered, maintained or contributed to by any of the Companies or any of their Affiliates and (iii) covers any employee or former employee of any Company in respect of service with any Companies or to which any of the Companies or any of their ERISA Affiliates otherwise may have any liability; (ii) "MULTIEMPLOYER PLAN" means a "MULTIEMPLOYER PLAN" (as defined in
Section 4001(a)(3) of ERISA) to which any of the Companies or any of their ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability; and (iii) with respect to any person, "ERISA AFFILATEe" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated thereunder or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder. "BENEFIT ARRANGEMENT" means any employment, severance, change in control or similar contract or arrangement or any plan, policy, fund, program or contract or arrangement providing for bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, workers' compensation or severance benefits that (A) is not a Plan, (B) is entered into, maintained, administered or contributed to, as the case may be, by any of the Owners, the Companies or the Affiliates of any of them and (C) covers in respect of service with any Company any current or former U.S. employee or U.S. independent contractor of any of the Companies who is or was employed in the United States. "INTERNATIONAL PLAN" means (I) any written employment agreement providing for annual salary in excess of $100,000 or any severance or similar contract or arrangement providing for compensation (including retirement benefits) in excess of $100,000 that (A) is not a Plan or a Benefit Arrangement and (B) is entered into between any of the Companies and any current or former employee, agent or independent contractor of any of the Companies who is employed by any of the Companies in the Netherlands, the United Kingdom, Mexico, Japan, Australia, Canada, or Singapore or who while employed by any of the Companies was employed in the Netherlands, the United Kingdom, Mexico, Japan, Australia, Canada, or Singapore or (II) any written plan, policy, fund, program, arrangement, or contract of or with any of the Companies or any of their Affiliates in respect of service with any of the Companies covering a group of employees (at least 12 in number) who are employed by any of the Companies in the Netherlands, the United Kingdom, Mexico, Japan, Australia, Canada, or Singapore or who while employed by any of the Companies were employed in the Netherlands, the United Kingdom, Mexico, Japan, Australia, Canada or Singapore; providing for (A) retirement benefits (including pension, health, medical or life insurance), but excluding any retirement scheme fund, plan or program (x) sponsored by any government or (y) providing benefits statutorily mandated under the laws of the applicable jurisdiction either at the minimum level statutorily mandated or pursuant to a statute which does not specify a minimum benefit, or (B) bonus (including post employment bonus), profit sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, life insurance (including any self insured arrangements), health or medical benefits, disability benefits, supplemental unemployment benefits or severance benefits (cumulatively "BENEFITS"), other than any plan, policy, fund, program, arrangement or contract providing for BENEFITS statutorily mandated by the laws of the applicable jurisdiction either at the minimum level statutorily mandated or pursuant to a statute which does not specify a minimum benefit that (A) is not a Plan or a Benefit Arrangement and (B) is entered into, maintained, administered, or contributed to by any of the Sellers, the Companies or the Affiliates of any of them. "PBGC" means the Pension Benefit Guaranty Corporation. SCHEDULE
3.17 of the Disclosure Schedule lists each International Plan. True and complete copies of each International Plan and all amendments thereto have been made available to the Interested Persons. Each International Plan has been maintained and operated in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations and has been maintained in good standing with all applicable regulatory authorities. With respect to each International Plan all necessary or appropriate approvals, qualifications or certifications have been obtained and no event has occurred or condition exists which would cause the loss of such approval, qualification or certifications. All contributions and payments accrued under each International Plan, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on or prior to the Closing Date will be discharged and paid on or prior to the Closing Date to the extent then due or, to the extent required by GAAP, reflected as a Current Liability as determined in the calculation related to the Adjusted Aggregate Value.
     3.18 Intellectual Property.
          ---------------------
          (a) The filed patents, the patent and trademark applications, and the registered trademarks, servicemarks and copyrights of each of the Companies as of the date hereof (the "REGISTERED ITEMS") are listed in SCHEDULE 3.18 of the Disclosure Schedule with an indication as to each, as applicable, of: (i) the type of such right (i.e., patent, trademark, etc.); (ii) the owner of such right; and (iii) the jurisdictions by or in which such right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers.
          (b) For purposes of this Section 3.18, the proprietary intellectual property of each of the Companies (other than the Registered Items) necessary for the conduct of their respective businesses as conducted on the date hereof shall be referred to as the "ANCILLARY ITEMS." The Registered Items and the Ancillary Items are collectively referred to as the "INTELLECTUAL PROPERTY."
          (c) Except as set forth in SCHEDULE 3.18 of the Disclosure Schedule, the Companies own or have the right to use all Registered Items, and to the Owners' Knowledge, the Companies own or have a right to use the Ancillary Items.
          (d) Except as set forth in SCHEDULE 3.18 of the Disclosure Schedule, each Registered Item owned by the Companies is free and clear of all security interests, liens, claims, pledges, charges or encumbrances of any nature whatsoever, except for any such security interests, liens, claims, pledges, charges or encumbrances which would not reasonably be expected to have a material adverse effect on the Companies.
          (e) SCHEDULE 3.18 of the Disclosure Schedule contains a list as of the date hereof of each license and sub-license agreement (with any of the Companies as licensor or licensee) covering any Intellectual Property which involves the payment or receipt by the Companies of in excess of $100,000 of license fees or royalties per year. Such list specifies the identity of all parties to the listed license and sublicense agreements and a general description of the subject matter thereof. All of such license agreements are in full force and effect, and there exists no material default by any of the Companies under such license agreements.
          (f) Except as set forth in SCHEDULE 3.18 of the Disclosure Schedule, no use by any of the Companies of any of the Registered Items in connection with the Business as conducted on the date hereof infringes upon, or otherwise violates, the rights of any person (other than the Interested Persons or their Affiliates) with respect thereto where such infringement or violation could reasonably be expected to result in a restriction upon or a termination of the Companies' right to use such Registered Item. Except as set forth in SCHEDULE 3.18 of the Disclosure Schedule, as of the date hereof, to the Owners' Knowledge the Companies have not received notice that use by any of the Companies of any of the Ancillary Items in connection with the Business as conducted on the date hereof infringes upon, or otherwise violates, the rights of any person (other than the Interested Persons or their Affiliates) with respect thereto where such infringement or violation could reasonably be expected to result in a restriction upon or a termination of the Companies' rights to use such Ancillary Items.
          (g) Except as set forth in SCHEDULE 3.18 of the Disclosure Schedule and except as may be provided in any license agreement listed on SCHEDULE 3.18, none of the Intellectual Property that is owned by any of the Companies is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by any of the Companies or restricting the licensing thereof by the Companies to any person.
          (h) Except as set forth in SCHEDULE 3.18 of the Disclosure Schedule, (i) the Companies have, to the Owners' Knowledge, the exclusive right to use the Tastemaker name in connection with the Business in any jurisdiction in which the Companies do business on the date hereof, and (ii) as of the date hereof, the Companies have not, to the Owners' Knowledge, received any notice of conflict with respect to the rights of others regarding the use of the name Tastemaker in connection with the Business.
          (i) Except as set forth in SCHEDULE 3.18 of the Disclosure Schedule, no person, firm or corporation or other business association is, to the Owners' Knowledge, presently authorized by the Owners or the Companies to use the Tastemaker name. The Owners have heretofore made available to each of the Interested Persons copies of any documents listed in SCHEDULE
3.18 of the Disclosure Schedule.
     3.19 Properties.  (a)  The Companies own or have the right
          ----------
to use all real and tangible personal property necessary for the conduct of their businesses. Such property, excluding assets not used in the operations of the Companies, is in good operating condition and repair, subject to ordinary wear and tear, and there exist no material restrictions on the right or ability of the Companies to use such property in the conduct of their respective businesses as conducted on the date hereof. Except as set forth on SCHEDULE 3.19 to the Disclosure Schedule, all such property as is owned by the Companies is free and clear of all security interests, liens, claims, pledges, charges and other encumbrances of any nature whatsoever, securing indebtedness of any person or entity other than the Companies, except for any such security interests, liens, claims, pledges, charges or encumbrances which would not reasonably be expected to have a material adverse effect on the Companies.
     (b) SCHEDULE 3.19 of the Disclosure Schedule contains a true and complete list of each lease of personal property to which any of the Companies is a party as of the date hereof, which provides for the payment or receipt by the Company of any amount in excess of $100,000 per year. All such personal property leases are in full force and effect, and there exists no material default by any of the Companies under any such personal property leases. True and complete copies of all such personal property leases have been made available to each of the Interested Persons.
     (c) All real property owned by any of the Companies as of the date hereof is described in SCHEDULE 3.19 of the Disclosure Schedule, and none of such real property is subject to any mortgage which secures debt of any person or entity other than the Companies. A true and complete list of all leases of real property by any of the Companies upon which offices staffed with personnel of the Companies are located or manufacturing operations of the Companies are conducted as of the date hereof is contained in SCHEDULE 3.19 of the Disclosure Schedule, all such real property leases are in full force and effect, and there exists no material default by any of the Companies under any such real property leases. True and complete copies of all such real property leases have been made available to each of the Interested Persons. All such real property is suitable in all material respects for the conduct of the businesses of the Companies as conducted on the date hereof. To the Owners' Knowledge, none of the structures on any such owned real property substantially encroaches upon real property of another person, and no structure of any other person substantially encroaches upon any of such owned real property.
     3.20 Insurance Coverage.  SCHEDULE 3.20 of the Disclosure
          ------------------
Schedule contains a true and complete description as of the date hereof of the Companies' insurance programs covering the assets, properties, operations and activities of the Companies. Except as disclosed on SCHEDULE 3.20 to the Disclosure Schedule, there is no material claim by the Companies pending under any policies of insurance as to which coverage has been questioned, denied or disputed by the underwriters of such policies or in respect of which such underwriters have reserved their rights. All premiums payable under all policies of insurance maintained by the Companies have been paid timely and the Companies have otherwise complied in all material respects with the terms and conditions of all such policies. To the Owners' Knowledge, there is no threatened termination of, or material alteration of coverage under, any policies of insurance maintained by the Companies.
     3.21 Company Brokers.  None of the Companies is a party to
          ---------------
any agreement providing for the payment of any broker's, finder's or other similar fee or commission in connection with the execution and delivery of, or the consummation of the transactions contemplated by, any of the Transaction Documents or the D&F Transaction Agreements, the Fries Withdrawal or the Fries Withdrawal Documents.
     3.22 Withdrawal Consents and Approvals; No Violation.
          -----------------------------------------------
Assuming the completion of the closing of the transactions contemplated by the D&F Transaction Agreements and the Transaction Documents and other than by reason of any acts or omissions by the Interested Persons and their respective Affiliates (including, after the Closing, without limitation, F&F) and any events or occurrences after the Closing not related to any acts or omissions by the Owners and their respective Affiliates (including, prior to the Closing, without limitation, F&F), except as set forth in SCHEDULE 3.22 of the Disclosure Schedule, the exercise on the Closing Date by F&F of the Fries Withdrawal immediately after completion of the Closing will not, and the consummation of the Fries Withdrawal Closing immediately after completion of the Closing and compliance with the provisions of the Partnership Agreement and the Fries Withdrawal Documents in connection therewith will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material right or benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Tastemaker under: (i) the Partnership Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license by which Tastemaker is bound or License or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation by which Tastemaker is bound or to which any of its properties or assets is subject, other than, in the case of clauses (ii) and (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances (A) that are attributable to the Interested Persons or their Affiliates, or (B) that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Tastemaker, and would not impair the ability of Tastemaker to perform its obligations under the Partnership Agreement or the Fries Withdrawal Documents, prevent the consummation by Tastemaker of the Fries Withdrawal Closing or, other than by reason of any act or omission of the Interested Persons or F&F or their respective subsidiaries, materially and adversely affect the rights and benefits of F&F under the Partnership Agreement or the Fries Withdrawal Documents.
Assuming the completion of the closing of the transactions contemplated by the D&F Transaction Agreements and the Transaction Documents and other than by reason of any acts or omissions by the Interested Persons and their respective Affiliates (including, after the Closing, without limitation, F&F) and any events or occurrences after the Closing not related to any acts or omissions by the Owners and their respective Affiliates (including, prior to the Closing, without limitation, F&F), no filing, declaration or registration with, or consent, approval, order or authorization of, any Governmental Authority is required by, or with respect to, Tastemaker in connection with the exercise on the Closing Date by F&F of the Fries Withdrawal immediately after the completion of the Closing or the consummation of the Fries Withdrawal Closing immediately after the Closing, except: (a) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, (b) for such filings, declarations, registrations, consents, approvals, orders and authorizations in the Countries disclosed in APPENDIX G hereto, and such filings, declarations, registrations, covenants, approvals, orders and authorizations that may be required under the laws of any other foreign country in which Tastemaker or any then existing subsidiary of Tastemaker is organized, conducts any business or owns any property or assets, and (c) for such other filings, declarations, registrations, consents, approvals, orders and authorizations (1) that are attributable to the Interested Persons or their Affiliates, or the ownership of F&F by the Interested Persons or their Affiliates, or (2) the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Tastemaker and would not impair the ability of Tastemaker to perform its obligations under the Partnership Agreement or the Fries Withdrawal Documents, prevent the consummation by Tastemaker of the Fries Withdrawal Closing or, other than by reason of any act or omission of the Interested Persons or F&F or their respective subsidiaries, materially and adversely affect the rights and benefits of F&F under the Partnership Agreement or the Fries Withdrawal Documents. Assuming the completion of the closing of the transactions contemplated by the D&F Transaction Agreements and the Transaction Documents and other than by reason of any acts or omissions by the Owners and their respective Affiliates, including, prior to the Closing, without limitation, F&F, and any event or occurrence prior to the Closing not related to any acts or omissions by the Interested Persons and their respective Affiliates, except as disclosed on SCHEDULE 3.17 of the Disclosure Schedule, the exercise on the Closing Date of the Fries Withdrawal immediately following the completion of the Closing will not, and the consummation of the Fries Withdrawal and the transactions contemplated by the Fries Withdrawal Documents on the Closing Date immediately following the Closing will not, result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by any of the Companies to any Plan, Benefit Arrangement (as defined below), International Plan (as defined below) or to any employee of any of the Companies, other than any such increase, acceleration, vesting or changes in timing as are attributable to the Interested Persons or their Affiliates.

4.   REPRESENTATIONS AND WARRANTIES OF THE INTERESTED PERSONS.
     --------------------------------------------------------
     The Interested Persons represent and warrant to each of the Owners as of the date hereof and as of the Closing Date as follows:
     4.1  Organization, Standing and Power.  GRI is a corporation
          --------------------------------
duly organized and validly existing and in good standing under the laws of Switzerland and has the requisite power and authority to carry on its businesses as conducted on the date hereof.
Roche is a corporation duly organized and validly existing and in good standing under the laws of Delaware and has the requisite power and authority to carry on its businesses as conducted on the date hereof.
     4.2  Authority.  The Interested Persons have all requisite
          ---------
power and authority to enter into each of the Transaction Documents and the D&F Transaction Agreements and to consummate the transactions contemplated thereby. The execution and delivery of each of the Transaction Documents and the D&F Transaction Agreements by Roche and/or GRI, as the case may be, and the consummation by the Interested Persons of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Roche and/or GRI, as the case may be. Each of the Transaction Documents and the D&F Transaction Agreements has been duly executed and delivered by Roche and/or GRI, as the case may be, and (assuming the due authorization, execution and delivery thereof by each other party thereto other than the Designated Buyers) constitutes the valid and binding obligation of Roche and/or GRI, as the case may be, enforceable against Roche and/or GRI, as the case may be in accordance with its respective terms. Each of the Designated Buyers has all requisite power and authority to enter into each of the Designated Transaction Agreements and to consummate the transactions contemplated thereby. The execution and delivery of each of the Designated Transaction Agreements prior to the Closing Date by each of the Designated Buyers that is a party thereto and the consummation by each of the Designated Buyers on the Closing Date of the transactions contemplated thereby will have been duly authorized by all necessary action on the part of each of the Designated Buyers. The Designated Transaction Agreements will have been duly executed and delivered by each of the Designated Buyers that is a party thereto prior to the Closing Date and (assuming the due authorization, execution and delivery thereof by Tastemaker) will then constitute the valid and binding obligations of each of the Designated Buyers that is a party thereto, enforceable against each of the Designated Buyers in accordance with their respective terms.
     4.3  Consents and Approvals; No Violation.  The execution
          ------------------------------------
and delivery of the Transaction Documents and the D&F Transaction Agreements do not, and the consummation of the transactions contemplated thereby and compliance with the provisions thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material right or benefit under: (i) any provision of the charter or organizational documents of either of the Interested Persons; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license by which either of the Interested Persons is bound; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation by which either of the Interested Persons is bound or to which any of its properties or assets is subject, other than, in the case of clauses (ii) and (iii), any such violations, defaults or rights that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Interested Persons, and would not impair the ability of either of the Interested Persons to perform its obligations under any of the Transaction Documents or the D&F Transaction Agreements, prevent the consummation by either of the Interested Persons of any of the transactions contemplated by any of the Transaction Documents or the D&F Transaction Agreements or, other than by reason of any act or omission of the Owners or their respective Affiliates, materially and adversely affect the rights and benefits of the Owners under the Transaction Documents and the D&F Transaction Agreements. No filing, declaration or registration with, or consent, approval, order or authorization of, any Governmental Authority is required by, or with respect to, either of the Interested Persons in connection with the execution and delivery by either of the Interested Persons of the Transaction Documents or the consummation by either of the Interested Persons of the transactions contemplated by the Transaction Documents, except:
(a) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended;
(b) the filing of the certificate of designation of Newco Preferred Stock with the Secretary of State of the State of Delaware; and (c) for such filings, declarations, registrations, consents, approvals, orders and authorizations as are disclosed on APPENDIX F to this Agreement that may be required under the laws of any foreign country in which any of the Companies is organized, conducts any business or owns any property or assets.
     4.4  Brokers.  No broker, investment banker or other person
          -------
other than J.P. Morgan & Co., Incorporated, the fees and expenses of which will be paid by the Interested Persons, is entitled to any broker's, finder's or other similar fee or commission in connection with the execution and delivery of, or the consummation of the transactions contemplated by, any of the Transaction Documents and the D&F Transaction Agreements based on agreements or arrangements made by the Interested Persons or the Designated Buyers.
     4.5  Withdrawal Consents and Approvals; No Violation.
          -----------------------------------------------
Assuming the completion of the closing of the transactions contemplated by the D&F Transaction Agreements and the Transaction Documents and other than by reason of any acts or omissions by the Owners and their respective Affiliates (including prior to the Closing, without limitation, F&F), and any events or occurrences prior to the Closing not related to any acts or omissions by the Interested Persons and their respective Affiliates, the exercise by F&F on the Closing Date of the Fries Withdrawal immediately after completion of the Closing will not, and the consummation of the Fries Withdrawal Closing immediately after the Closing and compliance with the provisions of the Partnership Agreement and the Fries Withdrawal Documents in connection therewith will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material right or benefit under: (i) any provision of the charter or organizational documents of either of the Interested Persons or F&F; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license by which either of the Interested Persons or F&F is bound; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation by which either of the Interested Persons or F&F is bound or to which any of their respective properties or assets is subject, other than, in the case of clauses (ii) and (iii), any such violations, defaults or rights that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Interested Persons or F&F, and would not impair the ability of F&F to perform its obligations under the Partnership Agreement or the Fries Withdrawal Documents, prevent the consummation by F&F of the Fries Withdrawal Closing or, other than by reason of any act or omission of the Owners or Tastemaker, materially and adversely affect the rights and benefits of Tastemaker under the Partnership Agreement and the Fries Withdrawal Documents. Assuming the completion of the closing of the transactions contemplated by the D&F Transaction Agreements and the Transaction Documents and other than by reason of any acts or omissions by the Owners and their respective Affiliates, (including, prior to the Closing, without limitation, F&F) and any events or occurrences prior to the Closing not related to any acts or omissions by the Interested Persons and their respective Affiliates, no filing, declaration or registration with, or consent, approval, order or authorization of, any Governmental Authority is required by, or with respect to, either of the Interested Persons or F&F in connection with the exercise on the Closing Date by F&F of the Fries Withdrawal immediately after the completion of the Closing or the consummation by F&F of the Fries Withdrawal Closing immediately after the completion of the Closing, except: (a) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended; and (b) for such filings, declarations, registrations, consents, approvals, orders and authorizations as are disclosed on APPENDIX G to this Agreement that may be required under the laws of any foreign country in which Tastemaker or any of its Subsidiaries is organized, conducts any business or owns any property or assets, and (c) for such other filings, declarations, registrations, covenants, approvals, orders and authorizations the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on F&F and would not impair the ability of F&F to perform its obligations under the Partnership Agreement or the Fries Withdrawal Documents, prevent the consummation by F&F of the Fries Withdrawal Closing or, other than by reason of any act or omission of Tastemaker, materially or adversely affect the rights and benefits of Tastemaker under the Partnership Agreement or the Fries Withdrawal Documents.
5.   COVENANTS OF THE OWNERS.
     -----------------------
     5.1  Access to Properties and Records.  After the full
          --------------------------------
execution and delivery hereof until the Closing Date, the Owners shall cause the Companies to give the officers, employees, attorneys, accountants, contractors and other agents and representatives of the Interested Persons reasonable access to the Companies' offices, properties and records in accordance with the Transition Team Protocol.
     5.2  Operations.    Except as may otherwise be contemplated
          ----------
by the Transaction Documents and the D&F Transaction Agreements, from the date hereof to the Closing, the Owners shall cause the Companies to: (i) conduct their respective operations in compliance with applicable laws and only in the ordinary course, provided, that the Owners shall be permitted to cause the Companies to declare and pay dividends and make other distributions from the date hereof until (but in no event after) the Adjustment Time; (ii) use reasonable best efforts to maintain their respective properties and facilities in their present condition, reasonable use and ordinary wear and tear excepted;
(iii) use reasonable best efforts to maintain their respective relationships with customers, suppliers and key employees; (iv) use reasonable best efforts to obtain any material consents of non-governmental third parties required in connection with the consummation of the transactions contemplated by the Transaction Documents, the D&F Transaction Agreements and, if requested by the Interested Persons, the Fries Withdrawal Documents; and (v) continue to maintain insurance with coverages, deductibles and limits which are the same in all respects material to the Companies as exist on the date hereof. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Owners will not permit the adoption of any change to the Partnership Agreement and will not permit any of the Companies to: (a) adopt or propose any change in its certificate of incorporation or bylaws or other similar constituent documents; (b) merge or consolidate with any other person; or (c) acquire a business of any other person; (d) sell, lease, license or otherwise dispose of any material assets or property; or (e) agree or commit to do any of the foregoing; except in the case of (d) and (e), (A) pursuant to existing contracts or commitments, and (B) in the ordinary course of business.
     5.3  Financial Statements.    On or before the Closing Date,
          --------------------
the Owners shall deliver or cause to be delivered to each of the Interested Persons an unaudited combined consolidated balance sheet, income statement and cash flow statement of the Companies as at, and for the interim period ending on, the last day of the most recent accounting month of the Companies prior to the Closing Date for which such statements are available. The statements to be delivered pursuant to this Section shall be prepared in accordance with the customary accounting practices, procedures and policies of the Companies used in connection with regularly prepared internal financial statements, which practices, procedures and policies will not necessarily be consistent in all respects with GAAP or the practices, procedures and policies used in preparing the 1995 Financial Statements.
The Interested Persons shall have access to certain other information customarily prepared by the Companies concerning the financial condition and results of operations of the Companies in accordance with the Transition Team Protocol.
     5.4  Fees.     Except as otherwise agreed by the parties in
          ----
writing, each of Hercules and Mallinckrodt shall pay all legal, accounting, financial advisory, brokerage and finder fees and commissions, filing fees and other similar fees and expenses incurred by or imposed upon it in connection with the negotiation and preparation of the Transaction Documents, the D&F Transaction Agreements and the Fries Withdrawal Documents and the consummation of the transactions contemplated by the Transaction Documents, the D&F Transaction Agreements, the Fries Withdrawal and the Fries Withdrawal Documents, and the Interested Persons shall have no liability of any kind therefor.
     5.5  Non-Solicitation of Employees.     Each of the Owners
          -----------------------------
agrees that for a period of three full years from the Closing Date, neither it nor any of its Affiliates shall solicit the employment of, or the performance of services by, any current employee of any of the Companies whose employment is not terminated by the Interested Persons or their respective Affiliates subsequent to the Closing Date; provided, however, that general solicitations not targeted to employees of the Companies on the Closing Date shall not be deemed to violate this
Section 5.5.
     5.6  Confidentiality.    After Closing, the Owners and their
          ---------------
Affiliates will hold, and will use reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Companies and the Business, except to the extent that such information was: (a) previously known on a nonconfidential basis by the Owners; (b) in the public domain through no fault of the Owners; (c) later lawfully acquired by the Owners from any source other than one related to the Owners' prior ownership of the Companies, which source was not bound by any confidentiality obligation; or (d) disclosed for purposes of litigation prosecution or defense, Tax return preparation or payment, reporting historical financial results and other proper business purposes. Notwithstanding anything in this Section 5.6 to the contrary, the obligation of the Owners and their Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.
     5.7  Accounts; Safe Deposit Boxes; Powers of Attorney;
          -------------------------------------------------
Officers and Directors.  The Owners shall provide prior to
----------------------
Closing; (i) a true and correct list of all bank and savings accounts and safe deposit boxes of the Companies and those persons authorized to sign thereon; (ii) a true and correct list of all powers of attorney granted by the Companies for purposes of authorizing persons not employees of the Companies to withdraw money from bank accounts of the Companies or to pledge the credit of the Companies; and (iii) a true and correct list of all officers and directors of each of the Companies.
     5.8  Access.   Owners agree to make available to, and to
          ------
cause the Companies to make available to, the Interested Persons during the period beginning on the date hereof, and ending on the Closing Date, certain Business Personnel identified by Interested Person for purposes of discussing with them their role in the future success of, and the terms of their future employment with, the combined organization of the Interested Persons, in accordance with the Transition Team Protocol.
     5.9  Resignations.  The Owners will deliver to each of the
          ------------
Interested Persons the resignations of all officers and directors of the Companies who will be officers, directors or employees of either of the Owners or any of their respective Affiliates after the Closing Date from their positions with the Companies on or prior to the Closing Date. The Owners will indemnify the Interested Persons for any severance or other employee benefit payments triggered by such resignations.
     5.10 Tastemaker B.V. Partnership Election.   Prior to the
          ------------------------------------
Closing Date, Hercules and Mallinckrodt shall cause Tastemaker B.V. to make an election complying with the requirements of Treasury Regulations Section 301.7701-3(c) to be classified, effective as of a date prior to the Closing Date, as a partnership for United States federal income Tax purposes.
     5.11 Third Party Infringement.  Between the date hereof and
          ------------------------
the Closing Date, the Owners will promptly notify the Interested Persons of (i) any infringement by any third party upon the rights of the Companies in or to Intellectual Property of which the Specified Officers become aware and (ii) any notice the Specified Officers receive from any third party that the Companies are or may be infringing upon the intellectual property rights of any third party.
     5.12 Third Party Defaults.  Between the date hereof and the
          --------------------
Closing Date, the Owners will promptly notify the Interested Persons of any material default by any other person or entity, under any agreements of the Companies which are required by this Agreement to be listed on the Disclosure Schedule.
     5.13 Resignations.  Between the date hereof and the Closing

          ------------
Date, the Owners shall notify the Interested Persons in the event any of the Specified Officers notifies any of the Partners' Representatives that he or she intends to resign within one (1) year after the Closing of the transactions contemplated by the Transaction Documents.
     5.14 Severance and Stay Incentives.  From the date hereof
          -----------------------------
until the Closing Date, the Owners shall give the Interested Persons written notice of (i) the execution by the Companies of any employment agreement with any single employee providing for an annual salary of $100,000 or more or providing for any severance pay or stay incentive of $50,000 or more for any one employee, or (ii) the adoption of any stay incentive or severance program covering a group of not less than twelve (12) employees of the Companies.
     5.15 Tax Waiver Notification.  Between the date hereof and
          -----------------------
the Closing Date, the Owners shall notify the Interested Persons in the event (i) the Companies (or any member of any affiliated, consolidated, combined or unitary group of which a Company is a member) waives or grants any extension of any statute of limitations in respect of any Company Tax Returns or Taxes or
(ii) any Company requests any extension of time in which to file any Company Tax Return.
6.   COVENANTS OF THE INTERESTED PERSONS.
     -----------------------------------
     6.1  Compliance with Transition Team Protocol.  From the
          ----------------------------------------
date hereof until the Closing, the Interested Persons shall, and shall cause their officers, employees, attorneys, accountants, contractors and other agents and representatives to, comply with the Transition Team Protocol.
     6.2  Fees.     Except as otherwise agreed by the parties in
          ----
writing, the Interested Persons shall pay all legal, accounting, financial advisory, brokerage and finder's fees and commissions, filing fees and other similar fees and expenses incurred by or imposed upon the Interested Persons in connection with the negotiation and preparation of the Transaction Documents, the D&F Transaction Agreements and the Fries Withdrawal Documents and the consummation of the transactions contemplated by the Transaction Documents, the D&F Transaction Agreements, the Fries Withdrawal and the Fries Withdrawal Documents, and the Owners shall have no liability of any kind therefor.
     6.3  Record Retention and Access.  For a period of ten (10)
          ---------------------------
years following the Closing Date, the Interested Persons shall grant each of the Owners and their respective representatives, upon receipt of reasonable prior notice from the Owners, access to, and shall make available to each of the Owners and their respective representatives, all properties, facilities, documents and correspondence of the Companies existing on the Closing Date, during regular business hours and upon reasonable prior notice, for purposes of preparing tax returns and securities filings, prosecution and defense of litigation and all other proper business purposes; provided that, in connection with such access the Owners will at all times comply with the Interested Persons' normal visitor safety and security procedures and requirements. If within such ten (10) year period destruction of any records, files, documents or correspondence of the Companies is desired (other than records, files, documents or correspondence which would not normally be retained in the records of the Companies' record retention policies existing on the date hereof), the Interested Persons shall not destroy or permit the destruction of such items without giving thirty (30) days prior written notice to the Owners, upon which notice the Owners shall have the right to take possession of such records, files, documents and correspondence.
     6.4  Confidentiality.    Until such time (if any) as the
          ---------------
transactions contemplated by the Transaction Documents have been consummated, the Interested Persons shall continue to comply with, and shall be bound by the terms and conditions of, that certain confidentiality letter dated September 26, 1996, executed and delivered by Roche, which confidentiality letter is attached hereto as APPENDIX H and shall be for the benefit of, and enforceable by, without limitation, each of the Owners.
     6.5  Responsibility for D&F Transaction Agreements.    The
          ---------------------------------------------
Interested Persons shall cause their respective subsidiaries and Affiliates to fully and timely fulfill and perform, and the Interested Persons hereby unconditionally guarantees the full and timely performance and fulfillment by their subsidiaries and Affiliates of, all of their respective obligations under the D&F Transaction Agreements required to be performed or fulfilled by GRI prior to the completion of the closing of the transactions contemplated by the D&F Transaction Agreements; provided, however, that upon completion of the closing of the transactions contemplated by the prior Transaction Agreements (i) the Interested Persons shall be fully and finally released of all liabilities, responsibilities and obligations with respect to all representations, warranties, covenants, agreements and other obligations of their subsidiaries and Affiliates under the D&F Transaction Agreements, and (ii) no claim may be asserted or maintained against the Interested Persons with respect to any representation, warranty, covenant, agreement or other obligation under the D&F Transaction Agreements and all such claims shall be, and hereby are, forever released, waived and barred.
     6.6  Laidlaw Landfill Site.  The Interested Persons agree
          ---------------------
that none of the Companies will use the portion of the Laidlaw Landfill site in St. Louis, Missouri which is believed to be included on the National Priorities List on or after the Closing Date for the storage, treatment or disposal of any waste or material.
     6.7  Designated Transaction Approvals.  To the extent the
          --------------------------------
identity of a Designated Buyer or information regarding a Designated Buyer is required for taking, preparing, making and/or filing, or causing to be taken, prepared, made and/or filed, with each appropriate Governmental Authority, any actions, filings and requests for approvals, consents, permits, authorizations or waivers that are required from such Governmental Authority for the consummation of the transactions contemplated by such Designated Transaction Agreement, GRI shall be responsible for the same.
7.   MUTUAL COVENANTS OF THE OWNERS AND THE INTERESTED PERSONS
     ---------------------------------------------------------
     7.1  Satisfaction of Conditions.  From and after the date
          --------------------------
hereof, each of Hercules, Mallinckrodt, Roche and GRI shall use their best efforts (individually or jointly, as the case may be) to cause all conditions precedent set forth in Sections 10.1 and
10.2 of this Agreement (as appropriate to each of them) to be satisfied and fulfilled at the earliest practicable date, to the extent the satisfaction or fulfillment thereof is its responsibility hereunder or within its reasonable control. If any event should occur, either within or without the control of any party hereto, which would prevent fulfillment of the conditions precedent to the obligations of any party to consummate the transactions contemplated by any of the Transaction Documents, all parties shall use their respective best efforts to cure or remove the effect of the event as expeditiously as possible; provided, however, that (without limitation) nothing set forth in this Section 7.1 shall be construed as requiring any party to institute litigation or expend any sums in the defense or settlement of litigation in order to cure or remove the effect of any such event.
     7.2  Governmental Consents.  Promptly following the full
          ---------------------
execution of this Agreement, each of Hercules, Mallinckrodt, Roche and GRI shall take, prepare, make and/or file, or cause to be taken, prepared, made and/or filed, with each appropriate Governmental Authority, all actions, filings and requests for approvals, consents, permits, authorizations or waivers that are required from such Governmental Authority for the consummation of the transactions contemplated by each of the Transaction Documents, the D&F Transaction Agreements and, if requested by the Interested Persons, the Fries Withdrawal and the Fries Withdrawal Documents and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such actions, filings and requests and all proceedings necessary to secure such approvals, consents, permits, authorizations and waivers. The parties acknowledge and agree that the actions, filings and requests required to be made pursuant to this Section include, without limitation, compliance with the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and those set forth on APPENDIX F and, if requested by the Interested Persons, those set forth on APPENDIX G. Notwithstanding anything in this Section 7.2 to the contrary, none of Mallinckrodt, Hercules, Roche or GRI, nor any of their respective Affiliates, shall be required to agree to any consent decree, order or settlement in connection with an investigation by, filing with or approval, consent permit, authorization or waiver of any Governmental Authority.
     7.3  Public Announcements.  None of Hercules, Mallinckrodt,
          --------------------
Roche or GRI shall make any public announcement at any time concerning the Transaction Documents, the D&F Transaction Agreements or the Fries Withdrawal Documents, or the transactions contemplated by the Transaction Documents, the D&F Transaction Agreements, or the Fries Withdrawal Documents, without the prior approval of all parties to this Agreement. In the event any party to this Agreement determines, after seeking and obtaining the advice of competent counsel, that a public announcement concerning the Transaction Documents, the D&F Transaction Agreements or the Fries Withdrawal Documents, or the transactions contemplated by the Transaction Documents, the D&F Transaction Agreements or the Fries Withdrawal Documents, is required by law, the party required to make such announcement shall give all other parties hereto such notice of, and opportunity to review, the proposed form and substance of the required announcement as is practicable under the circumstances, but such review shall in no event prevent the party required to make such announcement from making an announcement in such form and substance as it shall reasonably determine is required.
     7.4  Further Assurances.  After the Closing Date, each of
          ------------------
Hercules, Mallinckrodt, Roche and GRI shall, from time to time upon any other party's request, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further assignments, documents, data, employment records, instruments, transfers, conveyances, discharges, releases, assurances and consents, and shall take or cause to be taken such further actions, as such other party may reasonably request to further evidence or carry out the transactions contemplated by, and the purposes of, the Transaction Documents, the Fries Withdrawal and the Fries Withdrawal Documents.
     7.5  Tax Annex.  After the Closing Date, each of Hercules,
          ---------
Mallinckrodt, Roche and GRI shall comply with the terms and conditions of the Tax Annex.
     7.6  Tastemaker B.V. Pension.  The parties agree to
          -----------------------
cooperate with each other in connection with the segregation and transfer of assets allocable to employees of Tastemaker B.V. from Stichting Pensioenfonds Hercules Nederland ("SPHN") to a successor plan established by Tastemaker B.V.
     7.7  Tastemaker Debt.  In the event that the Interested
          ---------------
Persons give written notice to the Owners on or before February 7, 1997 of their intent to cause F&F to exercise of the Fries Withdrawal, from the date of such notice until March 1, 1997, each of Hercules, Mallinckrodt, Roche and GRI shall use their reasonable best efforts to enable the benefits and obligations of Tastemaker, as borrower, under the Tastemaker Debt to be assigned to and assumed by, or otherwise transferred to F&F upon such terms and conditions as are satisfactory to all parties hereto and consistent with the requirements of the Contribution Agreement and the Partnership Agreement with respect thereto. To such end and to the extent required, Roche shall unconditionally guaranty the obligations of F&F with respect to the Tastemaker Debt upon its transfer to F&F and, if required by the lender of the Tastemaker Debt, Roche shall procure an unconditional guaranty of such obligations from its ultimate parent, Roche Holdings Ltd. If, notwithstanding the reasonable best efforts of the parties, the proposed terms for the assignment, assumption, and transfer of the Tastemaker Debt to F&F are not agreed with the lenders of the Tastemaker Debt or are not reasonably satisfactory to the parties hereto by March 1, 1997, each of Hercules, Mallinckrodt, Roche and GRI shall use their reasonable best efforts to obtain replacement financing of the Tastemaker Debt upon terms mutually satisfactory to the parties, which shall permit the assignment, assumption and transfer thereof to F&F and which will satisfy the terms and conditions set forth in Section
10.2.6 of the Contribution Agreement and Section 8.7.C of the Partnership Agreement, and the Closing Date shall be changed to a date not later than the Closing Deadline and mutually agreeable to the parties, which date shall allow a reasonable time (assuming full cooperation by all parties) to obtain said replacement financing. The Owners shall pay all costs and fees under the lenders of the Tastemaker Debt (or any replacement thereof) associated with the transfer of such obligations to F&F and, if an unconditional guaranty of Roche Holdings Ltd. is required by the lenders of the Tastemaker Debt and provided by Roche Holding Ltd., the Owners shall reimburse Roche Holding Ltd. for up to $750,000 of any stamp taxes imposed by a Governmental Authority with respect to such unconditional guaranty of Roche Holdings Ltd., if and to the extent such stamp tax is required to be paid by Roche Holdings Ltd. The parties agree that they will not unreasonably withhold any consent or agreement required of the parties in this Section 7.7.
8.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS:
     ------------------------------------------------------
     INDEMNITY FOR DAMAGES
     ---------------------
     8.1  Survival.  All representations and warranties of the
          --------
parties made in this Agreement, and all covenants and agreements of the parties made in this Agreement and required to be performed on or before the Closing Date, shall survive until 5:00 p.m. Eastern Standard Time on the second annual anniversary of the Closing Date, notwithstanding any investigation heretofore made or omitted by the parties, and shall expire and be of no further force and effect after such time; provided that (i) the representations and warranties contained in Sections 3.1, 3.2,
4.1 and 4.2 shall survive indefinitely, (ii) the representations and warranties in Section 3.12 shall survive until the fifth anniversary of the Closing Date, (iii) the covenants, agreements, representations and warranties in the Tax Annex and Sections 3.13 and 3.17 shall survive until expiration of the statute of limitations applicable to the matters covered thereby, if any (giving effect to any waiver, mitigation or extension thereof) or, if none is applicable, the second annual anniversary of the Closing Date, and (iv) the representations and warranties in Sections 3.22 and 4.5 shall survive for two days after the Closing Date unless the Fries Withdrawal Closing occurs within two days after the Closing Date in which case such representations and warranties shall survive until the second annual anniversary of the Closing Date. No party will have any liability to any other party arising out of a breach of any representation or warranty contained in this Agreement or of any covenant or agreement made in this Agreement and required to be performed on or before the Closing Date, unless the party claiming that such breach occurred gives to all other parties hereto written notice and a detailed explanation of the alleged breach on or before 5:00 p.m. Eastern Standard Time on the last day of the applicable survival period; provided, however, that if notice of a claim is timely given, the claim specified in such notice, and the specific representation, warranty, covenant or agreement upon which any such claim is based, shall survive until such claim has been finally resolved and provided further that for the purpose of this Section, notice of a claim shall be deemed given by the Interested Persons on the Closing Date with respect to those items disclosed under the heading "SPECIFIED ENVIRONMENTAL MATTERS" on SCHEDULE 3.12 of the Disclosure Schedule.
     8.2  Indemnity by the Interested Persons.  Subject to the
          -----------------------------------
provisions of Section 8.1 above, and further subject to any rights of set off of Roche and GRI or any Affiliate of Roche and GRI against either of the Owners or their respective Affiliates, each of Roche and GRI shall indemnify and hold harmless each of Hercules and Mallinckrodt, and each of their respective officers, directors, agents, employees, subsidiaries, affiliates and representatives in respect of any Damages suffered or incurred as a result of or arising out of the breach by Roche, GRI or Newco of any representation, warranty, covenant or agreement set forth in any of the Transaction Documents. From and after the Fries Withdrawal Closing (if it occurs), each of Roche and GRI shall indemnify and hold harmless each of Hercules and Mallinckrodt, and each of their respective officers, directors, agents, employees, subsidiaries, affiliates and representatives, in respect of any Damages suffered or incurred as a result of or arising out of the breach by F&F after the Closing of any representation, warranty, covenant or agreement set forth in the Partnership Agreement or any of the Fries Withdrawal Documents.
     8.3  Indemnity by the Owners.  Subject to the provisions of
          -----------------------
Section 8.1 above, and further subject to any rights of set off of Hercules or Mallinckrodt or any Affiliate of Hercules or Mallinckrodt against either of the Interested Persons or their respective Affiliates, each of the Owners shall indemnify and hold harmless the Interested Persons, their officers, directors, agents, employees, subsidiaries, affiliates and representatives in respect of any Damages suffered or incurred as a result of or arising out of the breach by the Owners of any representation, warranty, covenant or agreement set forth in this Agreement; provided, however, that for purposes of determining whether a breach by the Owners of a representation set forth in Article 3 (other than the representation and warranty in the first clause
(iv) of Section 3.9, as to which this proviso shall not be applicable) is indemnifiable pursuant to this Section 8.3, the accuracy of such representations shall be determined without giving effect to the qualifications to such representations concerning "material" (including as such term qualifies specific items or effects) and "OWNERS' KNOWLEDGE," and, with respect to
Section 3.12 only, without giving effect to the disclosures set forth under the heading "SPECIFIED ENVIRONMENTAL MATTERS" in
SCHEDULE 3.12 of the Disclosure Schedule and without giving effect to the disclosures set forth in item three under the heading "OTHER CLAIMS" on SCHEDULE 3.14, provided further, any claim for indemnification for breach of a representation and warranty contained in Section 3.1 through 3.11 and 3.14 through
3.22 shall not be indemnifiable, pursuant to Section 8.3, or counted toward the Indemnification Threshold, unless the actual and determined Damages suffered or incurred as a result of or arising out of such breach exceed $500,000, and any claim for indemnification for a breach of the representation and warranty contained in Section 3.12 shall not be indemnifiable, pursuant to
Section 8.3, or counted toward the Environmental Indemnification Threshold, unless the actual and determined Damages suffered or incurred as a result of or arising out of such breach exceed $100,000, it being agreed in both cases that (i) all claims arising out of a set of operative facts or arising out of or in connection with an event or series of events joined by a common nexus of operative facts may be aggregated for such purposes, and
(ii) the Owners shall have no liability to the Interested Persons, their officers, directors, agents, employees, subsidiaries, affiliates and representatives for any claim for breach of a representation and warranty arising out of a set of operative facts or arising out of or in connection with an event or series of events joined by a common nexus of operative facts if the actual and determined Damages suffered or incurred as a result of or arising out of such breach are less than or equal to $500,000 for an Article 3 (other than Sections 3.12 and 3.13) breach and $100,000 for a Section 3.12 breach.
     8.4  Indemnity by Hercules.  Subject to the provisions of
          ---------------------
Section 8.1 above, and further subject to any rights of set off of Hercules or any Affiliate of Hercules against either of the Interested Persons or their respective Affiliates, Hercules shall indemnify and hold harmless Roche and/or GRI, as applicable, their officers, directors, agents, employees, subsidiaries, affiliates and representatives in respect of any Damages suffered or incurred as a result of or arising out of the breach by Hercules or HNBV of any representation, warranty, covenant or agreement set forth in the Hercules Transaction Agreement.
     8.5  Indemnity by Mallinckrodt.    Subject to the provisions
          -------------------------
of Section 8.1, and further subject to any rights of set off of Mallinckrodt or any Affiliate of Mallinckrodt against either of the Interested Persons or any of their respective Affiliates, Mallinckrodt shall indemnify and hold harmless Roche and/or GRI, as applicable, their officers, directors, agents, employees, subsidiaries, affiliates and representatives in respect of any Damages suffered or incurred as a result of or arising out of the breach by Mallinckrodt of any representation, warranty, covenant or agreement set forth in the Contribution Agreement.
     8.6  Limitations on the Owners' Indemnification Obligations.
          ------------------------------------------------------
 (a) Notwithstanding anything in this Article 8 to the contrary, neither Hercules nor Mallinckrodt shall have any liability or obligation to indemnify the Interested Persons pursuant to
Section 8.3 hereof (except as otherwise provided in Sections 8.6(b) and 8.10 and in the Tax Annex) with respect to a breach of a representation or warranty, unless and until the aggregate liability of the Owners for all indemnifiable Damages of the Interested Persons, their officers, directors, agents, employees, subsidiaries, affiliates and representatives, other than those indemnifiable Damages pursuant to Sections 8.6(b) and 8.10 hereof and the Tax Annex hereto, exceeds the Indemnification Threshold, and then the Owners shall only be liable for indemnifiable Damages of the Interested Persons (other than those indemnifiable Damages pursuant to Sections 8.6(b) and 8.10 hereof and the Tax Annex hereto, which shall be paid as provided therein), their officers, directors, agents, employees, subsidiaries, affiliates and representatives in excess of the Indemnification Threshold.
     (b) Notwithstanding anything in this Article 8 to the contrary, neither Hercules nor Mallinckrodt shall have any liability or obligation to indemnify the Interested Persons pursuant to Section 8.3 hereof with respect to a breach by the Owners of any representation or warranty set forth in Section
3.12 (an "ENVIRONMENTAL BREACH") unless and until the aggregate liability of the Owners for all indemnifiable Damages of the Interested Persons, their officers, directors, agents, employees, subsidiaries, affiliates and representatives arising as a result of or out of such Environmental Breaches exceeds five million dollars ($5,000,000) (the "ENVIRONMENTAL INDEMNIFICATION THRESHOLD"), and then the Owners shall be liable for indemnifiable Damages (without regard to the Indemnification Threshold provision of Section 8.6(a) hereof) of the Interested Persons, their officers, directors, agents, employees, subsidiaries, affiliates and representatives arising as a result of or out of any Environmental Breach to the extent in excess of the Environmental Indemnification Threshold; provided, however, that indemnifiable Damages arising as a result of or out of any Environmental Breach, to the extent they are for investigatory, clean up or remedial activities, shall be limited, except as set forth below, to those costs and expenses that are required by a Governmental Authority possessing jurisdiction over the matter, based upon the most cost-effective alternative allowable by such Governmental Authority and utilizing the most cost-effective technology available, and provided, further, if the Interested Persons undertake any investigatory, clean up, remedial or excavation activities at the facility other than as required (i) under the Participation Agreement with BSB Gelderland dated February 10, 1994 or (ii) by a Governmental Authority possessing jurisdiction over the matter and based upon the most cost-effective alternative allowable by such Governmental Authority and utilizing the most cost-effective technology available, with respect to the soil and ground water contamination at Barneveld, The Netherlands, which is disclosed under the heading "SPECIFIED ENVIRONMENTAL MATTERS" on SCHEDULE 3.12 of the Disclosure Schedule, all Damages with respect to such soil and ground water contamination shall be limited to an aggregate amount of two million five hundred thousand dollars ($2,500,000); and provided further, that for purposes of determining whether an Environmental Breach has occurred, the accuracy of the representations set forth in Section 3.12 shall be determined without giving effect to the disclosures set forth under the heading "SPECIFIED ENVIRONMENTAL MATTERS" in SCHEDULE 3.12 of the Disclosure Schedule.
     (c) Further, and notwithstanding anything in this Article 8 to the contrary, the aggregate liability of the Owners to the Interested Persons under Section 8.3 with respect to a breach of a representation or warranty shall in no event exceed the Owners' Maximum Liability; provided that (i) the liability of the Owners under the Tax Annex hereto shall not be subject to Owners' Maximum Liability, but shall in no event exceed the limitations set forth in the Tax Annex; and (ii) the liability of the Owners under the Tax Annex hereto shall not count towards the determination of whether the Owners' liability pursuant to
Section 8.3 has exceeded the Owners' Maximum Liability. In addition to the limitations on the liability of the Owners set forth in this Article 8, each of Hercules, Mallinckrodt, Roche and GRI agrees that (x) the liability of Hercules and Mallinckrodt under Section 8.3 of this Agreement and the Tax Annex hereto shall not be affected by whether the applicable breach is caused by or attributable to one or the other (or neither) of them, and (y) the Interested Persons and their respective officers, directors, agents, employees, subsidiaries, affiliates and representatives shall not seek to recover from either of Hercules or Mallinckrodt, and neither Hercules nor Mallinckrodt shall in any event be liable for, more than fifty percent (50%) of the Damages recoverable by the Interested Persons and their officers, directors, agents, employees, subsidiaries, affiliates and representatives from the Owners pursuant to Section 8.3 above; it being the intention of the parties that Hercules and Mallinckrodt equally bear the burden of the indemnification obligations set forth in Section 8.3 and that neither Owner shall be liable or responsible for any failure, inability or unavailability of the other Owner with respect to the obligations of the Owners in Section 8.3 above. Notwithstanding anything herein to the contrary (i) Hercules shall in no event have any liability or responsibility for any representation, warranty, covenant or agreement set forth in either of the Contribution Agreement or the F&F Transaction Agreement; (ii) Mallinckrodt shall in no event have any liability or responsibility for any representation, warranty, covenant or agreement set forth in either of the Hercules Transaction Agreement or, except as expressly provided in Section 5.5 of the Contribution Agreement, the F&F Transaction Agreement; (iii) none of the Indemnification Threshold, the Owners' Maximum Liability or the $500,000 and $100,000 limitations set forth in Section 8.3 shall be applicable to limit the liability of Hercules or Mallinckrodt to any of the Interested Persons under Sections 8.4 and 8.5, respectively, above; and (iv) in no event shall Damages recoverable pursuant to this Article 8 or pursuant to the Tax Annex be duplicative.
     (d) Notwithstanding anything contained herein to the contrary, the parties hereto intend and agree that the limitations on Damages recoverable from the Owners set forth in this Section 8.6 or Section 8.3 above shall not be applicable to the breach of a covenant or agreement (as opposed to a representation or warranty) by the Owners; provided, however, that for purposes of such limitations on Damages, any covenant or agreement relating to the truth or veracity of the representations and warranties of the Owners shall be treated in the same manner as a representation or warranty and the breach of any such covenant or agreement shall be subject to the limitations set forth in this Section 8.6 and in the last proviso of Section 8.3 above.
     8.7  Limitations of Remedies.  The indemnification remedy
          -----------------------
set forth in this Section 8 and the Tax Annex and any injunctive or other equitable relief to which any party may be entitled from a court of appropriate jurisdiction shall be the sole remedies to which any party hereto is entitled for any breach or non-compliance with the provisions of the Transaction Documents, or any agreement, instrument or document delivered in connection therewith. Any recovery of Damages pursuant to the indemnification remedy set forth in this Section 8 (other than with respect to an Environmental Breach pursuant to Section 8.10 hereof or the Tax Annex), shall be limited to a recovery of compensatory damages and shall not include any punitive or consequential damages or other non-compensatory damages; provided that any such punitive or consequential damages or other non-compensatory damages shall be recoverable if such damages are suffered or incurred as a result of or arising out of an Environmental Breach or to the extent awarded by a court or other adjudicative body of appropriate jurisdiction and authority at an outcome of any third party claim for which indemnification is otherwise available hereunder.
     8.8  Indemnification Procedures.  The parties agree that the
          --------------------------
procedures for asserting claims for indemnification and recovery of Damages pursuant to this Section 8 shall be as follows:
          8.8.1 Notice of Claims. In the event that a party (the "INDEMNIFIED PARTY") shall reasonably believe that it has a claim for Damages (whether or not arising out of a third party claim) against any other party or parties hereto pursuant to this
Section 8 ("INDEMNIFICATION CLAIM"), it shall give prompt notice in accordance herewith to the responsible party or parties (the "INDEMNIFYING PARTY") of the nature and extent of such Indemnification Claim and the Damages incurred by it; provided that any failure to give such notice shall not affect the Indemnified Party's right to indemnification hereunder except to the extent the Indemnifying Party is prejudiced thereby. If the Damages are liquidated in amount, the notice shall so state, and such amount shall be deemed the amount of such Indemnification Claim of the Indemnified Party against the Indemnifying Party (subject to the right of the Indemnified Party to submit claims for additional indemnifiable Damages incurred after the date of any such notice). If the amount is not liquidated, the notice shall so state and, in such event, such Indemnification Claim shall be deemed asserted against the Indemnifying Party, but no payment or satisfaction shall be made on account thereof until the amount of such Indemnification Claim is liquidated. Such notice shall also describe the consequences of a failure to respond to such notice within the time periods set forth in, and pursuant to, Section 8.8.2 below.
          8.8.2 Failure to Respond to Notice. If the Indemnifying Party shall not, within twenty (20) days after the giving of such notice by the Indemnified Party, notify the Indemnified Party in accordance herewith that the Indemnifying Party disputes the right of the Indemnified Party to indemnity in respect of such Indemnification Claim, then such Indemnification Claim shall be paid or satisfied as follows: (i) if said Indemnification Claim is liquidated then, subject to the limitations set forth in Sections 8.3 and 8.6 above, the full amount of Damages associated with such Indemnification Claim shall be paid to the Indemnified Party by the Indemnifying Party at the end of such twenty (20) day period, or (ii) if the amount of such Indemnification Claim is unliquidated at the time notice is originally given to the Indemnifying Party, the Indemnified Party shall give a second notice to the Indemnifying Party when the liquidated amount of such Indemnification Claim is known and, unless the Indemnifying Party shall object in writing to such amount (as opposed to the Indemnification Claim itself, as to which the right to dispute has expired) within twenty (20) days after the giving of said second notice, then, subject to the limitations set forth in Sections 8.3 and 8.6, the payment of such Indemnification Claim shall be made by the Indemnifying Party to the Indemnified Party at the end of such twenty (20) day period. Any portion of the amount of Damages asserted by an Indemnified Party in connection with an Indemnification Claim shall, if not objected to by the Indemnifying Party in accordance with the procedures established herein, be considered to be subject to satisfaction by payment without further objection.
If, on its own initiative and in accordance with the provisions of this Section and any other provisions herein as applicable, the Indemnifying Party shall not have made payments to the Indemnified Party of any Indemnification Claim when said payment is due, the Indemnified Party shall have the right to enforce in any court of appropriate jurisdiction its right, subject to
Section 9.6 hereof, to collect from the Indemnifying Party the amount of such Indemnification Claim.
          8.8.3 Notice of Dispute. If an Indemnifying Party shall notify the Indemnified Party that it disputes any Indemnification Claim or the amount of Damages in respect thereof (which notice shall only be given if the Indemnifying Party has a good faith belief that the Indemnified Party is not entitled to indemnity or the full amount of indemnity as claimed) then the parties hereto shall endeavor to settle and compromise such Indemnification Claim, and if unable to agree on any settlement or compromise, such Indemnification Claim shall be settled in accordance with the dispute resolution provisions of Section 9, and any liability and the amount of the Damages established pursuant to Section 9 shall be promptly paid and satisfied.
          8.8.4 Third Party Claims. An Indemnified Party will promptly give notice to the Indemnifying Party of any claim of a third party which may reasonably be expected to result in an Indemnification Claim by the Indemnified Party. Subject to
Section 8.8.6, an Indemnifying Party shall have the right to direct the defense, compromise or settlement of such third party claim with counsel selected by it, provided the Indemnifying Party gives written notice to the Indemnified Party of its election to do so within twenty (20) days after receipt of notice in accordance with the preceding sentence, subject to the right of the Indemnifying Party to tender the defense, compromise or settlement of any such claim back to the Indemnified Party if, on the basis of subsequently discovered information it becomes clear that such claim is not subject to indemnification hereunder. If the Indemnifying Party fails to so notify the Indemnified Party of its election to defend any such third party claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such third party claim, subject to the right of the Indemnifying Party to assume the defense of any such claim at any time prior to settlement, compromise or final determination thereof, if and only if such assumption would not materially prejudice the defense of such third party claim or the rights of the Indemnified Party. It is understood that any party undertaking the defense, compromise, or settlement of an indemnifiable claim hereunder shall pursue diligently such claim in good faith with a view toward achieving the most favorable possible resolution of such claim.
               8.8.4.1   Participation by Indemnified
Party.    In the event an Indemnifying Party has assumed the
defense of any such third party claim, the Indemnified Party shall nonetheless have the right to select its own counsel and participate in the defense of such third party claim at and for its own expense and account. Counsel for the Indemnified Party in such circumstances shall consult and cooperate at all times with counsel for the Indemnifying Party in defending against any such third party claim.
               8.8.4.2 Full Release. An Indemnifying Party shall not under any circumstances, without the prior written consent of the Indemnified Party, settle or compromise any third party claim or consent to the entry of any judgment which (i) provides for any form of relief against the Indemnified Party other than monetary relief that will be paid in full by the Indemnifying Party, or (ii) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such third party claim, in form and substance reasonably satisfactory to the Indemnified Party.
               8.8.4.3 Refusal to Settle. Notwithstanding anything to the contrary contained herein, if a third party claim is made which the third party has unequivocally offered in writing to settle on a basis that satisfies the requirements of
Section 8.8.4.2 above (an "UNEQUIVOCAL OFFER") but an Indemnified Party elects not to settle on the basis of such Unequivocal Offer, then either (a) if the defense, compromise or settlement of such claim has been previously assumed by the Indemnifying Party, at the option of the Indemnifying Party the Indemnifying Party may pay to the Indemnified Party an amount equal to the amount required to be paid in such Unequivocal Offer (plus any related reasonable costs and expenses theretofore incurred by the Indemnified Party with respect to such claim) and, upon such payment, the Indemnifying Party shall be released from and held harmless by the Indemnified Party with respect to all Damages suffered or incurred as a result of arising out of said third party claim and the Indemnified Party shall assume the defense, compromise or settlement of such claim, or (b) if the defense, compromise or settlement of such claim has not been assumed by the Indemnifying Party, the Indemnifying Party shall not be liable hereunder, with respect to any Indemnification Claim arising from such third party claim, for more than the amount set forth in any such Unequivocal Offer (or, if more than one Unequivocal Offer has been made with respect to such third-party claim, the Unequivocal Offer that required the lowest payment) plus any related reasonable costs and expenses incurred by the Indemnified Party as of the date of such Unequivocal Offer unless either (i) the Unequivocal Offer was delivered to and rejected by the Indemnifying Party, or (ii) the Unequivocal Offer was delivered to the Indemnifying Party and the Indemnifying Party did not, within ten (10) days after receipt of such Unequivocal Offer, notify the Indemnified Party in writing that such Indemnifying Party would pay the amount requested in the Unequivocal Offer.
          8.8.5     Claims Made in Written Notice.     All claims
for indemnification hereunder shall be made in a written notice setting forth, with particularity, the nature of the claim for which indemnification is sought. All parties agree that no claim for indemnification shall be made hereunder unless the party requesting indemnification shall have a good faith belief that it is entitled to indemnification hereunder.
          8.8.6 Control in Cases of Environmental Breach. With respect to any claim for indemnification made pursuant to
Section 8.3 as a result of a breach of Section 3.12 which does or would reasonably be expected to involve any investigative, clean up or other remedial activities on property then owned or leased by the Interested Persons or their Affiliates ("REMEDIAL WORK"), the Indemnified Party shall have the option to direct the defense, compromise or settlement of such claim until the Environmental Indemnification Threshold has been met, and thereafter the Indemnifying Party shall have the option to direct the defense, compromise or settlement of any such claim (such party, as applicable, shall be the "CONTROLLING PARTY"). Both parties agree to cooperate in good faith in resolving any such claim. In addition, the Controlling Party agrees to (a) use consultants and contractors which are reasonably satisfactory to the other party, (b) ensure that any Remedial Work is conducted in a safe, lawful and workmanlike manner in compliance with all Environmental Requirements, (c) provide the other party with reasonable advance notice of and an opportunity to comment upon any filings to be made with any Governmental Authority or other third parties and (d) provide the other party with reasonable advance notice of and an opportunity to review and comment upon plans for and written reports of, and to observe any, Remedial Work. To the extent the Indemnifying Party is the Controlling Party, the Controlling Party agrees that it will use reasonable efforts to avoid interference with the normal business operations of the Companies and the Interested Persons agree to provide necessary access during normal business hours to the property of the Companies. Where the Indemnifying Party is the Controlling Party and has received a bid for necessary Remedial Work from a qualified consultant or contractor, the Interested Persons shall have the option to direct or undertake the Remedial Work themselves in which case the indemnifiable Damages shall be limited to the amount of the bid, notwithstanding anything in Sections 8.3 and 8.6 to the contrary.
     8.9  Tax Annex is Controlling.  Notwithstanding any
          -----------------------
provision in this Agreement to the contrary, to the extent that any provision in this Article 8 is inconsistent with the Tax Annex, the Tax Annex shall be controlling.
     8.10 Registration Indemnity.  Each of the Owners shall
          ----------------------
indemnify and hold harmless the Interested Persons in connection with all costs and expenses, including, without limitation, application, registration and filing fees, in excess of $3,000,000 incurred by the Interested Persons in connection with the registration with or GRAS ("GENERALLY RECOGNIZED AS SAFE") clearance or approval by the United States Food and Drug Administration (FDA), the Flavor Expert Panel (FEXPAN) or any other similar non-governmental authority or Governmental Authority of any chemical substance, component or ingredient ("SUBSTANCE") used as of the date hereof, or as of the Closing Date in the manufacturing or production of products by any of the Companies to the extent not registered with or GRAS-cleared by any such non-governmental authority or Governmental Authority as of the date hereof, or as of the Closing Date; provided that the indemnity provided in this Section 8.10 shall only apply to one registration, clearance or approval per Substance (in each case as specified by the Owners) and shall expire on the sixth annual anniversary of the Closing Date, after which date Owners shall have no further liability or obligations under this Section 8.10, and provided, further, that after the Closing the Interested Persons use their best efforts to achieve all such registrations in a cost-effective manner and at the earliest practical date, and provided further that the Owners shall in no event be liable for the costs of registering the substances, components or ingredients described on SCHEDULE 8.10 of the Disclosure Schedule, nor shall such costs be considered in determining whether the $3,000,000 referenced above has been exceeded. Notwithstanding any other provision hereof, it is understood by the parties that no threshold, deductible or limitation on indemnification hereunder (including, without limitation, the Owners' Maximum Liability limitation or the $500,000 and $100,000 limitations on the size of indemnifiable claims set forth in
Section 8.3 above) shall relate to the provisions of this Section 8.10, and indemnification under this Section 8.10 shall not be counted toward the Indemnification Threshold or the Environmental Indemnification Threshold.
     8.11 Mitigation of Damages.  Notwithstanding anything to the
          ---------------------
contrary contained herein, the Indemnified Party shall be obliged to mitigate the amount of Damages otherwise recoverable hereunder, except that such duty of mitigation shall not apply with respect to any Damages recoverable as a consequence of any breach of Section 3.12 hereof.
     8.12 Reliance Upon Agreement.  In the event the Fries
          -----------------------
Withdrawal is exercised and the Fries Withdrawal Closing occurs within two days after the Closing Date (i) each of Roche, GRI, Hercules and Mallinckrodt acknowledges and agrees that in exercising the Fries Withdrawal and consummating the Fries Withdrawal Closing, and after the consummation of the Fries Withdrawal Documents, each of Roche, GRI, Hercules and Mallinckrodt, on behalf of themselves and their respective Affiliates, is relying upon, and is entitled to rely upon, the representations, warranties and covenants of Roche, GRI, Hercules and Mallinckrodt set forth in this Agreement, and (ii) each of Hercules and Roche agrees, on behalf of themselves and their respective Affiliates that are partners of Tastemaker, that the "ESTIMATED ADJUSTED AGGREGATE VALUE," the "ADJUSTED AGGREGATE VALUE," the "ESTIMATED TASTEMAKER B.V. VALUE," and the "TASTEMAKER B.V. VALUE" (as such quoted terms are used and defined in the Partnership Agreement) shall equal, and shall be determined in the same manner as, the Estimated Adjusted Aggregate Value, the Adjusted Aggregate Value, the Estimated Tastemaker B.V. Value and the Tastemaker B.V. Value, respectively, determined in accordance with Section 2.6 of this Agreement.
9.   RESOLUTION OF DISPUTES
     ----------------------
     9.1  Conclusive and Exclusive.  Except as expressly provided
          ------------------------
(i) in the Tax Annex and (ii) in Section 2.6.1 with respect to the procedures for resolving disputes regarding the Working Capital Adjustment and the Long-Term Liabilities Adjustment, each and all disputes under the Transaction Documents shall be conclusively and exclusively resolved in accordance with the terms and conditions set forth in this Section 9.
Notwithstanding the foregoing, the parties recognize and acknowledge that (i) in the event that all conditions precedent to the transactions contemplated by the Transaction Documents, the D&F Transaction Agreements and, if applicable, the Fries Withdrawal Documents have been satisfied or waived and the consummation of any of the transactions contemplated by such agreements and documents (other than the initial transactions contemplated by the Designated Transaction Agreements) does not follow as soon as practicable after such initial transaction, then specific performance of any such transactions shall be a remedy that the Interested Persons may seek and the parties agree that the Interested Persons shall be entitled to such remedy; and
(ii) in the event of a potential, anticipatory or actual breach of certain provisions of the Transaction Documents and the D&F Transaction Agreements (dealing with confidentiality, public announcements, non-competition and the like) it may be necessary or appropriate for a non-breaching party to seek injunctive relief, if and to the extent legally available, in order to avoid harm or further harm to such non-breaching party, and the parties hereby agree that any such non-breaching party shall be entitled to seek and obtain injunctive relief (but only injunctive relief) in any court of competent jurisdiction (subject to Section 9.6 below) without first complying with this Article 9; provided, however, that (i) if granted, such injunctive relief shall apply only to prevent a breach or further breach of the specific Sections of the Transaction Documents and the D&F Transaction Agreements for which such relief is appropriate and shall remain in effect only so long as the court deems necessary or appropriate to permit resolution of the underlying disputes in accordance with this Article 9, and (ii) no other relief or claim may be obtained or sought from the court granting any such injunctive relief unless and until the parties have fully complied with the dispute resolution provisions of Sections 9.2 through 9.5 of this Article 9. Neither the seeking of injunctive relief nor the granting thereof is intended to, or shall, result in the application of a substantive or procedural law other than the applicable governing law pursuant to Section 11.9 hereof.
     9.2  Resolution Panel.   Subject to Section 9.1, any dispute
          ----------------
under the Transaction Documents shall first be submitted to a panel made up of officers from the parties to the dispute (the "RESOLUTION PANEL"). If the dispute involves both of the Interested Persons and both of the Owners, the Resolution Panel shall consist of four members, of which two members shall be the Chief Executive Officers, or other duly authorized executive managers not theretofore involved in the dispute, of Roche and GRI or their Affiliates, and the other two members shall be the Chief Executive Officers or Chief Operating Officers, or another duly authorized executive manager not theretofore involved in the dispute, of Hercules and Mallinckrodt and their Affiliates. If the dispute involves only one of the Interested Persons and/or only one of the Owners, the Resolution Panel shall consist of four members, which shall include the Chief Executive Officers or Chief Operating Officers or other duly authorized executive managers not theretofore involved in the dispute of all parties to the dispute and (i) if only one Interested Person is involved in the dispute, another authorized executive manager of such Interested Person, and (ii) if only one Owner is involved in the dispute, another authorized executive manager of such Owner; provided, however, that the parties not involved in the dispute shall be given notice of, and access to information relevant to, the dispute.
     9.3  Position Statements.     Subject to Section 9.1 in the
          -------------------
event of a dispute under the Transaction Documents (except as otherwise provided in any Transaction Document), any party may give a notice to the other parties (including any party not involved in the dispute) requesting that the Resolution Panel try in good faith to negotiate a resolution of (but without any obligation to resolve) such dispute. Not later than fifteen (15) days after said notice, each party involved in the dispute shall submit to all other parties (including any party not involved in the dispute) a written statement (provided that if both of the Owners are involved in such dispute, the Owners shall be entitled, but not obligated, to submit a joint written statement, and if both of the Interested Persons are involved in such dispute, the Interested Persons shall be entitled, but not obligated, to submit a joint written statement) setting forth such party's description of the dispute and of the respective positions of the parties on such dispute, and such party's recommended resolution and the reasons why such party feels its recommended resolution is fair and equitable in light of the terms and spirit of the Transaction Documents. The submission and exchange of such written statements of the parties shall be simultaneous. Such statements represent part of a good-faith effort to resolve a dispute and as such, no statement may be introduced as evidence or used as an admission against interest in any judicial resolution of such dispute.
     9.4  Negotiations.  If the dispute continues unresolved for
          ------------
a period of fifteen (15) days (or such longer period as the Resolution Panel may otherwise agree upon) after the simultaneous exchange of such written statements, then the Resolution Panel shall promptly commence and thereafter pursue for a period of not less than thirty (30) days good-faith negotiations to resolve such dispute (the "RESOLUTION NEGOTIATIONS") but without any obligation to resolve it. A party not involved in the dispute shall be entitled to observe, but not participate in, the Resolution Negotiations.
     9.5  Resolution Panel Decision.    If, within thirty (30)
          -------------------------
days (or such longer period as the Resolution Panel may unanimously agree) after the commencement of Resolution Negotiations, (i) the Resolution Panel renders an agreed resolution on the matter in dispute, then all parties shall be bound thereby and judgment upon such resolution may be entered in any court having requisite jurisdiction; or (ii) the Resolution Panel does not render an agreed resolution, then the parties involved in such dispute shall be free to pursue their legal rights and remedies in such manner as they may determine, subject, however, to the provisions of Section 9.6 below.
     9.6  Forum and Waivers.  EACH OF ROCHE, GRI, MALLINCKRODT
          -----------------
AND HERCULES AGREES THAT, EXCEPT TO THE EXTENT OTHERWISE PROVIDED IN THE TAX ANNEX, ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF ANY ONE OR MORE OF THE TRANSACTION DOCUMENTS, OR THE VALIDITY OR PERFORMANCE OF ANY OF THE TRANSACTION DOCUMENTS, SHALL BE INITIATED AND PROSECUTED AS TO ALL PARTIES TO THE DISPUTE AND THEIR SUCCESSORS AND ASSIGNS AT NEW YORK, NEW YORK, WHICH SHALL BE THE EXCLUSIVE FORUM FOR ALL SUCH ACTIONS, SUITS OR PROCEEDINGS. EACH OF ROCHE, GRI, MALLINCKRODT AND HERCULES CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY STATE OR FEDERAL COURT SITUATED AT NEW YORK, NEW YORK HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO THE PARTIES AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 11.3 OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF NEW YORK.

EACH OF ROCHE, GRI, MALLINCKRODT AND HERCULES WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. EACH OF ROCHE, GRI, MALLINCKRODT AND HERCULES HEREBY RECIPROCALLY AND IRREVOCABLY WAIVES TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE RELATING TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS.
10.  CONDITIONS PRECEDENT
     --------------------
     10.1 Conditions to Obligations of the Interested Persons.
          ---------------------------------------------------
The obligations of the Interested Persons to consummate the transactions contemplated by the Transaction Documents are subject to the satisfaction or waiver by the Interested Persons in writing of each of the following conditions precedent:
          10.1.1    Accuracy of Representations and Warranties.
                    ------------------------------------------
The representations and warranties of the Owners made in this Agreement shall be true and correct in all material respects on the Closing Date.
          10.1.2    Performance of Agreements.  Each of the
                    -------------------------
Owners shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.
          10.1.3    Officers' Certificate.  Each of the
                    ---------------------
Interested Persons shall have received from each Owner a certificate dated the Closing Date signed by a duly authorized officer of each of the Owners delivering such certificate and certifying to each of the Interested Persons that the representations and warranties of the Owners made herein are true and correct in all material respects on the Closing Date as if made at and as of such date and that the Owner rendering such certificate has performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Closing Date.
          10.1.4    Applicable Law; Governmental Approvals;
                    ---------------------------------------
Filings.  No provision of any applicable law or regulation and no
-------
judgment, injunction, order or decree shall prohibit the consummation of the Closing. The licenses, permits, consents and approvals of Governmental Authorities required by law and listed in APPENDIX K hereto shall have been obtained in form and substance reasonably satisfactory to each of the Interested Persons and shall not have been revoked, and any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, relating to the transactions contemplated hereby shall have expired or been terminated.
          10.1.5    Litigation; Governmental Action.  There shall
                    -------------------------------
not be pending or in force on the Closing Date any injunction, order or decree, or any complaint of any Governmental Authority praying for an order or decree, restraining or enjoining the consummation of the transactions contemplated by any one or more of the Transaction Documents, and no Governmental Authority shall have instituted, or notified the Interested Persons of its intention to institute, any suit, investigation or proceeding seeking to nullify, render ineffective or attack on any substantive grounds the legality of any one or more of the Transaction Documents.
          10.1.6    Material Change.  Between the date hereof and
                    ---------------
the Closing Date, there shall not have occurred any event which individually or in aggregate has had or would reasonably be expected to have a material adverse effect on the Companies.
          10.1.7    Transaction Agreement Conditions.  Each of
                    --------------------------------
the Transaction Documents and the F&F Transaction Agreement shall have been executed by each party thereto, and all of the conditions precedent to the obligations of the Interested Persons set forth in the Transaction Documents and the F&F Transaction Agreement shall have been satisfied or waived by the Interested Persons in writing.
          10.1.8    Works Council Act.  The requirements for
                    -----------------
compliance under the Dutch Code of Conduct for Mergers and the Dutch Works Council Act shall have been satisfied and no appeal to the Enterprise Division of the Amsterdam Court of Appeal shall have been made by the Works Council; provided that all information provided to the Owners by the Interested Persons in connection with such requirements was to the knowledge of such Interested Persons' true at the time made; and provided further that the Interested Persons contacts with the Works Council in connection with such requirements have been forthright and in good faith.
          10.1.9    Designated Transactions Closing.  The closing
                    -------------------------------
of the transactions contemplated by each of the Designated Transaction Agreements shall have occurred and been completed.
          10.1.10   Specified Third Party Consents.  The consents

                    ------------------------------
described, and under the items listed, on APPENDIX J shall have been obtained.
          10.1.11   Withdrawal Approvals; Litigation.  No
                    --------------------------------
provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Fries Withdrawal Closing. The licenses, permits, consents and approvals of Governmental Authorities required by law for the consummation of the Fries Withdrawal Closing and listed in APPENDIX K hereto shall have been obtained in form and substance reasonably satisfactory to each of the Interested Persons and shall not have been revoked, and any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, relating to the Fries Withdrawal shall have expired or been terminated. There shall not be pending or in force on the Fries Withdrawal Closing any injunction, order or decree, or any complaint of any Governmental Authority praying for an order or decree, restraining or enjoining the consummation of the transactions contemplated by any or more of the Fries Withdrawal or the Fries Withdrawal Documents, and no Governmental Authority shall have instituted, or notified the Interested Persons of its intention to institute, any suit, investigation or proceeding seeking to nullify, render ineffective or attack on any substantive grounds the legality of any one or more of the Partnership Agreement or the Fries Withdrawal Documents. All acts, consents, documents and other matters, other than the giving of notice of exercise of the Fries Withdrawal and the execution and delivery of the Fries Withdrawal Documents, required by the Partnership Agreement to be taken or obtained in connection with the Fries Withdrawal and the Fries Withdrawal Closing shall have been taken or obtained.
     10.2 Conditions to Obligations of the Owners.  The
          ---------------------------------------
obligations of each of Hercules and Mallinckrodt to consummate the transactions contemplated by the Transaction Documents are subject to the satisfaction or waiver by each Hercules and Mallinckrodt in writing of each of the following conditions precedent:
          10.2.1    Accuracy of Representations and Warranties.
                    ------------------------------------------
The representations and warranties of the Interested Persons made in this Agreement shall be true and correct in all material respects on the Closing Date.
          10.2.2    Performance of Agreements.  The Interested
                    -------------------------
Persons shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.
          10.2.3.   Officer's Certificate.  Each of the Owners
                    ---------------------
shall have received from each Interested Person a certificate dated the Closing Date signed by a duly authorized officer of each of the Interested Persons delivering such certification and certifying that the representations and warranties of the Interested Persons made herein are true and correct in all material respects on the Closing Date as if made at and as of such date and that the Interested Person sending such certificate has performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date.
          10.2.4    Applicable Law; Governmental Approvals;
                    ---------------------------------------
Filings.  No provision of any applicable law or regulation and no
-------
judgment, injunction, order or decree shall prohibit the consummation of the Closing. The licenses, permits, consents and approvals of Governmental Authorities required by law for the consummation of the transactions contemplated by each of the Transaction Documents and listed in APPENDIX K hereto shall have been obtained in form and substance reasonably satisfactory to the Owners and shall not have been revoked, and any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, relating to the transactions contemplated hereby shall have expired or been terminated.
          10.2.5    Litigation; Governmental Action.  There shall
                    -------------------------------
not be pending or in force on the Closing Date any injunction, order or decree, or any complaint of any Governmental Authority praying for an order or decree, restraining or enjoining the consummation of the transactions contemplated by any one or more of the Transaction Documents, and no Governmental Authority shall have instituted, or notified either of Hercules or Mallinckrodt of its intention to institute, any suit, investigation or proceeding seeking to nullify, render ineffective or attack on any substantive grounds the legality of any one or more of the Transaction Documents and all of the conditions precedent to the obligations of F&F set forth in the F&F Transaction Agreement shall have been satisfied or waived in writing by F&F.
          10.2.6    Transaction Agreement Conditions.  Each of
                    --------------------------------
the Transaction Documents and the F&F Transaction Agreement shall have been executed by each party thereto, and all of the conditions precedent to the obligations of Hercules and HNBV set forth in the Hercules Transaction Agreement shall have been satisfied or waived in writing by Hercules and HNBV and all of the conditions precedent to the obligations of Mallinckrodt set forth in the Contribution Agreement and the F&F Transaction Agreement shall have been satisfied or waived in writing by Mallinckrodt.
          10.2.7    Designated Transaction Closing.  The closing
                    ------------------------------
of the transactions contemplated by each of the Designated Transaction Agreements shall have occurred and been completed.
          10.2.8    Withdrawal Approval; Litigation.  No
                    -------------------------------
provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Fries Withdrawal Closing. The licenses, permits, consents and approvals of Governmental Authorities required by law for the consummation of the Fries Withdrawal Closing and listed in APPENDIX K hereto shall have been obtained in form and substance reasonably satisfactory to the Owners and shall not have been revoked, and any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, relating to the Fries Withdrawal shall have expired or been terminated.
There shall not be pending or in force on the Fries Withdrawal Closing any injunction, order or decree, or any complaint of any Governmental Authority praying for an order or decree, restraining or enjoining the consummation of the transactions contemplated by any one or more of the Fries Withdrawal or the Fries Withdrawal Documents, and no Governmental Authority shall have instituted, or notified either of Hercules or Mallinckrodt of its intention to institute, any suit, investigation or proceeding seeking to nullify, render ineffective or attack on any substantive grounds the legality of any one or more of the Partnership Agreement or the Fries Withdrawal Documents. All acts, consents, documents and other matters, other than the giving of notice of exercise of the Fries Withdrawal and the execution and delivery of the Fries Withdrawal Documents, required by the Partnership Agreement to be taken or obtained in connection with the Fries Withdrawal and the Fries Withdrawal Closing shall have been taken or obtained.
     10.3 Extension of the Closing Date.     In the event a
          -----------------------------
condition precedent set forth in Section 10.1 or 10.2 of this Agreement is not satisfied or waived in writing by the beneficiary thereof on or before the date established by the parties as the Closing Date for reasons beyond the reasonable control of the party responsible for satisfying such condition, and such condition, in the reasonable opinion of the party who is responsible for satisfying such condition, is capable of being satisfied prior to the Closing Deadline, the Closing Date shall be extended, but not beyond the Closing Deadline, to a date determined in good faith by the party or parties responsible for satisfying such condition. The party responsible for satisfying such condition shall use its reasonable best efforts in such case to cause such condition precedent to be satisfied, and all parties shall use their respective reasonable best efforts to obtain an extension of time from any Governmental Authority whose approval or consent to the consummation of the transactions contemplated by any of the Transaction Documents is required and will expire prior to the extended Closing Date.
11.  MISCELLANEOUS
     -------------
     11.1 Termination and Cancellation.  This Agreement may be
          ----------------------------
terminated and the transactions contemplated herein may be abandoned at any time prior to Closing:
          11.1.1    By the mutual written consent of the parties
hereto;
          11.1.2    By any party hereto if neither the
terminating party nor an Affiliate of the terminating party is then in material breach of its obligations under any of the Transaction Documents or the D&F Transaction Agreements and if the Closing Date has not occurred on before the Closing Deadline;
          11.1.3 By any of Hercules, Mallinckrodt, Roche or GRI if any of the D&F Transaction Agreements, the Hercules Transaction Agreement or the Contribution Agreement is terminated in accordance with the terms thereof prior to consummation of the transactions contemplated thereby;
          11.1.4 By the Interested Persons if any of the conditions precedent set forth in Section 10.1 have not been satisfied on or before the date established by the parties as the Closing Date (as the same may be extended pursuant to Section 10.3);
          11.1.5 By either of Hercules or Mallinckrodt if any of the conditions precedent set forth in Section 10.2 have not been satisfied on or before the date established by the parties as the Closing Date (as the same may be extended pursuant to
Section 10.3);
          11.1.6 By any party hereto not then in material breach of its obligations hereunder if another party hereto (other than an Affiliate of the terminating party) has materially breached any covenant herein, such breach is within the reasonable control of the breaching party and either (i) such breach is not capable of being cured or corrected, or (ii) the breaching party has not cured or corrected such breach within ten
(10) days after receipt of notice of such breach;
          11.1.7 By any party hereto if there shall be any law or regulation adopted subsequent to the date hereof that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or
          11.1.8 By any of the Owners or the Interested Persons, if following substantial compliance with any request for additional information or documentary material pursuant to
Section 7A(e)(2) of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, any such party or its affiliates shall have received any communication from the Department of Justice or Federal Trade Commission (each an "HSR AUTHORITY") (which communication shall be confirmed to the other parties by the HSR Authority) that causes such party to reasonably believe that any HSR Authority has authorized the institution of litigation challenging the transactions contemplated by any of the Transaction Documents, the D&F Transaction Agreements and the Partnership Agreement under the U.S. antitrust laws, which litigation will include a motion seeking an order or injunction prohibiting the consummation of any of the transactions contemplated by the Transaction Documents, the D&F Transaction Agreements and the Partnership Agreement.
     11.2 Effect of Termination.  Upon any termination of this
          ---------------------
Agreement, each party hereto shall bear all expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement. No such termination shall relieve any party hereto of any liability for a breach of or default under this Agreement, which liability, including all expenses of each party hereto incurred in connection with the negotiation, preparation, execution and performance of this Agreement, shall continue notwithstanding such termination. The provisions of
Section 6.4 hereof shall survive any termination of this
Agreement.
     11.3 Notices.  All notices, requests, consents, approvals,
          -------
waivers and other communications hereunder shall be in writing and shall be deemed given or delivered on the earlier of: (i) the date actually received if properly addressed and delivered to the addresses for notices specified herein, regardless of how sent; or (ii) five (5) business days after being mailed by United States certified or registered mail, return receipt requested, with postage prepaid, in each case addressed in accordance with the following:
          11.3.1 Hercules Notice Address: Notices and other communications to Hercules shall be sent to the following addresses:
               Hercules Incorporated
               Hercules Plaza
               1313 North Market Street
               Wilmington, Delaware  19894-0001
               Attention:  George MacKenzie,
                              Senior Vice President and CEO
               Telephone No.:  302-594-5175
               Facsimile No.:  302-594-7032

               with a required copy to:

               Hercules Incorporated
               Hercules Plaza
               1313 North Market Street
               Wilmington, Delaware  19894-0001
               Attention:  Israel J. Floyd
                           Assistant General Counsel and
                             Corporate Secretary
               Telephone No.:  302-594-5128
               Facsimile No.:  302-594-7252

or to such other addresses as Hercules may from time to time designate in a notice pursuant to this Section 11.3.
          11.3.2 Mallinckrodt Notice Address. Notices and other communications to Mallinckrodt shall be sent to the following addresses:
               Mallinckrodt Inc.
               675 McDonnell Boulevard
               St. Louis, Missouri  63134
               Attention:  Mack G. Nichols
                           President and Chief Operating

                           Officer
               Telephone No.:  314-854-5320
               Facsimile No.:  314-854-5323

               with a required copy to:

               Mallinckrodt Inc.
               675 McDonnell Boulevard
               St. Louis, Missouri  63134
               Attention:  Roger A. Keller
                           Vice President and General
                           Counsel
               Telephone No.:  314-854-5240
               Facsimile No.:  314-854-5366

or to such other addresses as Mallinckrodt may from time to time designate in a notice pursuant to this Section 11.3.
          11.3.3    Roche Notice Address.  Notices and other
communications to Roche shall be sent to the following addresses:
               Roche Holdings, Inc.
               15 East North Street
               Dover, Delaware  19901
               Attention:  Treasurer
               Telephone No.:  302-425-4701
               Facsimile No.:  302-425-4713

               with a required copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York  10017
               Attention:  Phillip R. Mills
               Telephone No.:  212-450-4618
               Facsimile No.:  212-450-5500

or to such other addresses as Roche may from time to time designate in a notice pursuant to this Section 11.3.
          11.3.4    GRI Notice Address.  Notices or other
communications to GRI shall be sent to the following addresses:
               Givaudan-Roure (International) SA
               5, Chemin de la Parfumerie
               CH-1214 Vernier, Geneva
               Attention:  Othmar Vock
               Telephone No.:  011-41-22-780-9440
               Facsimile No.:  011-41-22-780-9152

               with a required copy to:

               Davis, Polk & Wardwell
               450 Lexington Avenue
               New York, New York  10017
               Attention:  Phillip R. Mills
               Telephone No.:  212-450-4618
               Facsimile No.:  212-450-5500

or to such other addresses as GRI may from time to time designate in a notice pursuant to this Section 11.3.
     11.4 Assignment.  None of Hercules, Mallinckrodt, Roche or
          ----------
GRI shall assign this Agreement, or any rights hereunder, by operation of law or otherwise, without the prior written consent of all other parties hereto; provided that, without the prior written consent of Mallinckrodt and Hercules, either Roche or GRI may assign its respective rights under this Agreement, in whole or from time to time in part, to one or more of its Affiliates, however, no such assignment shall relieve Roche or GRI from responsibility or liability hereunder.
     11.5 Waiver.  No waiver of any provision hereof shall be
          ------
effective unless such waiver is set forth in a writing signed by the party to be charged thereby and all other parties are provided notice thereof, and then such written waiver shall be effective only in the instance and for the purpose specified therein. No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     11.6 Amendments.  This Agreement may be amended or modified
          ----------
in whole or in part only by a duly authorized written agreement that refers to this Agreement and is signed by all of the parties hereto.
     11.7 Limitations on Rights of Third Parties.  Nothing
          --------------------------------------
expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person or entity other than Hercules, Mallinckrodt and the Interested Persons any rights under this Agreement.
     11.8 Counterparts.  This Agreement may be executed in two or
          ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     11.9 Governing Law.  This Agreement shall be governed by and
          -------------
construed and enforced in accordance with the laws of the State of New York of the United States of America, without giving effect to its conflict of law principles.
     11.10     Entire Agreement.  The Transaction Documents
               ----------------
constitute and contain the entire agreements among Hercules, Mallinckrodt and the Interested Persons and their respective subsidiaries with respect to the subject matter hereof and thereof and supersede all other agreements, written or oral, made prior to the date hereof, or contemporaneously herewith and relating to the transactions contemplated by such Transaction Documents. No representation, warranty, covenant or agreement relating to the transactions contemplated by the Transaction Documents shall be binding upon any party hereto unless expressly set forth in such Transaction Documents, and then only to the extent so provided in such agreements.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
                         HERCULES INCORPORATED



                         By_________________________________
                         Name_______________________________
                         Title______________________________


                         MALLINCKRODT INC.



                         By_________________________________
                         Name_______________________________
                         Title______________________________



                         GIVAUDAN-ROURE (INTERNATIONAL) SA



                         By_________________________________
                         Name_______________________________
                         Title______________________________



                         ROCHE HOLDINGS, INC.



                         By_________________________________
                         Name_______________________________
                         Title______________________________

                        APPENDIX D - TAX ANNEX
                                 TAXES


1.   TAX DEFINITIONS
     ---------------
     1.1.  Capitalized Terms.  The following capitalized terms
           -----------------
used in this Appendix D and in the Partnership Agreement, any Transaction Document or any D&F Transaction Agreement, unless otherwise defined, shall have the following meanings:

          1.1.1. "ACCOUNTING REFEREE" shall have the meaning ascribed to such term in Section 2.2 of this Appendix D.

          1.1.2. "ADJUSTED BASELINE" shall mean the present value, as of the Fries Withdrawal Date, of the net Tax benefit or detriment to the Interested Persons and their Affiliates which is attributable to the difference between (i) the basis of F&F or any F&F Affiliate, as determined for United States federal income Tax purposes, in the Inventory and the Wasting Assets acquired as part of a Fries Withdrawal immediately following such Withdrawal, assuming the Fries Withdrawal is treated as the liquidation of a partner's interest in a partnership under sections 731, 732, and 751 of the Code, computed pursuant to Section 2.2 of this Appendix D and in accordance with the assumptions set forth in
Section 2.1 of this Appendix D, and (ii) Tastemaker's basis in the Inventory and Wasting Assets immediately prior to such Fries Withdrawal.

          1.1.3. "ADJUSTMENT FRACTION" shall have the meaning ascribed to such term in Section 5.2(a) of this Appendix D.

          1.1.4. "AMORTIZABLE INTANGIBLE" shall have the meaning ascribed to such term in Section 2.1(vi) of this Appendix D.

          1.1.5. "AUDITED PARTY" shall have the meaning ascribed to such term in Section 4.8(c) of this Appendix D.

          1.1.6. "BUILDING" shall mean any "nonresidential real property" (as such term is defined in Section 168(e)(2)(B) of the Code).

          1.1.7. "COMPANY TAX RETURN" shall mean any Tax Return required to be filed (i) by or on behalf of a Company and (ii) with respect to a Pre-Closing Tax Period or Short Period.

          1.1.8.  "CONTESTANT" has the meaning set forth in
Section 4.8(a) of this Appendix D.

          1.1.9. "ELECTION DEADLINE" has the meaning set forth in Section 4.8(b)(1) of this Appendix D.

          1.1.10  "EQUIPMENT" shall mean any "3-year property,"
"5-year property," "7-year property," "10-year property,"
"15-year property," or "20-year property" (as such terms are defined in Section 168(e) of the Code).

          1.1.11. "F&F AFFILIATE" shall mean any Affiliate of F&F to whom F&F transfers a portion of its partnership interest in Tastemaker and to whom real estate assets are transferred as part of a Fries Withdrawal.

          1.1.12. "F&F GROUP" shall have the meaning ascribed to such term in Section 4.1(a) of this Appendix D.

          1.1.13. "F&F INTANGIBLES" shall mean, collectively, each Intangible (other than "Previously Amortizable F&F
Intangibles") contributed by F&F to the capital of Tastemaker.

          1.1.14. "F&F TAX RETURN" shall mean any Tax Return required to be filed (i) by or on behalf of F&F and (ii) with respect to a Pre-Closing Tax Period or Short Period.

          1.1.15. "FINAL DETERMINATION" shall mean (i) any final determination of liability in respect of a Tax (or any final determination in respect of a decrease in or adjustment to any loss, deduction, credit or other Tax asset) that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations), (ii) the payment of Tax by an Interested Person, an Owner or any Affiliate of an Interested Person or Owner, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Governmental Authority, or the entry into a legally binding settlement or compromise agreement in respect of a decrease in or adjustment to any loss, deduction, credit or other Tax asset, provided that such responsible party determines in good faith that no action should be taken to recoup such payment of Tax or to further contest such decrease in or adjustment to a Tax asset, and (iii) the final determination made by the Private Mediator pursuant to such Section 4.8(b) of this Appendix D with respect to a Tax Claim; provided, in the case of any final determination described in clause (i) or any payment of Tax described in clause
(ii), that if any Owner makes a timely Private Contest Election pursuant to Section 4.8(b) of this Appendix D, such determination or payment shall not be a Final Determination.

          1.1.16. "FRIES WITHDRAWAL" shall have the meaning ascribed to such term in Section 8.3 of the Partnership
Agreement.

          1.1.17. "FRIES WITHDRAWAL DATE" shall have the meaning ascribed to such term in Section 8.5 of the Partnership
Agreement.

          1.1.18.  "HERCULES INTANGIBLES" shall mean,
collectively, each Intangible contributed by Hercules to the capital of Tastemaker.

          1.1.19.  "HERCULES TAX" shall mean any Restructuring
Tax resulting from the transactions undertaken pursuant to the Hercules Transaction Agreement.

          1.1.20.  "INITIAL BASELINE" shall mean $95,000,000.

          1.1.21. "INTANGIBLE" shall mean any "Section 197 intangible" (as such term is defined in Sections 197(d) and (e) of the Code), and any other intangible asset which is subject to amortization for United States federal income tax purposes pursuant to a provision of the Code other than Section 197.

          1.1.22. "INVENTORY" shall mean any item which is properly includible in inventory pursuant to Section 471 of the Code and applicable Treasury Regulations.

          1.1.23. "KEEPWELL AGREEMENT" shall have the meaning ascribed to such term in Section 6.3 of the Contribution
Agreement.

          1.1.24. "LETTER OF CREDIT" shall have the meaning ascribed to such term in Section 10.2.7 of the Contribution
Agreement.

          1.1.25. "MALLINCKRODT TAX" shall mean any Taxes of F&F and any Restructuring Tax resulting from the transactions undertaken pursuant to the F&F Transaction Agreement or the Contribution Agreement.

          1.1.26. "OTHER OPEN YEARS" shall have the meaning ascribed to such term in Section 5.2(c) of this Appendix D.

          1.1.27. "OWNERS' BASELINE CALCULATIONS" shall have the meaning ascribed to such term in Section 2.2 of this Appendix D.

          1.1.28.  "PARTNERSHIP INTANGIBLES" shall mean,
collectively, the F&F Intangibles, the Hercules Intangibles, the Previously Amortizable F&F Intangibles, and the Tastemaker
Intangibles.

          1.1.29. "PARTNERSHIP RETURN" shall have the meaning ascribed to such term in Section 4.1(c) of this Appendix D.

          1.1.30. "POST-CLOSING TAX PERIOD" shall have the meaning ascribed to such term in Section 4.3 of this Appendix D.

          1.1.31. "POST-DETERMINATION RECOMPUTED BASELINE" shall mean, with respect a Redetermination Event as a result of which the Owners or Interested Persons are obligated to make a payment pursuant to Section 5.2 of this Appendix D, the Recomputed Baseline as computed immediately following such Redetermination Event.

          1.1.32.  "PRE-CLOSING TAX PERIOD" shall have the
meaning ascribed to such term in Section 4.1(a) of this Appendix
D.

          1.1.33. "PRE-DETERMINATION RECOMPUTED BASELINE" shall mean, with respect a Redetermination Event as a result of which the Owners or Interested Persons are obligated to make a payment pursuant to Section 5.2 of this Appendix D, the Recomputed Baseline as computed immediately prior to such Redetermination Event, not taking into account all payments which (A) are treated for Tax purposes as adjustments to the consideration paid or delivered pursuant to the D&F Transaction Agreements or Transaction Documents or to assets received by F&F or any F&F Affiliate or contributed to Tastemaker in connection with a Fries Withdrawal pursuant to Section 7 of this Appendix D, (B) do not constitute Redetermination Events and (C) have not previously been taken into account in determining any Post-Determination Recomputed Baseline for purposes of Section 5.2(a) of this Appendix D upon the occurrence of any Redetermination Event.

          1.1.34. "PREVIOUSLY AMORTIZABLE F&F INTANGIBLES" shall mean, collectively, each Intangible contributed by F&F to the capital of Tastemaker which, immediately prior to such contribution, was subject to amortization for United States federal income tax purposes.

          1.1.35.  "PRIVATE APPEAL" shall have the meaning
ascribed to such term in Section 4.8(b)(2) of this Appendix D.

          1.1.36. "PRIVATE CONTEST ELECTION" shall have the meaning ascribed to such term in Section 4.8(b)(1) of this Appendix D.

          1.1.37. "PRIVATE MEDIATOR" shall mean the individual appointed pursuant to Section 4.8(b)(2) of this Appendix D, which individual is an attorney and is either (i) a former United
States Tax Court judge or (ii) in private practice and a nationally recognized expert in the field of United States federal income taxation.

          1.1.38.  "PRIVATE TRIAL" shall have the meaning
ascribed to such term in Section 4.8(b)(2) of this Appendix D.

          1.1.39. "RECOMPUTED BASELINE" shall mean, at any time, the Adjusted Baseline, recomputed by making such modifications to the assumptions, methodology and information to which Section 2.1 of this Appendix D refers (other than the items specified in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix),
(x), clause (C) of (xvii), (xviii), (xix), (xx), and (xxi) of such Section 2.1) as are necessary in order fully to take into account all events occurring prior to such time; provided, that in making such recomputation, no modifications shall be made with respect to the assumptions, methodology and information to which such Section 2.1 refers when computing the net tax benefit or detriment to the Interested Persons and their Affiliates that is attributable to taxable periods of F&F, Roche or any Roche Affiliate (other than taxable periods which are the subject of the Tax Claim, if any, resulting in the Redetermination Event) for which, as of such time, the statute of limitations (giving effect to any waiver, mitigation or extension thereof) has expired; and provided further, that no change in law which occurs between the times of determination of the Adjusted Baseline and the Recomputed Baseline shall be taken into account.

          1.1.40. "REDETERMINATION EVENT" shall mean (i) any Final Determination or (ii) any payment of any amount (other than the payment of an amount pursuant to Section 5.2 of this Appendix
D) by the Owners or the Interested Persons which is treated by the parties for Tax purposes as an adjustment to aggregate consideration paid or delivered pursuant to the D&F Transaction Agreements and the Transaction Documents or the total value of the assets received by F&F or any F&F Affiliate or contributed to Tastemaker in connection with a Fries Withdrawal pursuant to
Section 7 of this Appendix D and which exceeds $1 million, in each case so long as the Final Determination described in clause
(i) or the payment described in clause (ii) results in a Post-Determination Recomputed Baseline which differs from the corresponding Pre-Determination Recomputed Baseline.

          1.1.41. "RESTRUCTURING TAX" shall mean any Tax resulting from the transactions undertaken pursuant to the Transaction Documents, the D&F Transaction Agreements or the Partnership Agreement (including, without limitation, a Fries Withdrawal).

          1.1.42. "ROCHE AFFILIATE" shall mean any Affiliate of Roche.

          1.1.43. "SECTION 351 LOSS" shall have the meaning ascribed to such term in Section 5.3 of this Appendix D.

          1.1.44. "SHORT PERIOD" shall mean the portion of any Straddle Period ending at the end of the Closing Date.

          1.1.45. "STEP-UP ADJUSTMENT" shall mean the amount, if any, by which the Initial Baseline exceeds the Adjusted Baseline.

          1.1.46. "STEP-UP GAIN" shall have the meaning ascribed to such term in Section 5.2(b) of this Appendix D.

          1.1.47. "STEP-UP LOSS" shall have the meaning ascribed to such term in Section 5.2(a) of this Appendix D.

          1.1.48. "STEP-UP TAX" shall mean any liability for Tax (or any refund claim), a Final Determination in respect of which will result in the Owners or Interested Persons being required to indemnify the Interested Persons, the Owners or the Interested Persons' and Owners' respective Affiliates, as the case may be, pursuant to Section 5.2 of this Appendix D.

          1.1.49. "STRADDLE PERIOD" shall have the meaning ascribed to such term in Section 4.1(a) of this Appendix D.

          1.1.50. "SUBSEQUENT LOSS" shall have the meaning ascribed to such term in Section 4.2(d) of this Appendix D.

          1.1.51.  "TASTEMAKER INTANGIBLES" shall mean,
collectively, each Intangible of Tastemaker other than the F&F
Intangibles, the Hercules Intangibles, and the Previously
Amortizable F&F Intangibles.

          1.1.52. "TASTEMAKER REFINANCED DEBT" shall have the meaning ascribed to such term in Section 4.9(a) of this Appendix
D.

          1.1.53. "TAX" means (i) any federal, state, local or foreign income, profits, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp, capital stock or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty or addition to tax imposed by any Governmental Authority, (ii) liability of F&F or a Company for the payment of any amounts of the type described in Clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of F&F or such Company, as the case may be, for payments of such amounts was determined or taken into account with reference to the liability of any other person for any Pre-Closing Tax Period or Straddle Period, and (iii) liability of F&F or a Company for the payment of any amounts as a result of being party to any Tax sharing, allocation, compensation or like agreement or arrangement binding, as the case may be, F&F or such Company or with respect to the payment of any amounts of the type described in Clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other entity or individual.

          1.1.54.  "TAX CLAIM" has the meaning set forth in
Section 4.8(a) of this Appendix D.

          1.1.55. "TAX INDEMNIFICATION PERIOD" means (i) with respect to any Tax described in Clause (i) of the definition of "Tax," any Pre-Closing Tax Period or Short Period of F&F or a Company, (ii) with respect to any Tax described in Clause (ii) of the definition of "Tax," any Pre-Closing Tax Period or Short Period of F&F or a Company and the taxable period of any member of a group described in such Clause (ii) which includes (but does not end on) the Closing Date, (iii) with respect to any Tax described in Clause (iii) of the definition of "Tax", the survival period of the obligation under the applicable contract or arrangement.

          1.1.56. "TAX LOSS" shall have the meaning ascribed to such term in Section 5.1(a) of this Appendix D.

          1.1.57. "TAX RETURN" shall mean any return, report or similar statement (including any attached schedules) required to be filed with any Governmental Authority and relating to Taxes, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Taxes.

          1.1.58. "TRANSFER TAX" shall have the meaning ascribed to such term in Section 4.7 of this Appendix D.

          1.1.59.  "WASTING ASSET" shall mean any Equipment,
Partnership Intangible or Building.

     1.2.  Capitalized Terms Not Defined in Appendix D.
Capitalized terms used in this Appendix D and not otherwise defined in this Appendix D shall have the meanings ascribed to such terms in this Agreement.

2.   ADJUSTED BASELINE
     -----------------
     Section 2.1.  Assumptions Used in Determination of Adjusted
                   ---------------------------------------------
Baseline.  The Adjusted Baseline shall be determined in
--------
accordance with the following assumptions, methodology and information:

     (i) A discount rate of 6 percent, compounded quarterly, shall be used;

     (ii) The effective tax rate for the Interested Persons shall be 38 percent;

     (iii) In respect of Inventory of Tastemaker transferred to F&F or an Affiliate of F&F upon a Fries Withdrawal, such Inventory shall be taken into account to reduce gross income during the taxable period in which such Fries Withdrawal occurs;

     (iv) The "applicable recovery period" (as such term is used in Section 168 of the Code) for any Buildings transferred to F&F or any F&F Affiliate as part of a Fries Withdrawal shall be 39 years;

     (v) The "applicable recovery period" (as such term is used in Section 168 of the Code) for any Equipment transferred to F&F as part of a Fries Withdrawal shall be (u) with respect to such Equipment as is "3-year property" (as such term is used in Section 168 of the Code), 3 years; (v) with respect to such Equipment as is "5-year property" (as such term is used in Section 168 of the Code), 5 years;
               (w) with respect to such Equipment as is "7-year property" (as such term is used in Section 168 of the Code), 7 years; (x) with respect to such Equipment as is "10-year property" (as such term is used in Section 168 of the Code), 10 years; (y) with respect to such Equipment as is "15-year property" (as such term is used in Section 168 of the Code), 15 years; and (z) with respect to such Equipment as is "20-year property" (as such term is used in Section 168 of the Code), 20 years;

     (vi) The amortization period for any Partnership Intangibles which are (A) transferred to F&F as part of a Fries Withdrawal and (B) amortizable by F&F pursuant to Section 197(a) of the Code (such Intangibles, "Amortizable Intangibles"), shall be 15 years;

     (vii) Each Wasting Asset transferred to F&F or any F&F Affiliate as part of a Fries Withdrawal shall be treated as being held by F&F or such F&F Affiliate, as the case may be, for the entire amortization period or applicable recovery period, if any, for such Wasting Asset;

     (viii) Amortization deductions attributable to any Amortizable Intangible shall be determined by using the straight line method;

     (ix) Depreciation deductions for any Equipment or Building shall be determined by using the "applicable depreciation method" for such property specified in Section 168 of the Code and by assuming that (x) no election is made under
               Section 168(b)(5) of the Code and (y) F&F or any F&F Affiliate, as the case may be, is a calendar year taxpayer with no assets other than those acquired as part of the Fries Withdrawal;

     (x) The amount claimed as a depreciation or amortization deduction in any taxable period with respect to a Wasting Asset transferred to F&F or any F&F Affiliate as part of a Fries Withdrawal shall be determined: (A) in the case of Buildings or Equipment, by applying the "applicable convention" (as such term is used in Section 168(d) of the Code and construed by the Internal Revenue Service in currently applicable administrative guidance, including Revenue Procedure 89-15) for such property; (B) in the case of any Amortizable Intangibles, beginning with the month in which such Fries Withdrawal occurs; and (C) in the case of other Partnership Intangibles amortizable under Sections of the Code other than Section 197(a), as appropriate under applicable law;

     (xi) For United States federal income Tax purposes, none of the difference between (A) the aggregate basis to F&F, determined immediately after a Fries Withdrawal, of the F&F Intangibles transferred to F&F as part of such Withdrawal, and (B) the aggregate basis to Tastemaker, determined immediately prior to a Fries Withdrawal, of such Intangibles, shall be attributable to Amortizable Intangibles;

     (xii) For United States federal income Tax purposes, 50 percent (50%) of the difference between (A) the aggregate basis to F&F, determined immediately after a Fries Withdrawal, of the Hercules Intangibles transferred to F&F as part of such Withdrawal, and (B) the aggregate basis to Tastemaker, determined immediately prior to a Fries Withdrawal, of such Intangibles, shall be attributable to Amortizable Intangibles;

     (xiii) For United States federal income Tax purposes, 50 percent (50%) of the difference between (A) the aggregate basis to F&F, determined immediately after a Fries Withdrawal, of the Tastemaker Intangibles transferred to F&F as part of such Withdrawal, and (B) the aggregate basis to Tastemaker, determined immediately prior to a Fries Withdrawal, of such Intangibles, shall be attributable to Amortizable Intangibles;

     (xiv) For United States federal income Tax purposes, 100 percent (100%) of the difference between (A) the aggregate basis to F&F, determined immediately after a Fries Withdrawal, of the Previously Amortizable F&F Intangibles transferred to F&F as part of such Withdrawal, and (B) the aggregate basis to Tastemaker, determined immediately prior to a Fries Withdrawal, of such Intangibles, shall be attributable to Amortizable Intangibles;

     (xv) For United States federal income Tax purposes, the basis to F&F or any F&F Affiliate (as the case may be) of its interest in Tastemaker, and the bases to Tastemaker of any Wasting Assets or other property transferred by Tastemaker to F&F or such F&F Affiliate as part of a Fries Withdrawal, determined as of the time immediately prior to such Fries Withdrawal, shall be computed (A) using all such Tax Returns, work papers, business records and other materials as are possessed by or, in the exercise of due diligence, can be obtained by the parties and (B) in accordance with all applicable provisions of the Code and Treasury Regulations implementing such provisions;

     (xvi) For United States federal income Tax purposes, the basis to F&F or any F&F Affiliate, as the case may be, determined as of the time immediately after a Fries Withdrawal, of any property transferred to F&F or such F&F Affiliate as part of such Withdrawal shall be (A) computed, in the case of Inventory, in accordance with Section 732(c)(1) of the Code and the Treasury Regulations implementing such provision, (B) computed, in the case of any other property, in accordance with Sections 751, 732(b) and 732(c)(2) of the Code and the Treasury Regulations implementing such provisions, provided, however, that full effect shall be given to any agreement reached by the Interested Persons and Owners as to the value of any partnership unrealized receivables, as set forth in Treasury Regulation Section 1.751-1(c)(3), and that any property of Tastemaker described in Section 1231 of the Code shall be treated as excluded in its entirety from the definition of inventory pursuant to Section 751(d)(2)(B) of the Code, and (C) depreciated or amortized as rapidly as possible, in accordance with applicable law, to the extent such recovery period and method is not otherwise provided for in this
                    Section 2.1;

     (xvii) Each of the transactions contemplated by the Designated Transaction Agreements shall be deemed to have occurred without regard to whether such transaction actually occurs, unless the failure of such transaction to occur was attributable to a failure of an Owner or a Company to perform its obligations under the relevant Agreement;

     (xviii) The Adjusted Baseline shall be computed in a manner which takes into account the payment required by Section 2.3 of this Appendix D;

     (xix) The Adjusted Baseline shall be determined without regard to any change in law between the date hereof and the date on which the Adjusted Baseline is determined;

     (xx) Tax benefits and burdens are realized by the Interested Persons and their Affiliates on a quarterly basis; and

     (xxi) The Interested Persons shall be deemed to have complied with the covenants set forth in
                    Section 4.9, regardless of whether the
                    Interested Persons in fact comply with such covenants.

     Section 2.2.  Procedure for Determination of Adjusted
                   ---------------------------------------
Baseline.  Within 15 days following the date on which the
--------
Adjusted Aggregate Value is finally determined pursuant to
Section 2.6 of the Agreement, the Owners shall cause to be prepared and delivered to the Interested Persons a good faith calculation of the Adjusted Baseline and the Step-Up Adjustment (the "Owners' Baseline Calculations"). The Owners' Baseline Calculations shall be based only on such assumptions of fact or law as to which there is a reasonable basis. The Owners shall promptly provide to the Interested Persons all relevant portions of all Tax returns, work papers, procedures, and other materials relevant to the Owners' Baseline Calculations as the Interested Persons may reasonably request. Unless the Interested Persons timely object as specified in this Section 2.2, the Owners' Baseline Calculations shall be binding on the parties for purposes of Sections 2.3 and 2.4 of this Appendix D. The Interested Persons may object to the Owners' Baseline Calculations only upon making a good-faith determination that such Calculations are based on one or more (i) computational errors, (ii) materially inaccurate factual assumptions, or (iii) legal conclusions that do not provide a reasonable basis for the tax treatment of any item included in such Calculations, provided, however, that the Interested Persons may, notwithstanding the existence of such reasonable basis, disclose the treatment of such item on any Tax Return if the Interested Persons provide Owners with notice of the intent to make such disclosure at least thirty days prior to the filing of such Tax Return and consult with Owners and/or Owners' counsel in good faith regarding the necessity for such disclosure, and provided further, however, that no such disclosure will be made if the Interested Persons have received an opinion of nationally recognized tax counsel that it is more likely than not that the treatment of such item will be respected for federal income tax purposes. If the Interested Persons object to all or any part of the Owners' Baseline Calculations, they shall within thirty days after receiving such Calculations notify the Owners in writing that they so object. If a notice of objection is duly delivered, the Interested Persons and the Owners shall negotiate in good faith and use their best efforts to reach agreement as to the computational, legal or factual question forming the basis for the Interested Persons' objection. If the Interested Persons and the Owners are unable to reach such agreement within twenty days after due delivery of such notice, the parties' dispute shall be referred for resolution to the same Adjustment Arbitrator as is selected by the parties pursuant to Section 2.6.1 of the Agreement or, if no Adjustment Arbitrator is selected by the parties pursuant to such Section 2.6.1, to a certified public accounting firm selected by the parties by applying the principles of such provision (the "Accounting Referee"). The Accounting Referee shall determine any item which is disputed by the parties (and only such items) in a manner consistent with the terms of Section 2.1 of this Appendix D and shall apply such procedures as such Accounting Referee may require in resolving the parties' dispute. The parties agree to use their best efforts to cause the Accounting Referee to resolve their dispute within 60 days after referral of the dispute to such Accounting Referee. The costs, fees and expenses of the Accounting Referee, to the extent incurred with respect to the parties' dispute over the calculation of the Adjusted Baseline and the Step-Up Adjustment, shall be borne by the Interested Persons, if such Referee resolves the parties' dispute in favor of the Owners, and by the Owners, if such Referee resolves the parties' dispute in favor of the Interested Persons. Upon the resolution pursuant to the procedures set forth in this Section 2.2 of all disputed items relating to the calculation of the Adjusted Baseline and the Step-Up Adjustment, the calculation of the Adjusted Baseline and the Step-Up Adjustment pursuant to such resolution shall be binding on the Interested Persons and the Owners for purposes of Sections 2.3 and 2.4 of this Appendix D.

     Section 2.3.  Payment of Step-Up Adjustment.  Within 10 days
                   -----------------------------
after the calculation of the Adjusted Baseline and the Step-Up Adjustment becomes binding on the parties pursuant to Section 2.2 of this Appendix D, the Owners shall pay to the Interested Persons, by wire transfer of immediately available funds, an amount equal to the sum of (i) the Step-Up Adjustment and (ii) interest on the Step-Up Adjustment from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the rate of interest announced by Morgan Guaranty Trust Company of New York from time to time as its Base Rate in New York City in effect from time to time during the period from the Fries Withdrawal Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the total number of days elapsed.

     Section 2.4.  Adjusted Baseline Reflected on Tax Returns.
                   ------------------------------------------
All Tax Returns filed by or on behalf of the Owners, the Interested Persons or any of the Owners' or Interested Persons' Affiliates (including Tastemaker) shall be consistent with the calculation of the Adjusted Baseline (including all assumptions, methodology and information on which such Adjusted Baseline is based, other than the items specified in clauses (ii), (iii),
(vii), clauses (x) and (y) of (ix), (xvii), and (xxi) of Section
2.1 of this Appendix D) which becomes binding pursuant to Section
2.2 of this Appendix D; provided, that the Owners, the Interested Persons and the Owners' and Interested Persons' Affiliates each shall file or cause to be filed on its behalf Tax Returns which take into account any changes in law, any event described in clauses (i) and (ii) of the definition of "Final Determination" binding on the party filing such Returns, any payment by the Interested Persons or Owners treated for Tax purposes as an adjustment to the consideration paid or delivered pursuant to the D&F Transaction Agreements or the Transaction Documents or assets received by F&F or any F&F Affiliate or contributed to Tastemaker in connection with a Fries Withdrawal. If any Tax Return filed by a party prior to the time at which the calculation of the Adjusted Baseline becomes binding is inconsistent with such calculation of the Adjusted Baseline, then such party shall, to the extent permissible or required under applicable law, file an amended Tax Return which is consistent with such calculation of the Adjusted Baseline.

3.   REPRESENTATIONS
     ---------------
     Hercules and Mallinckrodt, jointly and severally, represent and warrant to the Interested Persons as of the date hereof and as of the Closing Date:

     3.1.  Valid Section 338 Elections.  The acquisition by
           ---------------------------
Tastemaker Finance Inc. of the stock of each of Tastemaker Inc. (formerly called Consolidated Flavor Corporation) and Cocoa Trading and Transport Company constituted, in the case of each entity the stock of which was acquired, a "qualified stock purchase" within the meaning of Section 338(d)(3) of the Code. In the case of each acquisition described in the preceding sentence, a valid election was made under Section 338(h)(10) of the Code.

4.   COVENANTS
     ---------
     4.1.  Responsibility for Periods Beginning Before Closing
           ---------------------------------------------------
Date.  (a)  With respect to jurisdictions in which F&F (i) is
----
required to file a consolidated, combined or unitary Tax Return with Mallinckrodt or any consolidated, combined or unitary group of which F&F is a member ("F&F Group") or (ii) is eligible to file a Tax Return with Mallinckrodt or any member of the F&F Group and has filed such a Return in the most recent taxable period for which a Return was due, Mallinckrodt shall include, or cause to be included, F&F in such Tax Returns for all taxable periods ending at or before the end of the Closing Date ("Pre-Closing Tax Periods") and all taxable periods beginning prior to and ending after the Closing Date ("Straddle Periods"). Items of income of F&F included in such Returns shall be determined in accordance with principles of Treasury Regulation Section 1.1502-76(b) applied to the portion of such period ending at the end of the Closing Date and the portion of such period beginning on the day following the Closing Date, including the application of Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) to treat transactions occurring after the consummation of the transactions contemplated by the Contribution Agreement, including the transfer of any interest in Tastemaker by F&F to any F&F Affiliate and a Fries Withdrawal pursuant to or in respect of the Partnership Agreement, as occurring on the day following the Closing Date. F&F's share of Tastemaker income for Straddle Periods shall each be allocated to the periods before and after the consummation of the transactions contemplated by the Contribution Agreement, as required by Treasury Regulation
Section 1.1502-76(b)(2)(v), by applying the interim closing of the books method and the principles of Treasury Regulation
Section 1.1502-76(b), including the application of Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) to treat transactions occurring after the consummation of the transactions contemplated by the Contribution Agreement, including the transfer of any interest in Tastemaker by F&F to any F&F Affiliate and a Fries Withdrawal pursuant to or in respect of the Partnership Agreement, as occurring on the day following the Closing Date. Mallinckrodt shall timely prepare and file, or cause to be timely prepared and filed, all such Tax Returns described in the first sentence of this paragraph 4.1(a) with respect to Pre-Closing Tax Periods and Straddle Periods referred to in this Section 4.1(a), subject to Roche's review and approval (which approval shall not be unreasonably withheld) of the portions of such Returns which relate to F&F. All Tax Returns prepared pursuant to this Section 4.1(a) shall be prepared or completed in a manner consistent with prior practice of Mallinckrodt or F&F, as applicable, concerning the income, properties or operations of F&F (including elections and accounting methods and conventions), except as otherwise required by law. Mallinckrodt shall timely pay, or cause to be timely paid, when due all Taxes relating to the Returns that it is required to prepare and file pursuant to this Section 4.1(a).

     (b) With respect to jurisdictions (i) in which F&F is required to file a Tax Return and (ii) with respect to which
Section 4.1(a) does not apply, Mallinckrodt shall timely prepare and file, or cause to be timely prepared and filed all such Tax Returns of F&F for all Pre-Closing Tax Periods and Roche shall timely prepare and file or cause to be timely prepared and filed all such Tax Returns for all Straddle Periods, subject to Mallinckrodt's review and approval (which approval shall not be unreasonably withheld). Items of income of F&F included in such Tax Returns shall be determined in accordance with principles of Treasury Regulation Section 1.1502-76(b) applied to treat transactions occurring after the consummation of the transactions contemplated by the Contribution Agreement, including the transfer of any interest in Tastemaker by F&F to any F&F Affiliate and a Fries Withdrawal pursuant to or in respect of the Partnership Agreement, as occurring on the day following the Closing Date. F&F shall timely pay, when due, all Taxes relating to the Tax Returns prepared and filed pursuant to this Section 4.1(b). Mallinckrodt shall reimburse F&F for any Taxes payable pursuant to this Section 4.1(b) for any Pre-Closing Tax Period or any Straddle Period to the extent applicable to the period ending at the end of the Closing Date determined under principles of Treasury Regulation Section 1.1502-76(b) on or before the later of (i) with respect to Taxes due under any Tax Returns prepared by Roche, fifteen days after such Tax Returns have been sent to Mallinckrodt for approval, or (ii) within fifteen days prior to the date on which the related tax liability is due. All Tax Returns prepared pursuant to this Section 4.1(b) shall be prepared or completed in a manner consistent with prior practice of F&F concerning the income, properties or operations of F&F (including elections, accounting methods and conventions), except as otherwise required by law.

     (c) With respect to jurisdictions in which Tastemaker (i) is required to file a partnership information Tax Return ("Partnership Return") or (ii) is eligible to file a Partnership Return and has filed such a Return in the most recent taxable period for which a Partnership Return was due, Hercules shall timely prepare and file, or cause to be timely prepared and filed all such Partnership Returns for all Pre-Closing Tax Periods and Straddle Periods, subject to the Roche's review and approval (which approval shall not be unreasonably withheld) of all Partnership Returns for Straddle Periods. Partners' distributive shares of Tastemaker items of income, gain, loss, deduction or credit shall be determined in accordance with Treasury Regulation
Section 1.706-1(c)(2)(ii) by applying the interim closing of the books method. All Partnership Returns prepared pursuant to this
Section 4.1(c) shall be prepared or completed in a manner consistent with prior practice of Tastemaker concerning the income, properties or operations of Tastemaker (including elections, accounting methods and conventions), except as otherwise required by law.

     (d) With respect to jurisdictions (i) in which Tastemaker is required to file a Tax Return and (ii) with respect to which
Section 4.1(c) does not apply, Hercules shall timely prepare and file, or cause to be timely prepared and filed all such Tax Returns for all Pre-Closing Tax Periods and Straddle Periods, subject to the Roche's review and approval (which approval shall not be unreasonably withheld) of all Tax Returns for Straddle Periods. All Returns prepared pursuant to this Section 4.1(d) shall be prepared or completed in a manner consistent with prior practice of Tastemaker concerning the income, properties or operations of Tastemaker (including elections, accounting methods and conventions), except as otherwise required by law.
Tastemaker shall pay all Taxes relating to Tax Returns required to be prepared and filed pursuant to this Section 4.1(d). Any Taxes of Tastemaker payable pursuant to such Tax Returns shall be estimated and apportioned for purposes of determining the Working Capital Adjustment, between the Owners, on the one hand, and the Interested Persons on the other hand, in accordance with the principles of Treasury Regulation Section 1.1502-76(b) applied as of the Adjustment Time.

     (e) With respect to jurisdictions in which any one or more of the Tastemaker Subsidiaries are required to file a Tax Return, the Owners shall timely prepare and file, or cause to be timely prepared and filed, all such Tax Returns for all Pre-Closing Tax Periods and the Interested Persons shall timely file prepare and file, or cause to be timely filed, all such Tax Returns for all Straddle Periods, subject to the Owners' review and approval (which approval shall not be unreasonably withheld). All Tax Returns prepared pursuant to this Section 4.1(e) shall be prepared or completed in a manner consistent with prior practices of the Tastemaker Subsidiaries concerning the income, properties or operations of the Tastemaker Subsidiaries (including elections, accounting methods and conventions), except as otherwise required by law. The Tastemaker Subsidiaries shall pay all Taxes relating to Tax Returns required to be prepared and filed pursuant to this Section 4.1(e). Any Taxes of Tastemaker Subsidiaries payable pursuant to such Tax Returns shall be estimated and apportioned for purposes of determining the Working Capital Adjustment, between the Owners, on the one hand, and the Interested Persons on the other hand, in accordance with the principles of Treasury Regulation Section 1.1502-76(b) applied to a portion of such period ending as of the Adjustment time.

     (f) With respect to jurisdictions in which Tastemaker B.V. or any Tastemaker B.V. Subsidiary is required to file a Tax Return, the Owners shall timely prepare and file, or cause to be timely prepared and filed, all such Tax Returns for all Pre-Closing Tax Periods and GRI shall timely prepare and file, or cause to be timely prepared and filed, all such Tax Returns for all Straddle Periods, subject to Owners' review and approval (which approval shall not be unreasonably withheld). All Tax Returns prepared pursuant to this Section 4.1(f) shall be prepared or completed in a manner consistent with prior practices of Tastemaker B.V. and the Tastemaker B.V. Subsidiaries concerning the income, properties or operations of Tastemaker B.V. and the Tastemaker B.V. Subsidiaries (including elections, accounting methods and conventions), except as otherwise required by law. Tastemaker B.V. and the Tastemaker B.V. Subsidiaries shall pay all Taxes relating to Tax Returns required to be prepared and filed pursuant to this Section 4.1(f). Any Taxes of Tastemaker B.V. and the Tastemaker B.V. Subsidiaries payable pursuant to such Tax Returns shall be estimated and apportioned for purposes of determining the Working Capital Adjustment, between the Owners, on the one hand, and GRI on the other hand, in accordance with the principle of Treasury Regulation Section 1.1502-76(b) applied to the portion of such period ending as of the Adjustment Time.

     (g) No reference in this Section 4.1 to the principles of Treasury Regulation Section 1.1502-76(b) contemplates the application of such Regulation using the ratable allocation method described in Treasury Regulation Section 1.1502-76
(b)(2)(ii).

     4.2.  Refunds and Carrybacks.  (a)  Except as provided in
           ----------------------
Section 4.2(d), the Owners shall be entitled to any refunds of Taxes paid by or on behalf of the Companies (including refunds paid by means of a credit against other or future Tax liabilities) arising or accruing with respect to, or relating to, items in Pre-Closing Tax Periods or that portion of any Straddle Period ending at the Adjustment Time, to the extent in excess of the amount shown, if any, as a Current Asset on the Accountants' Net Determination or a Final Net Determination, as the case may be. Except as provided in Section 4.2(d), Mallinckrodt shall be entitled to any refunds of Taxes paid by or on behalf of F&F (including refunds paid by means of a credit against other or future Tax liabilities) arising or accruing with respect to, or relating to, items in Pre-Closing Tax Periods or that portion of any Straddle Period ending at the Adjustment Time.

     (b) The Interested Persons shall be entitled to all other refunds of Taxes paid by or on behalf of F&F and the Companies
(including refunds paid by means of a credit against other or future Tax liabilities).

     (c) The Interested Persons shall cause F&F and the Companies to forward to Owners or to reimburse Owners for any refunds due the Owners (pursuant to the terms of this Section 4.2) within fifteen days after receipt thereof, and the Owners shall forward to the Interested Persons or reimburse the Interested Persons for any refunds due the Interested Persons (pursuant to the terms of this Section 4.2) within fifteen days after receipt thereof. In the case of a refund received in the form of a credit against other or future Tax liabilities, reimbursement in respect of such refund shall be due in each case on the due date for payment of the Taxes against which such refund has been credited.

     (d) The Owners agree that if F&F or any of the Companies carries back any item of loss, deduction or credit that arises in any Post-Closing Tax Period (a "Subsequent Loss") into any taxable period beginning before the Closing Date, then the Interested Persons shall be entitled to receive from the Owners a payment in an amount equal to any Tax benefit or refund of Taxes received by the Owners as a result thereof within fifteen days after the receipt of such benefit or such refund.

     (e)  References to the Companies in subsections (b), (c) and
(d) of this Section 4.2 shall not include Tastemaker.

     4.3.  Responsibility for Taxable Periods Commencing After
           ---------------------------------------------------
the Closing Date.  Subject to the provisions of Section 5 of this
----------------
Appendix D, for taxable periods commencing after the Closing Date (each a "Post-Closing Tax Period"), the Interested Persons shall
(i) be liable solely for all Taxes of F&F and the Companies (other than Tastemaker) attributable thereto and (ii) pay or cause to be paid the Taxes described in clause (i) together with any related costs. The Interested Persons shall prepare and file or cause to be prepared and filed, all Tax Returns of F&F and the Companies (other than Tastemaker) for Post-Closing Tax Periods.

     4.4.  Cooperation.  After the Closing Date, each of the
           -----------
Interested Persons and the Owners shall make available to the other, as reasonably requested, and to any Governmental Authority, all information, records and documents relating to Tax liabilities or potential Tax liabilities relating to F&F and the Companies and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extension thereof, or such longer period as is required by the Agreement.

     4.5.  Tax Sharing.  Any and all existing Tax sharing,
           -----------
allocation, compensation or like agreements or arrangements that include F&F or any Company shall terminate with respect to F&F or such Company, as the case may be, as of the date hereof without liability to F&F or such Company.

     4.6.  No Real Property Holding Corporation; Partnership
           -------------------------------------------------
Election.  Within 30 days prior to the Closing, the Owners shall
--------
deliver to the Interested Persons a certification for each Company and signed by such Company to the effect that the Company is not nor has it been within 5 years of the date hereof a "United States real property holding corporation" as defined in
Section 897 of the Code. Prior to the Closing, the Owners shall deliver to the Interested Persons a copy of the Form 8832 filed by Tastemaker B.V. pursuant to Treasury Regulation 301.7701-3(c) and Section 5.10 of the Agreement.

     4.7.  Transfer Taxes.  The Interested Persons and Owners,
           --------------
respectively, shall each bear 50% of the cost of all documentary, stamp, transfer, sales, excise or other similar Taxes or recording fees, including without limitation any real property transfer and real property gains Taxes ("Transfer Taxes") payable in respect of the transactions contemplated in the Transaction Documents, the D&F Transaction Agreements and the Partnership Agreement (including, without limitation, the Fries Withdrawal).

     4.8  Contest Rights With Respect to Indemnified Taxes.
          ------------------------------------------------
(a) In the event any of the Interested Persons or any of their Affiliates (each a "Contestant") receives any written notice of any potential claim or proposed adjustment that could result in a Step-Up Tax or a Tax in respect of which either or both of the Owners, as the case may be, would be required to indemnify the Interested Persons or their Affiliates, as the case may be, pursuant to Section 5.1 of this Appendix D (a "Tax Claim") and such Tax Claim arises in connection with an audit of a Tax Return over which such Contestant has control by law or by agreement, then this Section 4.8 shall apply unless such Contestant offers to cede control of the audit of such Tax Claim to the Owners. In the event a Tax Claim is subject to this Section 4.8(a), the Contestant shall (i) promptly notify each Owner from whom an indemnity payment would be required (each such Owner being referred to herein both individually and collectively as an "Indemnitor") of such Tax Claim and provide Indemnitor with relevant information thereto (including a copy of any written notices and information document requests received), provided that the failure to give such notice shall not diminish the Indemnitor's obligation hereunder except to the extent that such failure results in a material and adverse effect on the Indemnitor, (ii) forbear payment of the Tax claimed for at least 30 days after giving such notice (provided such forbearance is permitted by law), and (iii) advise Indemnitor of all action taken or proposed to be taken by the relevant Governmental Authority. In addition, to the extent such Tax Claim relates to an item or items which reasonably could be considered to constitute "partnership items" within the meaning of Section 6231
(a)(3) of the Internal Revenue Code and the Treasury Regulation thereunder, the parties shall use their best efforts to cause the Internal Revenue Service to remove such items from Contestant's audit (including forbearing from entering into an extension agreement under Section 6229(b) of the Code) and to instead treat such items as partnership items and determine the tax treatment thereof pursuant to an audit of Tastemaker, in which case such items shall no longer be subject to this Section 4.8(a). The decision regarding whether or not such Tax Claim shall be contested is solely that of the Contestant. If such Tax Claim is contested, the Contestant shall in good faith and using its best efforts contest the claim or proposed adjustment, shall keep the Indemnitor fully informed at all administrative and judicial stages of any contest, shall consult in good faith with Indemnitor and Indemnitor's counsel regarding the contest of such Tax Claim or proposed adjustment, and shall provide Indemnitor and Indemnitor's counsel, at the Indemnitor's expense, with the portions of drafts of all written petitions, briefs, and similar submissions relating to Tax Claims indemnified by the Indemnitor hereunder. Such proceedings, insofar as they relate to Tax Claims, shall be controlled jointly by the Contestant and Indemnitor. Contestant shall use its best efforts to permit Indemnitor to be present and represented by Indemnitor's counsel at any meetings or proceedings. Decisions regarding the contest of such Tax Claim with respect to tactics to be pursued in contesting such Tax Claim or substantive legal matters relating to such Tax Claim shall be made jointly by Contestant and Indemnitor. Notwithstanding any of the foregoing, a decision not to contest such Tax Claim, a decision to refrain from seeking to cause an item relating to such Tax Claim from being treated as a partnership item, a decision regarding the terms of any settlement of such Tax Claim with the Internal Revenue Service or other relevant Governmental Authority, a decision regarding whether to prosecute such Tax Claim in the United States Tax Court, the United States Court of Federal Claims, a United States District Court, or other available trial court or similar judicial forum, or a decision not to appeal an adverse judicial determination of a lower court, shall be made solely and exclusively by the Contestant.

     (b) (1) In the event that Indemnitor disagrees with any decision made by Contestant pursuant to the last sentence of
Section 4.8(a) above, Indemnitor's sole recourse is to elect the private contest resolution procedures outlined in this Section 4.8(b); provided, however, that any refusal or failure of Contestant to seek to cause an item giving rise to a Tax Claim to be treated as a partnership item shall not be the subject of a proceeding pursuant to this Section 4.8(b). If Indemnitor desires to proceed under this Section 4.8(b), it shall provide Contestant with written notice of such election (a "Private Contest Election") on or before the last date payment pursuant to
Section 5.1 or 5.2 of this Appendix D may be made in compliance with Section 5.5 of this Appendix D (the "Election Deadline"). The making of a Private Contest Election shall cause the period during which payment may be made in compliance with Section 5.5 of this Appendix D to be tolled until ten (10) days after the date a final determination with respect to the amount of the Tax Claim is made by the Private Mediator pursuant to Section 4.8(b)(2) of this Appendix D.

          (2) Within 30 days of Contestant's receipt of such Private Contest Election, each of Contestant and Indemnitor shall submit to the other the names of 3 individuals qualified to serve, and whom they would consent to being appointed, as the Private Mediator, and which individuals have informed the submitting party that they would be willing to serve as such Private Mediator. Within 30 days of the end of the period during which the parties may submit names of potential Private Mediators to each other, the Contestant and Indemnitor shall jointly agree as to the appointment of one of the proposed Private Mediators. The Contestant and Indemnitor shall submit the Tax Claim to the Private Mediator in a proceeding that (i) with respect to a Tax Claim which does not arise out of a final judgment entered by the United States Tax Court, the United States Court of Federal Claims, a United States District Court or other available trial court or similar judicial forum will be governed by the Rules of the United States Tax Court (a "Private Trial") and (ii) with respect to a Tax Claim which does arise out of a final judgment entered by the United States Tax Court, the United States Court of Federal Claims, a United States District Court or other available trial court or similar judicial forum, an appeal of such judgment to the United States Court of Appeals for the Sixth Circuit (a "Private Appeal"). The Contestant shall present the case of the relevant Governmental Authority in support of the Tax Claim and Indemnitor shall present the case of the taxpayer in opposition to the Tax Claim. A Private Trial before the Private Mediator will be conducted in a manner consistent with a trial de novo in the United States Tax Court; provided, however, that notwithstanding any provision of the Rules of such Court to the contrary, (A) the parties shall engage in discovery only to the extent that each party may make discovery requests of the other party or its Affiliates to the extent such requests relate to documents in the possession of such other party and which documents are relevant to the Tax Claim and (B) the decision of the Private Mediator shall not be appealable. Subject to the powers granted the Private Mediator in this Section 4.8(b)), the Contestant and the Indemnitor shall, with respect to a Private Trial conducted pursuant to this Section 4.8(b)), have the ability to present the testimony of witnesses, introduce documentary evidence, and otherwise fully develop a record in such proceeding. The Private Mediator (i) with respect to a Private Trial conducted pursuant to this Section 4.8(b)), shall have all powers exercisable by a judge of the United States Tax Court including, without limitation, the power to set the calendar for the proceeding, to set briefing schedules, to rule on motions, and to encourage and cause the parties to reach a settlement with respect to the Tax Claim and (ii) with respect to a Private Appeal conducted pursuant to this Section 4.8(b)), shall have all powers exercisable by a judge of the United States, Court of Appeals for the Sixth Circuit; provided, however, that the Private Mediator must have made a final determination as to the amount of the Tax Claim or the Contestant and Indemnitor must enter into a settlement regarding the amount of such Tax Claim no later than twelve months from the date the Private Mediator is appointed; and provided, further, that in rendering a final determination, the Private Mediator shall state in reasonable detail the factual and legal bases for his or her determination in a written opinion and shall endeavor to make clear the effect of the determination on the Recomputed Baseline, determined immediately prior to such determination. The determination of the Private Mediator shall be final in all respects and the indemnity payment required to be made by Indemnitor pursuant to Section 5.1 or 5.2 of this Appendix D shall be computed with reference to such final determination.

          (3) The Contestant and Indemnitor shall bear their own costs incurred in connection with a proceeding conducted pursuant to this Section 4.8(b). The costs incurred in connection with the conduct of the proceeding, including the cost of the Private Mediator, shall be borne, respectively, fifty percent (50%) by the Contestant or Contestants and fifty percent (50%) by the Indemnitor or Indemnitors.

     (c) In the event any potential claim or proposed adjustment that relates to a Restructuring Tax, or that could result in a Step-Up Tax, arises in or is made a part of an audit of Tastemaker or the Owners or any of their Affiliates (each an "Audited Party"), the Audited Party shall (i) promptly notify the Interested Persons of such claim or adjustment and provide the Interested Persons with relevant information thereto (including a copy of any relevant written notices and information or document requests received), (ii) advise the Interested Persons of the status of such audit insofar as is relevant to the Interested Persons' interests (including, to the extent relevant, providing copies to the Interested Persons of all correspondence, providing the Interests Persons with reasonable advance notice of meetings or significant telephone conferences with the relevant Governmental Authority, and consulting with the Interested Persons regarding strategy decisions with respect to such audit).

The Audited Party and the Interested Persons shall jointly make all decisions as to the substantive legal arguments to be set forth in the portion of any written petition, brief and similar submission relating to the claim or adjustment which is the subject of this Section 4.8(c), and the Audited Party shall provide to the Interested Persons for their review the portion of any draft of such petition, brief and other submission relating to such claim or adjustment. The Interested Persons shall have right to consent to any settlement by the Audited Party with the relevant Governmental Authority insofar as such settlement relates to a Step-Up Tax, which consent shall not be unreasonably withheld. Tastemaker and the Interested Persons will each use their reasonable best efforts to coordinate their efforts with respect to any simultaneous audit of Tastemaker, an Owner or any of its Affiliates or an Interested Person or any of its Affiliates, to the extent such audits involve identical or related issues.

     4.9.  Covenants of the Interested Persons  (a) The
           -----------------------------------
Interested Persons covenant that any principal payments on or refinancing of the Tastemaker Debt within one year of the Fries Withdrawal Date shall be done solely with the proceeds of a liability of the then obligor on the Tastemaker Debt, the proceeds of which are allocable under the rules of Treasury Regulation Section 1.163-8T to payments discharging the Tastemaker Debt (the "Tastemaker Refinanced Debt," which term shall also include any liability of the then obligor on the Tastemaker Refinanced Debt, the proceeds of which are allocable under the rules of Treasury Regulation Section 1.163-8T to payments discharging such Tastemaker Refinanced Debt). The Tastemaker Debt and any Tastemaker Refinanced Debt shall have an aggregate term of, and will remain outstanding for, in the aggregate, at least four months after the Fries Withdrawal Date.

     (b) The Interested Persons covenant that none of F&F or any F&F Affiliate shall be liquidated or dissolved or otherwise suffer a termination of its corporate existence and none of F&F or any F&F Affiliate shall be a party to any reorganization (other than a reorganization in which F&F or such F&F Affiliate, as the case may be, is the surviving corporation) within two years of the Fries Withdrawal Date.

     (c) The Interested Persons covenant that none of the assets purchased from Tastemaker by the Interested Persons or any Affiliate of the Interested Persons shall be transferred to F&F or any F&F Affiliate within two years of the Fries Withdrawal
Date.

     (d) The Interested Persons covenant that (i) except for assets transferred in the ordinary course of business, substantially all of the assets of Tastemaker immediately prior to the Fries Withdrawal which are received by F&F as part of the Fries Withdrawal shall remain in F&F for at least two years subsequent to the Fries Withdrawal Date and (ii) except for assets transferred in the ordinary course of business, none of the assets distributed by Tastemaker to F&F or any F&F Affiliate as part of the Fries Withdrawal shall be transferred by F&F or such F&F Affiliate, as the case may be, within two years of the Fries Withdrawal Date to any Affiliate of the Interested Persons that received assets from Tastemaker by purchase pursuant to the Designated Transaction Agreements.

     (e) The Interested Persons covenant that F&F shall transfer a portion of its partnership interest in Tastemaker to one or more F&F Affiliates, each such F&F Affiliate shall receive distributions of one or more significant parcels of real property constituting substantially all of the real property held by Tastemaker immediately prior to the Fries Withdrawal, and that any lease of each such parcel of real property to F&F shall be pursuant to a lease agreement that constitutes a "true" lease for United States federal income tax purposes.

     (f) The Interested Persons and Owners each covenant that, subject to requirements of law, financial reporting requirements, and the provisions of Sections 2.4 and 4.8 of this Appendix D, with respect to all transactions executed in connection with or as contemplated by the Wrap Agreement, the F&F Transaction Agreement, the Hercules Transaction Agreement, the Contribution Agreement, and the Partnership Agreement (including, but not limited to, the Fries Withdrawal), such Interested Persons and Owners (i) will not take any action inconsistent with the separate legal status of all entities participating in such transactions and the legal ownership of assets as reflected in such agreements and (ii) will report the Transactions for Tax purposes in a manner consistent with the form of such transactions.

     4.10.  Taxing Jurisdictions.  At or prior to the Closing,
            --------------------
the Owners shall provide the Interested Persons with a list of all jurisdictions, whether foreign or domestic, to which any Tax is payable by F&F or any Company.

5.   INDEMNITY
     ---------
     5.1.  Tax Indemnity by the Owners.  (a) Notwithstanding
           ---------------------------
anything in the D&F Transaction Agreements, Transaction Documents or Partnership Agreement to the contrary, Mallinckrodt, with respect to Mallinckrodt Taxes (other than any Tax constituting a Section 351 Loss), Hercules, with respect to Hercules Taxes, and Mallinckrodt and Hercules, jointly and severally, with respect to all Taxes (including Restructuring Taxes) other than Mallinckrodt Taxes, Hercules Taxes, and any Tax constituting a Section 351 Loss, shall indemnify and hold harmless the Interested Persons and their Affiliates against (i) any Tax of F&F or a Company related to the Tax Indemnification Period, (ii) any Restructuring Tax regardless of the taxable period to which it relates, and
(iii) any liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in (i) or (ii), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, and any liability as transferee (the sum of (i), (ii) and (iii) being referred to herein as a "Tax Loss").

     (b) For purposes of this Section 5.1, in the case of any Tax that is payable for a Straddle Period, the portion of such Tax related to the corresponding Short Period shall be determined under the principles of Treasury Regulation Section 1.1502-76(b), applying such Regulation in the manner set forth in Section 4.1 of this Appendix D.

     5.2  Indemnity by Owners and Interested Persons Relating to
          ------------------------------------------------------
Basis Step-Up.  (a) If after the Fries Withdrawal Date there
-------------
shall be a Redetermination Event, then the Owners shall pay F&F, Roche or Roche's Affiliates, as directed by Roche, an amount (such amount, a "Step-Up Loss") equal to eighty-five percent (85%) of the sum of the following five items:

     (i) the excess, if any, of (A) the lower of (x) the Initial Baseline and (y) the Pre-Determination
               Recomputed Baseline, over (B) the Post-
               Determination Recomputed Baseline;

     (ii) the amount, if any, of interest and penalties actually assessed in connection with such Redetermination Event, multiplied by a fraction (such fraction, the "Adjustment Fraction"), (A) the numerator of which is the amount described in clause (i) and (B) the denominator of which is the excess of (x) the PreDetermination Recomputed Baseline over (y) the Post-Determination Recomputed Baseline;

     (iii)     the product of:

               (A) interest (calculated by using the applicable United States federal income Tax underpayment rates in effect from time to time) on such additional Tax, if any, of F&F, Roche or a Roche Affiliate, as is, was, will be or would become due in respect of the net reduction in depreciation or amortization deductions relating to Other Open Years which occurs solely as a result of such Redetermination Event; and

               (B)  the Adjustment Fraction;

     (iv) interest (calculated by using a rate of 6 percent, compounded quarterly and running from the Fries Withdrawal Date through and including the date of payment pursuant to this Section 5.2(a)) on the portion of the amount described in clause (i) which is attributable to the net reduction in depreciation or amortization deductions relating to taxable periods of F&F, Roche or a Roche Affiliate subsequent to the last Other Open Year for, as the case may be, F&F, Roche or such Roche Affiliate; and

     (v) interest (calculated by using a rate of 6 percent, compounded quarterly) on each portion of the amount described in clause (i) which is attributable to a net reduction in depreciation or amortization deductions relating to an Other Open Year or a taxable period of F&F, Roche or a Roche Affiliate which is the subject of the Tax Claim resulting in such Redetermination Event; provided, in the case of each portion of the amount specified in clause (i) that is attributable to a particular quarter of such Other Open Year or taxable period of F&F, Roche or a Roche Affiliate, that interest on such portion of such amount shall run from the Fries Withdrawal Date through the end of such quarter.

     (b) If after the Fries Withdrawal Date there shall be a Redetermination Event, then the Interested Persons shall pay the Owners or the Owners' Affiliates, as directed by the Owners, an amount (such amount, a "Step-Up Gain") equal to eighty-five percent (85%) of the sum of the following four items:

     (i) the excess, if any, of (A) the lower of (x) the Initial Baseline and (y) the Post-Determination
               Recomputed Baseline, over (B) the Pre-
               Determination Recomputed Baseline;

     (ii)      the product of:

               (A) interest (calculated by using the applicable United States federal income Tax overpayment rates in effect from time to time) on such refunds of Tax, if any, to which F&F, Roche or a Roche Affiliate, is, will be or would be entitled by reason of the net increase in depreciation or amortization deductions relating to Other Open Years which occurs as solely a result of the Redetermination Event; and

               (B) a fraction, (x) the numerator of which is the amount described in clause (i) of this
                    Section 5.2(b) and (y) the denominator of which is the excess of (I) the Post-Determination Recomputed Baseline over (II) the Pre-Determination Recomputed Baseline;

     (iii) interest (calculated by using a rate of 6 percent, compounded quarterly and running from the Fries Withdrawal Date through and including the date of payment pursuant to this Section 5.2(b,)) on the portion of the amount described in clause (i) of this Section 5.2(b,) which is attributable to an increase in depreciation or amortization deductions relating to taxable periods of F&F, Roche or a Roche Affiliate subsequent to the last Other Open Year for, as the case may be, F&F, Roche or such Roche Affiliate; and

     (iv) interest (calculated by using a rate of 6 percent, compounded quarterly) on each portion of the amount described in clause (i) which is attributable to a net increase in depreciation or amortization deductions relating to an Other Open Year or a taxable period of F&F, Roche or a Roche Affiliate which is the subject of the Tax Claim resulting in such Redetermination Event; provided, in the case of each portion of the amount specified in clause (i) that is attributable to a particular quarter of such Other Open Year or taxable period of F&F, Roche or a Roche Affiliate, that interest on such portion of such amount shall run from the Fries Withdrawal Date through the end of such quarter.

     (c) For purposes of this Appendix C, "Other Open Years" shall mean, in the case of a Redetermination Event subject to
Section 5.2(a) or 5.2(b), all taxable periods of F&F, Roche or a Roche Affiliate (other than taxable periods which are the subject of the Tax Claim which resulted in such Redetermination Event), in respect of which, as of the date of such Redetermination Event, (x) a Tax Return was filed by or due from F&F, Roche or such Affiliate of Roche (as the case may be) and (y) the statute of limitations (giving effect to any waiver, mitigation or extension thereof) has not expired.

     5.3.  Reciprocal Indemnity by Roche and Mallinckrodt.  If
           ----------------------------------------------
there shall be a Final Determination that, solely as a result of any breach by Roche or Mallinckrodt, as the case may be, of its covenant in Section 7.3 of the Contribution Agreement, the contribution by Roche of the G-R Stock, or by Mallinckrodt of the capital stock of F&F, to Newco pursuant to the terms of the Contribution Agreement fails to qualify as a tax-free contribution under Section 351 or, in the case of Roche, Section 368(a)(1)(B) of the Code, then Roche or Mallinckrodt, as the case may be, shall indemnify the other party or its Affiliates against
(i) the amount of any Tax of such other party or its Affiliates resulting from such failure, and (ii) any liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in (i), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax (the sum of (i) and (ii) being referred to herein as a "Section 351 Loss"); provided, that Roche shall not be obligated to indemnify Mallinckrodt or its affiliates if such failure results from (A) the terms of the Newco Preferred Stock, the Keepwell Agreement or the Letter of Credit, (B) any action taken by Roche, or which Roche causes to be taken by Newco, pursuant to or as required by the terms of the Newco Preferred Stock (including Roche's exercise of any right thereunder), the Keepwell Agreement or the Letter of Credit, or
(C) Mallinckrodt's exercise of any right under the Newco Preferred Stock, the Keepwell Agreement or the Letter of Credit.

     5.4.  Amount of Recovery for Damages and Losses Relating to
           -----------------------------------------------------
Taxes.  (a) Subject to Section 5.4(b) of this Appendix D, but
-----
otherwise notwithstanding anything in the Partnership Agreement or any of the Transaction Documents or D&F Transaction Agreements to the contrary, with respect to any Tax Loss, Step-Up Loss, Step-Up Gain, or Section 351 Loss against which an Interested Person or its Affiliate or an Owner or its Affiliate is entitled to be indemnified pursuant to this Section 5, such party shall be indemnified against the full amount of such Tax Loss, Step-Up Loss, Step-Up Gain or Section 351 Loss, as the case may be, regardless of the amount of such Tax Loss, Step-Up Loss, Step-Up Gain, or Section 351 Loss or the total amount of all Tax Losses, Step-Up Losses, Step-Up Gains, or Section 351 Losses (or any categories thereof) incurred as of any date.

     (b) Notwithstanding anything in the Partnership Agreement or any of the Transaction Documents or D&F Transaction Agreements to the contrary:

          (i) with respect to any Tax Loss, the aggregate recovery to which the Interested Persons and their Affiliates are entitled under Section 5.1 of this Appendix D, Section 8 of the Agreement, Section 8 of the F&F Transaction Agreement, Section 8 of the Hercules Transaction Agreement, Article 11 of the Partnership Agreement and
     Section 8 of the Contribution Agreement shall be reduced to the extent that such Tax Loss has been taken into account in determining the Adjusted Aggregate Value; and

          (ii) with respect to any Tax Loss, Step-Up Loss, Step-Up Gain, or Section 351 Loss, the Owners and their Affiliates or the Interested Persons and their Affiliates, as the case may be, shall be entitled to an aggregate recovery under this Section 5, Section 8 of the Agreement,
     Section 8 of the F&F Transaction Agreement, Section 8 of the Hercules Transaction Agreement, Article 11 of the Partnership Agreement and Section 8 of the Contribution Agreement no greater than the amount of such Loss or such Gain, as the case may be.

     (c) Each party shall bear its own costs incurred in connection with a Tax Claim relating to a Step-Up Tax (and, in the case of a Redetermination Event which is a determination by a Private Mediator, any costs incurred in connection with the Tax Claim with respect to which the Private Mediator made its determination); provided, that any cost of a proceeding before a Private Mediator shall be borne by the parties as provided in
Section 4.8(b)(3) of this Appendix D.

     5.5.  Indemnification Procedure.  (a) Any payment pursuant
           -------------------------
to Section 5.1 or 5.2 of this Appendix D shall be made not later than 30 days after receipt by, as the case may be, the Interested Persons, Owner or Owners obligated to make payment pursuant to such Section 5.1 or 5.2 of written notice from each Interested Person or Owner which is, or an Affiliate of which is, entitled to such payment pursuant to such Section 5.1 or 5.2. Such notice shall state (i) in the case of any Tax Loss, that such Loss has been paid by an Interested Person or its Affiliates and the amount thereof, and (ii) in the case of any Redetermination Event (other than a final determination described in clause (iii) of the definition of "Final Determination") or any event which would be described in clause (i) or (ii) of the definition of "Final Determination" if a timely Private Contest Election were not filed pursuant to Section 4.8(b)(1), that such Redetermination Event or other event, as the case may be, has occurred and the amount of the indemnity payment requested.

     (b) Any payment pursuant to Section 5.3 of this Appendix D shall be made not later than 30 days after receipt by Roche or Mallinckrodt, as the case may be, of written notice from the other party stating that a Section 351 Loss has been paid by such other party or its affiliates and the amount thereof. Roche agrees to give prompt notice to Mallinckrodt of any Section 351 Loss and the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder which Roche deems to be within the ambit of
Section 5.3 (specifying with reasonable particularity the basis therefor) and will give Mallinckrodt such information with respect thereto as Mallinckrodt may reasonably request. Mallinckrodt agrees to provide prompt notice to Roche of any
Section 351 Loss and the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder which Mallinckrodt deems to be within the ambit of Section 5.3 (specifying with reasonable particularity the basis therefor) and will give Roche such information with respect thereto as Roche may reasonably request.

6.   SURVIVAL
     --------
     Notwithstanding anything in the Partnership Agreement or any of the Transaction Documents or D&F Transaction Agreements to the contrary, the representations, warranties, covenants and agreements contained in the Partnership Agreement, Transaction Documents and D&F Transaction Agreements, to the extent that such representations, warranties, covenants and agreements relate to Taxes (including, without limitation, Section 3.13 of the Agreement, Section 7.3 of the Contribution Agreement, and all provisions of this Appendix D), shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

7.   ITEMS TREATED AS AGGREGATE VALUE ADJUSTMENTS
     --------------------------------------------
     7.1  Indemnity and Other Payments Treated as Aggregate Value
          -------------------------------------------------------
Adjustments.  For Tax purposes, the Owners and the Interested
-----------
Persons shall treat, and shall cause their respective affiliates to treat, any amount paid by the Owners or the Interested Persons under Sections 2.3, 4.1, 4.2(d) or 5 of this Appendix D, Section 8 of the Agreement, Section 8 of the F&F Transaction Agreement,
Section 8 of the Hercules Transaction Agreement, Article 11 of the Partnership Agreement or Section 8 of the Contribution Agreement as an adjustment to the amount of consideration paid or delivered pursuant to the D&F Transaction Agreements or the Transaction Documents or assets received by F&F or any F&F Affiliate or contributed to Tastemaker in connection with a Fries Withdrawal, as appropriate, unless a Final Determination causes any such amount not to be so treated. In the event of such a Final Determination, the Interested Persons or Owners, as the case may be, shall pay an amount that reflects the hypothetical Tax consequences of the receipt or accrual of such amount paid under Sections 2.3, 4.1, 4.2(d) and 5 of this Appendix D, Section 8 of the Agreement, Section 8 of the F&F Transaction Agreement,
Section 8 of the Hercules Transaction Agreement, Article 11 of the Partnership Agreement and Section 8 of the Contribution Agreement listed in the preceding sentence, using the maximum statutory rate (or rates, in the case of an item that affects more than one Tax) applicable to the recipient of the payment for the relevant year, and reflecting, for example, the effect of deductions available for interest paid with respect to such amount or for state and local income Taxes.

     7.2  Interest on Items Treated as Aggregate Value
          --------------------------------------------
Adjustments.  Any payment required to be made by the Interested
-----------
Persons or Owners under Sections 4.1, 4.2(d) or 5 of this Appendix D that is not made when due shall bear interest at a rate per annum equal to the rate of interest announced by Morgan Guaranty Trust Company of New York from time to time as its Base Rate in New York City in effect from time to time during the period from the Fries Withdrawal Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the total number of days elapsed.